                                                                    EXHIBIT 10.1

                               U.S. $400,000,000

                         MULTICURRENCY CREDIT AGREEMENT

                                  Dated as of

                                January 13, 1997

                                     Among

                          GENERAL BINDING CORPORATION,

                            THE BANKS PARTY HERETO,

                                      And

                         HARRIS TRUST AND SAVINGS BANK,
                            as Administrative Agent

                                  And Each of

                      THE FIRST NATIONAL BANK OF CHICAGO,
                      as Co-Syndication Agent and Co-Agent

                                      And

                              THE BANK OF NEW YORK

                                      And

                      CAISSE NATIONALE DE CREDIT AGRICOLE

                            And LASALLE NATIONAL BANK
                                  as Co-Agents

                                CREDIT AGREEMENT

To each of the Banks signatory hereto
Ladies and Gentlemen:

         The undersigned, General Binding Corporation, a Delaware corporation (the "Company"), applies to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make available to the Company and each Borrowing Subsidiary (as defined in Section 5.10 hereof) a revolving credit available in the form of loans and letters of credit, all as more fully hereinafter set forth. Each of you is hereinafter referred to as a "Bank", all of you are hereinafter referred to collectively as the "Banks", Harris Trust and Savings Bank in its capacity as agent hereunder is hereinafter referred to as the "Administrative Agent", and LaSalle National Bank, The First National Bank of Chicago, The Bank of New York and Caisse Nationale de Credit Agricole in their respective capacities as Co-Agents hereunder are hereinafter referred to as the "Co-Agents". The Company and each Borrowing Subsidiary are hereinafter referred to individually as a "Borrower" and collectively as the "Borrowers".

                       SECTION 1.  THE COMMITTED FACILITY

         Section 1.1. The Revolving Credit Commitments. The Committed Loans. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees, before the Revolving Credit Termination Date, to make a loan or loans (individually a "Committed Loan" and collectively "Committed Loans") to each and any Borrower from time to time on a revolving basis in U.S. Dollars and Alternative Currencies in an aggregate outstanding Original Dollar Amount for all the Borrowers (taken together) up to the amount of its commitment to make Committed Loans set forth on the applicable signature page hereof or pursuant to Section 17.12 hereof (its "Revolving Credit Commitment" and cumulatively for all the Banks the "Revolving Credit Commitments"), subject to any reductions thereof pursuant to the terms hereof. At no time shall the aggregate Original Dollar Amount of outstanding Loans (whether Committed Loans, Bid Loans or Swing Line Loans) and L/C Obligations to all Borrowers (taken together) exceed the Revolving Credit Commitments then in effect, which Revolving Credit Commitments on the date hereof total $400,000,000. Each Borrowing of Committed Loans shall be made ratably from the Banks in proportion to their respective Percentages. The relevant Borrower may elect, through the Company, that each Borrowing of Committed Loans denominated in U.S. Dollars be made available by means of either Domestic Rate Loans or Eurocurrency Loans. All Loans denominated in an Alternative Currency shall be Eurocurrency Loans.

         Section 1.2. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit, the Administrative Agent or Multicurrency Swing Line Bank (each an "Issuing Agent") shall from time to time issue commercial and standby letters of credit (each a "Letter of Credit") for the account of any one or more of the Borrowers (whether or not also for the account of any other Subsidiary of the Company as well) prior to the Revolving Credit Termination Date, provided that (x) the aggregate Original Dollar Amount of L/C Obligations at any time outstanding shall not exceed the difference between the Revolving Credit Commitments in effect at such time and the aggregate Original Dollar Amount of Loans (whether Committed Loans, Bid Loans or Swing Line Loans) then outstanding, (y) the aggregate Original Dollar Amount of Committed L/C Obligations at any time outstanding shall not exceed the L/C Commitment then in effect and (z) the aggregate Original Dollar Amount of Foreign Credit L/C Obligations and Multicurrency Swing Line Loans at any time outstanding shall not exceed the Multicurrency Swing Line Commitment in effect at such time. Notwithstanding anything herein to the contrary, that





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
certain standby letter of credit dated April 17, 1996 issued by Harris Trust and Savings Bank to Comerica Bank, as Trustee under an Indenture of Trust dated April 1, 1996 between the Maryland Industrial Development Financing Authority and such Trustee (the "Maryland IRB Indenture"), in the original amount of $9,609,316 shall constitute a "Letter of Credit" herein for all purposes of this Agreement to the same extent, and with the same force and effect as if such Letter of Credit had been issued under this Agreement at the request of the Company. Each Letter of Credit shall be issued by an Issuing Agent, but each Bank (other than the Bank which issued such Letter of Credit) shall be obligated to reimburse the relevant Issuing Agent for its Percentage of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Bank pro rata in accordance with each Bank's Percentage.

         (b) Term. Each Letter of Credit issued hereunder shall expire not later than the earlier of (i) one year from the date issued (or be cancelable not later than one year from the date of issuance and each renewal) and (ii) the Revolving Credit Termination Date.

         (c) General Characteristics. Each Letter of Credit issued hereunder by the Administrative Agent shall be payable in U.S. Dollars or an Alternative Currency, shall conform to the general requirements of the Administrative Agent for the issuance of commercial or standby letters of credit (as appropriate) as to form and substance and shall be a letter of credit which the Administrative Agent may lawfully issue. Each Letter of Credit issued hereunder by the Multicurrency Swing Line Bank shall be a standby letter of credit issued solely for the purpose of supporting credit extended by a foreign Affiliate of the Multicurrency Swing Line Bank to a Foreign Subsidiary (it being understood that the face amount of such a Letter of Credit may when issued exceed the U.S. Dollar Equivalent of the maximum amount of credit it is supporting to the extent the lender providing such credit so requires) and shall be payable in U.S. Dollars, shall conform to the general requirements of the Multicurrency Swing Line Bank for the issuance of standby letters of credit as to form and substance and shall be a letter of credit which the Multicurrency Swing Line Bank may lawfully issue.

         (d) Applications. At the time the Company (acting on behalf of the applicable Borrower) requests an Issuing Agent to issue a Letter of Credit (or prior to the first issuance of a Letter of Credit, in the case of a continuing application) for the account of any Borrower, such Borrower (jointly with any other Borrower if such other Borrower elects in its discretion) shall execute and deliver to such Issuing Agent an application for such Letter of Credit in the form customarily prescribed by such Issuing Agent for a Letter of Credit of the type requested (individually an "Application" and collectively the "Applications"). The current forms of each Issuing Agent's Applications are attached as Schedule 1.2 (Commercial) and Schedule 1.2 (Standby) hereto. Each Issuing Agent shall provide the Company and each Bank with copies of any new form of Application that may, from time to time, be adopted by such Issuing Agent. Notwithstanding anything contained in any Application to the contrary,
(i) each Borrower executing the Application for a Letter of Credit shall be jointly and severally liable for all L/C Obligations in respect of such Letter of Credit (nothing herein contained to impair or otherwise affect the joint and several liability under Section 16 hereof of the Guarantors), (ii) the Borrowers shall pay fees in connection with each Letter of Credit as set forth in Section 6.3 hereof, (iii) before the occurrence of an Event of Default, neither Issuing Agent will call for the funding by a Borrower of any amount under a Letter of Credit, or any other form of collateral security for such Borrower's obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, (iv) upon the occurrence of the Revolving Credit Termination Date, the full amount then available for drawing under all outstanding Letters of Credit shall be immediately due and payable in the manner described in Section 13.4 hereof, and (v) if an Issuing Agent is not timely reimbursed in accordance with Section 1.2(e) hereof (whether out of the proceeds of a Loan, including a Committed Loan made pursuant to Section 1.4(c) hereof or otherwise) for the amount of any drawing paid by such Issuing Agent under a Letter of Credit on the date such drawing is paid, the joint and several obligation of the applicable Borrowers (determined as set forth in clause (i) of this sentence) to reimburse such Issuing Agent for the amount of such drawing shall bear interest (which such Borrowers hereby promise to pay) from and after the date such drawing is paid at a rate per annum equal to (x) in the case of a drawing under a Letter of Credit denominated in U.S. Dollars or a Letter of Credit denominated in an Alternative Currency as to which the relevant Issuing Agent has requested reimbursement for such drawing in U.S. Dollars, (i) from the date such Issuing Agent paid such drawing to and including the date two (2) Business Days after such payment, the sum of the Domestic Rate Margin plus the Domestic Rate from time to time in effect and (ii) from the date two (2) Business Days after the date such Issuing Agent paid such drawing to the date such Issuing Agent is reimbursed by a Borrower therefor, the sum of 2% plus the Domestic Rate Margin plus the Domestic Rate from time to time in effect, and (y) in the case of a drawing under a Letter of Credit denominated in an Alternative Currency as to which such Issuing Agent has requested reimbursement for such drawing in such Alternative Currency, (i) from the date such Issuing Agent paid such drawing to and including the date two (2) Business Days after such payment, the sum of the Eurocurrency Margin plus the Overnight Foreign Currency Rate and (ii) from the date two (2) Business Days after the date such Issuing Agent paid such drawing to the date such Issuing Agent is reimbursed by a Borrower therefor, the sum of 2% plus the Eurocurrency Margin plus the Overnight Foreign Currency Rate. If an Issuing Agent issues any Letters of Credit with expiration dates that are automatically extended, unless such Issuing Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, such Issuing Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Revolving Credit Termination Date, (ii) the Revolving Credit Commitments have been terminated or (iii) a Default or Event of Default exists and the Required Banks have given the Administrative Agent and relevant Issuing Agent instructions not to so permit the extension of the expiration date of such Letter of Credit. At least thirty (30) Business Days before the date on which an Issuing Agent is required to give notice of the non-renewal of such a Letter of Credit in order to prevent its automatic extension, the Issuing Agent (other than an Issuing Agent then serving as Administrative Agent) shall give notice to the Administrative Agent of such circumstance and the Administrative Agent shall promptly notify each Bank thereof. Each Issuing Agent agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Company (acting on behalf of itself or pursuant to Section 5.10 hereof, a Borrowing Subsidiary) subject to the conditions of Section 11 and the other terms of this
Section 1.2. Each Issuing Agent (other than an Issuing Agent then serving as Administrative Agent) shall promptly notify the Administrative Agent of each request received by such Issuing Agent for the issuance of a Letter of Credit or any extension, increase in the amount of or other modification to a Letter of Credit and promptly furnish the Administrative Agent with a copy of the completed Application for each Letter of Credit or in the case of any such modification, a copy of the written request therefor. Each Issuing Agent (other than an Issuing Agent then serving as Administrative Agent) shall promptly notify the

Administrative Agent of the issuance of each Letter of Credit and each extension, increase in the amount or other modification of a Letter of Credit and promptly furnish the Administrative Agent with a copy of each Letter of Credit or modification thereof, as the case may be. The Administrative Agent will promptly notify each Bank of each issuance of a Letter of Credit and each extension or increase in the amount of a Letter of Credit. To the extent so required by any Bank, each Issuing Agent shall furnish to such Bank copies of Letters of Credit issued by such Issuing Agent and amendments thereof. In the case of each such issuance, or increase in the amount of, any Letter of Credit, the Administrative Agent shall determine and notify the relevant Issuing Agent whether such amount would exceed any restriction in this Section 1 on the aggregate face amount of Letters of Credit as set forth in Section 11.2 hereof.

         (e) The Reimbursement Obligations. Subject to Section 1.2(d) hereof, the joint and several obligations of the applicable Borrowers (determined as set forth in clause (i) of the fourth sentence of Section 1.2(d) hereof) to reimburse the relevant Issuing Agent for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that (i) payments of drawings shall be made to the Administrative Agent, not the Issuing Agent, and the Administrative Agent shall promptly thereafter remit such payment in like funds as received to the relevant Issuing Agent, (ii) the reimbursement by such Borrowers of drawings made under a Letter of Credit denominated in U.S. Dollars shall be made in U.S. Dollars and (iii) the reimbursement by such Borrowers of drawings made under a Letter of Credit denominated in an Alternative Currency shall be made by payment in U.S. Dollars of the U.S. Dollar Equivalent, calculated on the date the relevant Issuing Agent paid such draws, of the amount paid by such Issuing Agent pursuant to such drawing, or, if such Issuing Agent shall elect by notice to the Company and the Administrative Agent, by payment in the Alternative Currency which was paid by such Issuing Agent pursuant to such drawing in an amount equal to such drawing and (iv) reimbursement in U.S. Dollars of a drawing paid shall be made by no later than 1:30 p.m. (Chicago time) on the date when each drawing is paid and reimbursement in an Alternative Currency of a drawing paid shall be made by no later than 12:00 noon local time at the place of payment or if earlier, such local time as is necessary for such funds to be received and transferred to the relevant Issuing Agent for same day value on the day such Reimbursement Obligation is due; any payment of a Reimbursement Obligation received after such time shall be deemed to have been received by the relevant Issuing Agent on the next Business Day. If the applicable Borrowers do not make any such reimbursement payment on the date due and the Participating Banks fund their participations therein in the manner set forth in Section 1.2(f) below, then all payments thereafter received by the Administrative Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.2(f) below.

         The joint and several obligations of the applicable Borrowers to the Issuing Agents under this Section 1.2 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, without limiting such Borrowers' joint and several obligations under each Application, to the extent that a Borrower is relieved under applicable law (including as such, to the extent applicable to a particular Letter of Credit, the then current Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce) from its obligation to reimburse an Issuing Agent for a drawing under a Letter of Credit because of such Issuing Agent's failure to determine that documents received under the Letter of Credit comply on their face with the terms thereof).

         (f) The Participating Interests. Each Bank (other than the Issuing Agent for the applicable Letter of Credit), by its acceptance hereof, severally agrees to purchase from the relevant Issuing Agent,





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
and such Issuing Agent hereby agrees to sell to each such Bank (in this Section, a "Participating Bank"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Percentage, in each Letter of Credit issued by, and each Reimbursement Obligation owed to, such Issuing Agent. Upon any failure by the applicable Borrowers to pay any Reimbursement Obligation at the time required on the date the related drawing is paid, as set forth in Section 1.2(e) above, or if an Issuing Agent is required at any time to return to a Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Bank shall, not later than the Business Day it receives a certificate in the form of Exhibit E hereto from the relevant Issuing Agent (given directly or through the Administrative Agent) to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than the following Business Day, if such certificate is received after such time, pay to the Administrative Agent for the account of the relevant Issuing Agent (i) in the case of a Reimbursement Obligation payable by the applicable Borrowers in U.S. Dollars (including a Reimbursement Obligation payable in U.S. Dollars by virtue of the Issuing Agent's election in Section 1.2(e) above to be reimbursed in U.S. Dollars for a drawing it paid in an Alternative Currency), an amount equal to such Participating Bank's Percentage of such unpaid or recaptured Reimbursement Obligation, such payment to be made in lawful money in the United States, in immediately available funds at the Administrative Agent's principal office in Chicago, Illinois, together with interest on such amount accrued from the date the related payment was made by the relevant Issuing Agent to the date of such payment by such Participating Bank at a rate per annum equal to (x) from the date the related payment was made by such Issuing Agent to and including the date two (2) Business Days after payment by such Participating Bank is due hereunder, the Federal Funds Rate for each such day and (y) from the date two (2) Business Days after the date such payment is due from such Participating Bank to the date such payment is made by such Participating Bank, the Domestic Rate in effect for each such day and (ii) in the case of a Reimbursement Obligation payable by the applicable Borrowers in an Alternative Currency, an amount equal to such Participating Bank's Percentage of such unpaid or recaptured Reimbursement Obligation, such payment to be made in such Alternative Currency in such funds which are then customary for the settlement of international transactions in such currency, together with interest on such amount accrued from the date the related payment was made by the relevant Issuing Agent to the date of such payment by the Participating Bank at a rate per annum equal to (x) from the date the related payment was made by such Issuing Agent to and including the date two (2) Business Days after payment by such Participating Bank is due hereunder, the Overnight Foreign Currency Rate for each such day and (y) from the date two (2) Business Days after the date such payment is due from such Participating Bank to the date such payment is made by such Participating Bank, the sum of 1% plus the Overnight Foreign Currency Rate for each such day. Each such Participating Bank shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the relevant Issuing Agent retaining its Percentage as a Bank hereunder.

         The several obligations of the Participating Banks to the Issuing Agents under this Section 1.2 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, without limiting the applicable Borrowers' joint and several obligations under each Application, to the extent that such Borrowers are relieved under applicable law (including as such, to the extent applicable to a particular Letter of Credit, the then current Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce) from their obligation to reimburse an Issuing Agent for a drawing under a Letter of Credit because of such Issuing Agent's failure to determine that documents received under the Letter of Credit comply on their face with the terms thereof) and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Bank may have or have had against the Borrowers, an Issuing Agent, the Administrative Agent, any other Bank or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by the amount of any Commitment of any Bank, and each payment by a Participating Bank under this Section 1.2 shall be made without any offset, abatement, withholding or reduction whatsoever. The Administrative Agent and Issuing Agents shall be entitled to offset amounts received for the account of a Bank under this Agreement against unpaid amounts due from such Bank to the Administrative Agent hereunder (whether as fundings of participations or otherwise), but shall not be entitled to offset against amounts owed to the Administrative Agent or any Issuing Agent by any Bank arising outside the Credit Documents.

         (g) Indemnification. The Participating Banks shall, to the extent of their respective Percentages, indemnify each Issuing Agent (to the extent not reimbursed by the Borrowers and without in any way impairing or otherwise affecting the Borrowers' joint and several obligations to do so) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Issuing Agent's gross negligence or willful misconduct) that the Issuing Agent may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Banks under this Section 1.2(g) and all other parts of this
Section 1.2 shall survive termination of this Agreement and of all other L/C Documents.

         (h) Outstanding Amount of Letters of Credit. For all purposes of this Agreement, Letters of Credit shall be deemed outstanding as of any time in an amount equal to the aggregate undrawn amount then available thereunder (determined in accordance with Section 5.9 hereof) plus all unpaid Reimbursement Obligations then outstanding. For such purposes, the undrawn amount available under a Letter of Credit shall be the maximum amount which can be drawn thereunder under any circumstances and over any period of time.

         Section 1.3. Applicable Interest Rates. (a) Domestic Rate Loans. Each Domestic Rate Loan made by a Bank shall bear interest (computed on the basis of a 365 or 366 day year, as applicable, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Domestic Rate Margin plus the Domestic Rate from time to time in effect, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise).

         "Domestic Rate" means for any day the greater of:

                 (i) the rate of interest announced by the Administrative Agent from time to time as its prime commercial rate, or equivalent, as in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and

                 (ii) the sum of (x) the rate determined by the Administrative Agent to be the prevailing rate per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day





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
         is not a Business Day, on the immediately preceding Business Day) for the purchase at face value of overnight Federal funds in an amount comparable to the principal amount owed to the Administrative Agent for which such rate is being determined, plus (y) 1/2 of 1% (0.50%).

         "Domestic Rate Margin" means 0.0% per annum until the first Pricing Date and thereafter from one Pricing Date to the next a percentage determined in accordance with the following schedule:

                 Level:                        Domestic Rate Margin:
                 ------                        ---------------------

                 Level I                                0.00%
                 Level II                               0.00%
                 Level III                              0.00%
                 Level IV                               0.00%
                 Level V                                0.25%

         (b) Eurocurrency Loans. Each Eurocurrency Loan made by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the LIBOR plus the Eurocurrency Margin applicable to such Loan, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the date such Loan is made. A Eurocurrency Loan shall bear additional interest in the events, on the terms and in the amount set forth in the immediately following paragraph.

         In addition to the interest on a Eurocurrency Loan to a Borrower described in the immediately preceding paragraph, such Borrower shall pay to each affected Bank, so long as (a) such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Loans and (b) as a result the cost to such Bank (or its applicable Lending Office) of making or maintaining its Eurodollar Loans is increased, additional interest on the unpaid principal amount of each affected Loan of such Bank from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the LIBOR for such Interest Period for such Eurocurrency Loan from (B) the rate obtained by dividing such LIBOR by a percentage equal to one hundred percent (100%) minus the Eurocurrency Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Eurocurrency Loan. Any Bank wishing to require payment of such additional interest (x) shall so notify the Company and the Administrative Agent, in which case such additional interest on the Eurodollar Loans of such Bank shall be payable to the Administrative Agent for the account of such Bank at the place indicated in such notice with respect to each Interest Period commencing at least five (5) Business Days after the giving of such notice and (y) shall furnish to the Company at least five (5) Business Days prior to each date on which interest is payable on the Eurodollar Loans a certificate setting forth the amount to which such Bank is then entitled under this Section (which shall be consistent with such Bank's good faith estimate of the level at which the related reserves are maintained by it and generally consistent with such Bank's application of such requirement to other similarly situated borrowers obligated under similar provisions in their loan agreements to provide such compensation). Such certificate shall be conclusive and binding absent demonstrable error.

         "Eurocurrency Margin" means (a) for each Eurocurrency Bid Loan the percentage agreed to pursuant to Section 2.4 hereof and (b) for each Committed Eurocurrency Loan 0.375% per annum until the first Pricing Date and thereafter from, and including, one Pricing Date to, but not including, the next a rate per annum determined in accordance with the following schedule:

                 Level:                       Eurocurrency Margin:
                 ------                       --------------------

                 Level I                              0.375%
                 Level II                             0.425%
                 Level III                            0.475%
                 Level IV                             0.625%
                 Level V                              0.750%

         "LIBOR" means, for an Interest Period for a Borrowing of Eurocurrency Loans, (a) for a Committed Borrowing or Multicurrency Swing Line Borrowing in each case in an Original Dollar Amount of $10,000,000 or more or a Eurocurrency Bid Borrowing of any amount, the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) for smaller Committed Borrowings and Multicurrency Swing Line Borrowings, or if the LIBOR Index Rate cannot be determined, the average rate of interest per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at which deposits in U.S. Dollars or the relevant Alternative Currency, as appropriate, in immediately available and freely transferable funds are offered to the Reference Banks at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurocurrency market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or similar to the principal amount of the Eurocurrency Loan scheduled to be made by (x) in the case of Committed Eurocurrency Loans, the relevant Reference Bank as part of such Borrowing, (y) in the case of the Bid Eurocurrency Loans, each Bank scheduled to make such Bid Loan and (z) in the case of Multicurrency Swing Line Loans, the Multicurrency Swing Line Bank.

         "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars or the relevant Alternative Currency, as appropriate, for a period equal to such Interest Period, which appears on the appropriate Telerate Page, as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

         "Reference Banks" means (a) in the case of Committed Eurocurrency Loans, the Administrative Agent, Comerica Bank and The Bank of New York and (b) in the case of Multicurrency Swing Line Loans, the Multicurrency Swing Line Bank alone.

         "Telerate Page" means the page designated on the Telerate Service (or such other service as may be nominated by the British Bankers' Association as the information vendor) for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits of U.S. Dollars, currently displayed on Page 3750, or of the appropriate Alternative Currency.

         (c) Alternative Currencies. On the date the Company (acting on behalf of the applicable Borrower) requests a Borrowing of Eurocurrency Loans in an Alternative Currency to any Borrower, as provided in Section 1.4(a) below, the Administrative Agent shall promptly notify each Bank of the currency in which such Borrowing is requested. If such Alternative Currency is not available to a Bank in sufficient amount and for a sufficient term to enable it to make the Loan requested of it as part of such Eurocurrency Borrowing and such Bank so notifies the Administrative Agent no later than 3:00 p.m. (Chicago time) on the same day it receives notice from the Administrative Agent of such requested Loan, the

Administrative Agent shall promptly so notify the Company. If the Company or any Borrowing Subsidiary nevertheless desires such Borrowing, the Company (acting on behalf of the applicable Borrower) must notify the Administrative Agent by no later than 4:00 p.m. (Chicago time) on such day. If the Administrative Agent does not receive such notice from the Company by 4:00 p.m. (Chicago time), the Company shall automatically be deemed to have revoked on behalf of such Borrower that Borrower's request for the Borrowing of Eurocurrency Loans and the Administrative Agent will promptly notify the Banks of such revocation. Such revocation shall not require any payment under the funding indemnity set forth in Section 5.8 hereof. If the Company (acting on behalf of the applicable Borrower) gives such notice by 4:00 p.m. (Chicago time), each Bank that did not notify the Administrative Agent by 3:00 p.m. (Chicago time) that the requested Alternative Currency is unavailable to it to fund the requested Loan shall, subject to Section 11 hereof, make its Loan in the requested Alternative Currency in accordance with Section 1.4(d) hereof. Each Bank that did so notify the Administrative Agent by 3:00 p.m. (Chicago time) that it would not be able to make the Loan requested from it shall, subject to Section 14 hereof, make a Eurocurrency Loan denominated in U.S. Dollars in the Original Dollar Amount of, and with the same Interest Period as, the Eurocurrency Loan such Bank was originally requested to make. Such Eurocurrency Loan denominated in U.S. Dollars shall be made by the affected Bank on the same day as the other Banks make their Eurocurrency Loans denominated in the applicable Alternative Currency as part of the relevant Borrowing of Eurocurrency Loans, but shall bear interest with reference to the LIBOR applicable to U.S. Dollars rather than the relevant Alternative Currency for the applicable Interest Period and shall be made available in accordance with the procedures for disbursing U.S. Dollar Loans under Section 1.4(d) hereof. Such an affected Bank's making of a Eurocurrency Loan in U.S. Dollars rather than in the Alternative Currency shall not require any payment under the funding indemnity set forth in Section 5.8 hereof. Any Loan made in an Alternative Currency shall be advanced in such currency, and all payments of principal and interest thereon shall be made in such Alternative Currency.

         (d) Rate Quotations. Each Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Administrative Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by each remaining Reference Bank or, if no such quotation is provided on a timely basis, the provisions of Section 14.2 shall apply.

         Section 1.4. Manner of Borrowing Committed Loans. (a) Notice to the Administrative Agent. In order for any Borrower to borrow any Committed Loans, the Company (acting on behalf of the applicable Borrower) shall give telephonic or telecopy notice to the Administrative Agent (which notice shall, except as provided in Section 1.3(c) hereof, be irrevocable once given and, if by telephone, shall, except as provided in Section 1.3(c) hereof, be promptly confirmed in writing) (i) by no later than 2:00 p.m. (Chicago time) on the date at least four (4) Business Days before the date of each requested Borrowing of Eurocurrency Loans denominated in an Alternative Currency, (ii) by no later than 2:00 p.m. (Chicago time) on the date at least three (3) Business Days before the date of each requested Borrowing of Eurocurrency Loans denominated in U.S. Dollars, and (iii) by no later than 10:00 a.m. (Chicago time) on the date of each requested Borrowing of Domestic Rate Loans. Each such notice shall specify the date of the requested Borrowing (which shall be a Business
Day), the amount of the requested Borrowing, the type of Loans to comprise such Borrowing, if such Borrowing is to be comprised of Eurocurrency Loans, the Interest Period applicable thereto and the currency in which such Loan is to be denominated and, if such Borrowing is to be made by a Borrowing Subsidiary, the Borrowing Subsidiary for whose account such Loan shall be disbursed. Each Borrower agrees that the Administrative Agent may rely on any such telephonic or telecopy notice, and any notice under
Section 2, given by any person who identifies himself or herself as being an Authorized Representative without the necessity of independent investigation and, in the event any telephonic notice conflicts with the written confirmation, such notice shall govern if the Administrative Agent has acted in reliance thereon.

         (b) Notice to the Banks. The Administrative Agent shall give prompt telephonic or telecopy notice to each Bank of any notice from the Company received pursuant to Section 1.4(a) above. The Administrative Agent shall give notice to the Company and each Bank by like means of the interest rate applicable to each Borrowing of Eurocurrency Loans and, if such Borrowing is denominated in an Alternative Currency, shall give notice by such means to the Company and each Bank of the Original Dollar Amount thereof.

         (c) Borrower's Failure to Notify. If the Company fails to give notice of the reborrowing of any outstanding principal amount of a Borrowing by any Borrower of Committed Loans denominated in U.S. Dollars before the last day of its Interest Period within the period required by Section 1.4(a) and has not notified the Administrative Agent by 10:00 a.m. (Chicago time) on such last day of the Interest Period that the Company or such Borrower intends to repay such Borrowing through funds not borrowed hereunder, such Borrowing shall automatically be repaid through a Borrowing by the same Borrower of Committed Domestic Rate Loans, subject to Section 11.2 hereof. If the Company fails to give notice pursuant to Section 1.4(a) above of the reborrowing of the outstanding principal amount of a Borrowing by any Borrower of Eurocurrency Loans denominated in an Alternative Currency before the last day of its Interest Period within the period required by Section 1.4(a) and has not notified the Administrative Agent within the period required by 10:00 a.m. (Chicago time) on the Business Day four (4) Business Days prior to the day such Borrowing matures that the Company or such Borrower intends to repay such Borrowing through funds not borrowed hereunder, such Borrowing shall automatically be repaid through a Borrowing by the same Borrower of Committed Eurocurrency Loans in the same Alternative Currency with an Interest Period of one month, subject to Section 11.2 hereof, including the application of Section
5.2 and of the restrictions contained in the definition of Interest Period. In the event the Company fails to give notice pursuant to Section 1.4(a) above of a Borrowing equal to the amount of a Reimbursement Obligation of any Borrower payable in U.S. Dollars and has not notified the Administrative Agent by 10:00 a.m. (Chicago time) on the day such Reimbursement Obligation becomes due that it intends to repay such Reimbursement Obligation through funds not borrowed under this Agreement, the Company shall be deemed to have requested a Borrowing by the Company of Domestic Rate Loans on such day in the amount of the Reimbursement Obligation then due, subject to Section 11 hereof, which Borrowing shall be applied to pay the Reimbursement Obligation then due.

         (d) Disbursement of Committed Loans. Not later than 12:00 noon (Chicago time) on the date of any Borrowing of Committed Loans (other than a Refunding Borrowing) denominated in U.S. Dollars, subject to Section 11 hereof, each Bank shall make available its Loan comprising part of such Borrowing in funds immediately available in Chicago, Illinois at the principal office of the Administrative Agent or, if such Borrowing is denominated in an Alternative Currency, each Bank shall, subject to Section 1.3(c) and Section 11 hereof, make available its Loan comprising part of such Borrowing at such office as the Administrative Agent has previously specified in a notice to each Bank, in such funds as are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the relevant Borrower for same day value on the date of the Borrowing. The Administrative Agent shall make Loans available to the relevant Borrower at such office as the Administrative Agent has previously agreed to with the Company (acting on behalf of such Borrower), in each case in the type of funds received by the Administrative Agent from the Banks. To the extent a Borrowing is a reborrowing, in whole or in part, of the principal amount of a maturing Borrowing by the same Borrower of Committed Loans (a "Refunding Borrowing"), each Bank shall record the Loan made by it as a part of such Refunding Borrowing on its books and records or on a schedule to its Committed Loan Note, as provided in Section 5.6(e) hereof, and shall effect the repayment, in whole or in part, as appropriate, of its maturing Loan through the proceeds of such new Loan.

                    SECTION 2.  THE COMPETITIVE BID FACILITY

         Section 2.1. The Bid Loans. At any time before the Revolving Credit Termination Date, the Company (acting on behalf of the applicable Borrower) may request the Banks to offer to make uncommitted loans denominated in U.S. Dollars or an Alternative Currency (each a "Bid Loan" and collectively the "Bid Loans") to the Company or any other Borrower in the manner set forth in this Section 2 and in amounts such that (i) the aggregate Original Dollar Amount of all Loans (whether Committed Loans, Bid Loans or Swing Line Loans) and L/C Obligations at any time outstanding hereunder shall not exceed the Revolving Credit Commitments then in effect and (ii) no Bid Loan shall be made if, at the time thereof or after giving effect thereto, the aggregate amount of Bid Loans would exceed the Bid Loan Limit then in effect. The Banks may, but shall have no obligation to, make such offers and the Company (acting on behalf of the applicable Borrower) may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2. Each Bank may offer to make Bid Loans in any amount (whether greater than, equal to, or less than its Revolving Credit Commitment), subject to (a) the limitations that (i) the aggregate Original Dollar Amount of all Loans and L/C Obligations outstanding at any time may not at any time exceed the Revolving Credit Commitments then in effect and (ii) no Bid Loan shall be made if, at the time thereof or after giving effect thereto, the aggregate amount of Bid Loans would exceed the Bid Loan Limit then in effect and (b) the other conditions of this Agreement. Bid Loans may bear interest either at a stated rate per annum ("Stated Rate Bid Loans") or at a margin above or below the applicable Adjusted LIBOR ("Eurocurrency Bid Loans"); provided that there may be no more than ten (10) different Interest Periods for both Stated Rate Bid Loans and Eurocurrency Bid Loans outstanding at the same time.

         Section 2.2. Requests for Bid Loans. (a) Requests and Confirmations. In order to request a Borrowing of Bid Loans (a "Bid Loan Request"), the Company (acting on behalf of the applicable Borrower) shall give telephonic notice to the Administrative Agent no later than (i) 10:00 a.m. (Chicago time) on the date at least five (5) Business Days before the date of the requested Bid Borrowing (the "Borrowing Date") in the case of a request for Eurocurrency Bid Loans or for both Eurocurrency Bid Loans and Stated Rate Bid Loans and (ii) 2:00 p.m. (Chicago time) on the date at least one (1) Business Day before the Borrowing Date in the case of a request solely for Stated Rate Bid Loans. Each such request may be for up to three maturities and shall be followed on the same day by a duly completed confirmation (a "Bid Loan Request Confirmation"), delivered by telecopy or other means of facsimile communication, substantially in the form of Exhibit F hereto or otherwise containing the information required by this Section 2.2, to be received by the Administrative Agent no later than 2:30 p.m. (Chicago time) on such day. Bid Loan Request Confirmations that do not conform substantially to the format of Exhibit F or otherwise contain the information required by this Section 2.2 shall be rejected by the Administrative Agent, and the Administrative Agent shall give telephonic notice to the Company of such rejection promptly after it determines (which determination shall be conclusive) that the Bid Loan Request Confirmation does not substantially conform to the format of Exhibit F or otherwise contain the information required by this Section 2.2. Requests for Bid Loans shall in each case refer to this Agreement and specify (i) the proposed Borrowing Date (which must be a Business Day), (ii) the currency of each Bid Loan (which shall be either U.S. Dollars or an Alternative Currency), (iii) the aggregate principal amount thereof (which shall not be less than an Original Dollar Amount of $3,000,000 and shall be in integral multiples of 100,000 units of the relevant currency) and (iv) each (up to three) proposed Interest Period therefor (the maturity date thereof), which in the case of Stated Rate Bid Loans shall be 1 to 180 days after the proposed Borrowing Date and in the case of Eurocurrency Bid Loans shall be 1, 2, 3, 4, 5 or 6 calendar months after the proposed Borrowing Date, but with no Interest Period (maturity) to extend beyond the Revolving Credit Termination Date, (v) the proposed Borrower and (vi) the jurisdiction in which such Loan is to be disbursed.

         (b) Invitation to Bid. Upon receipt by the Administrative Agent of a Bid Loan Request Confirmation that conforms substantially to the format of Exhibit F hereto or otherwise contains (in a manner acceptable to the Administrative Agent) the information required by this Section 2.2, the Administrative Agent shall, by a telecopy or other form of facsimile communication in the form of Exhibit G hereto (no later than 3:30 p.m. (Chicago time) on the same day the Administrative Agent receives a Bid Loan Request Confirmation), invite each Bank to bid, on the terms and conditions of this Agreement, to make Bid Loans pursuant to the Bid Loan Request; provided, however, that the Administrative Agent need not invite a Bank to bid if and so long as such Bank has notified the Administrative Agent that such Bank does not wish to make Bid Loans.

         (c) Bids. Each Bank may, in its sole discretion, offer to make a Bid Loan or Loans (a "Bid") to the relevant Borrower responsive to the Bid Loan Request. Each Bid by a Bank must be received by the Administrative Agent in the form of Exhibit H (each, a "Confirmation of Bid") delivered by telecopier not later than (i) 9:30 a.m. (Chicago time) on the proposed Borrowing Date in the case of a bid for a Stated Rate Bid Loan and (ii) 1:00 p.m. (Chicago time) four Business Days prior to the proposed Borrowing Date in the case of a bid for a Eurocurrency Bid Loan; provided, however, that any Bid made by the Administrative Agent must be made by telecopy to the Company by no later than fifteen minutes prior to the time that bids from the other Banks are required to be received. Each Bid and each Confirmation of Bid shall refer to this Agreement and specify (i) the principal amount of each Bid Loan that the Bank is willing to make to the applicable Borrower and the type of Bid Loan (i.e., Stated Rate or Eurocurrency), (ii) the interest rate (which shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed in the case of Stated Rate Bid Loans and, in the case of a Eurocurrency Bid Loan, shall be computed on the basis of a year of 360 days and actual days elapsed and expressed in terms of a percentage margin to be added to or subtracted from the applicable LIBOR for the Interest Period to be applicable to such Eurocurrency Bid Loan) at which the Bank is prepared to make each Bid Loan, (iii) the currency of such Bid Loan (which shall be denominated in either U.S Dollars or an Alternative Currency), (iv) the Interest Period applicable thereto, (v) the jurisdiction in which such Bid Loan is to be disbursed and (vi) the jurisdiction in which payments on such Bid Loan are to be made. The Administrative Agent shall reject any Bid if such Bid (i) does not specify all of the information specified in the immediately preceding sentence, (ii) contains any qualifying, conditional, or similar language, (iii) proposes terms other than or in addition to those set forth in the Bid Loan Request to which it responds, or
(iv) is received by the Administrative Agent later than the time required for such Bid Loan. Any Bid submitted by a Bank pursuant to this Section 2.2 shall be irrevocable. Each offer contained in a Bid to make a Bid Loan of a certain type in a certain amount, in a certain currency, to a certain Borrower, at a certain interest rate, and for a certain Interest Period is referred to herein as an "Offer".

         Section 2.3. Notice of Bids; Advice of Rate. The Administrative Agent shall give telecopy notice to the Company of the number of Bids made, the interest rate(s) and Interest Period(s) applicable to each Bid, the maximum principal amount bid at each interest rate for each Interest Period, and the identity of the Bank making such Bid such notice to be given by (i) 10:00 a.m. (Chicago time) on the Borrowing Date in the case of Bid Loan Requests solely for Stated Rate Bid Loans or (ii) 3:00 p.m. (Chicago time) four Business Days before the proposed Borrowing Date in the case of Bid Loan Requests for Eurocurrency Bid Loans or for both Stated Rate Bid Loans and Eurocurrency Bid Loans.

         Section 2.4. Acceptance or Rejection of Bids. The Company (acting on behalf of the relevant Borrower) may in its sole and absolute discretion, subject only to the provisions of this Section, irrevocably accept or reject, in whole or in part, any Offer contained in a Bid. The Company shall give telecopy notice to the Administrative Agent of whether and to what extent it has decided to accept or reject any Offers contained in the Bids made in response to a Bid Loan Request to be received by the Administrative Agent by no later than (i) 10:30 a.m. (Chicago time) on the proposed Borrowing Date, in the case of Stated Rate Bid Loans or (ii) 10:00 a.m. (Chicago time) three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Bid Loans; provided, however, that (A) the Company shall accept offers for any particular maturity specified by the Company in the Bid Loan Request Confirmation solely on the basis of ascending interest rates for each such Interest Period for a particular currency, (B) if the Company declines to borrow, or if such Borrower is restricted by any other condition hereof from borrowing, the maximum principal amount of Bid Loans for which Offers at a particular interest rate for a particular Interest Period have been made, then the Company shall accept a pro rata portion of each such Offer, based as nearly as possible on the ratio of the maximum aggregate principal amounts of Bid Loans for which each such Offer was made by each Bank (provided that, if the available principal amount of Bid Loans to be so allocated is not sufficient to enable Bid Loans to be so allocated to each relevant Bank in integral multiples of not less than an Original Dollar Amount of $1,000,000, then the Administrative Agent may round allocations up or down in integral multiples of 100,000 units of the relevant currency as it shall deem appropriate), (C) the aggregate principal amount of all Offers accepted by the Company shall not exceed the maximum amount contained in the related Bid Loan Request Confirmation, (D) subject to clause
(B) above no Offer of a Bid Loan shall be accepted in a principal amount less than an Original Dollar Amount of $3,000,000 and thereafter in integral multiples of 100,000 units of the relevant currency and (E) no offer of a Bid Loan shall be accepted if, at the time thereof or after giving effect thereto,
(x) the aggregate principal amount of all outstanding Loans (whether Committed Loans, Swing Line Loans or Bid Loans) and L/C Obligations would exceed the Revolving Credit Commitments then in effect or (y) the aggregate amount of Bid Loans would exceed the Bid Loan Limit then in effect.

         Section 2.5.     Notice of Acceptance or Rejection of Bids.

         (a) Notice to Banks Making Successful Bids. The Administrative Agent shall give telephonic notice to each Bank if any of the Offers contained in its Bid have been accepted (and if so, in what amount, in what currency, at what interest rate and for what Interest Period) no later than (i) 11:00 a.m. (Chicago time) on the proposed Borrowing date in the case of Stated Rate Bid Loans and (ii) 10:30 a.m. (Chicago time) three Business days before the proposed Borrowing Date in the case of Eurocurrency Bid Loans, and each successful bidder will thereupon become bound, subject to Section 11 and the other applicable conditions hereof, to make each Bid Loan in the amount for which its Offer has been accepted. As soon as practicable thereafter the Administrative Agent shall send written notice substantially in the form of
Exhibit I hereto to each such successful bidder; provided, however, that failure to give such notice shall not affect the obligation of such successful bidder to disburse its Bid Loans as herein required.

         (b) Notice to all Banks. As soon as practicable after each Borrowing Date for Bid Loans, the Administrative Agent shall notify each Bank (whether or not any of its Offers were accepted) of the aggregate amount and types of Bid Loans advanced pursuant to a Bid Loan Request on such Borrowing Date, the maturities thereof, the currencies, and the lowest and highest interest rates at which Bid Loans were made for each maturity.

         (c) Disbursement of Bid Loans. Not later than 12:00 noon (Chicago time) on the Borrowing Date for each Borrowing of a Bid Loan(s), each Bank bound to make Bid Loan(s) in accordance with Section 2.5(a) shall, subject to
Section 11, make available to the Administrative Agent the principal amount of each such Bid Loan in immediately available funds in Chicago, Illinois at the Administrative Agent's payment office in Chicago, Illinois, except that if such Bid Loan is denominated in an Alternative Currency each such Bank shall, subject to Section 11, make available its Bid Loan at such office in the jurisdiction specified in the relevant Confirmation of Bid as the Administrative Agent has previously specified in a notice to such Bank, in such funds as are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred in such jurisdiction to the applicable Borrower for same day value on the date of the Borrowing. The Administrative Agent shall make Loans available to the applicable Borrower at such office in the jurisdiction specified in the applicable Bid as the Administrative Agent has previously agreed to with the Company (acting on behalf of such Borrower) in the type of funds received by the Administrative Agent from the Banks.

         Section 2.6. Interest on Bid Loans. Each Stated Rate Bid Loan made by a Bank shall bear interest (computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed) on the unpaid principal amount thereof from time to time outstanding from the date of the Borrowing of such Loan to but excluding its maturity date (whether by acceleration or otherwise) at the rate per annum determined for such Stated Rate Bid Loan pursuant to Section 2.5 hereof, payable on its maturity date (whether by acceleration or otherwise) and if such Stated Rate Bid Loan has a maturity of longer than 90 days then on the day occurring every 90 days after the Borrowing Date for such Stated Rate Bid Loan. Each Eurocurrency Bid Loan made by a Bank shall bear interest, which interest shall be payable, as provided in Section 1.3(b) hereof.

         Section 2.7. Telephonic Notice. Each Bank's telephonic notice to the Administrative Agent of its Bid pursuant to Section 2.2(c), and the Company's telephonic acceptance of any Offer contained in a Bid pursuant to
Section 2.4, shall be irrevocable and binding on such Bank and the Company and applicable Borrower and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or missing from, any telecopy or other confirmation of such telephonic notice. It is understood and agreed by the parties hereto that the Administrative Agent shall be entitled to act, or to fail to act, hereunder in reliance on its records of any telephonic notices provided for herein and that the Administrative Agent shall not incur any liability to any Person in so doing if its records conflict with any telecopy or other confirmation of a telephonic notice or otherwise, provided that the Administrative Agent has acted, or failed to act, in good faith. It is further understood and agreed by the parties hereto that the times of day as set forth in this Section 2 are for the convenience of all the parties for providing notices and that no party shall incur any liability or other responsibility for any failure to provide such notices within the specified times; provided, however, that the Administrative Agent shall have no obligation to notify the Company or any other Borrower of any Bid received by the Administrative Agent later than the deadline expressed in Section 2.2 hereof for the Administrative Agent's receipt of such Bid, and no acceptance by the Company or any Borrower of any Offer contained in a Bid shall be effective to bind any Bank to make a Bid Loan, nor shall the Administrative Agent be under any obligation to notify any Person of an acceptance, if notice of such acceptance is received by the Administrative Agent later than the deadline expressed in Section 2.4 hereof for such acceptance.

                   SECTION 3.  THE DOMESTIC SWING LINE LOANS

         Section 3.1. The Domestic Swing Line Loans. Subject to all of the terms and conditions hereof, the Bank then acting as Administrative Agent (the "Domestic Swing Line Bank") agrees to make loans in U.S. Dollars to each and any Borrower ("Domestic Swing Line Loans") which shall not in the aggregate (for all the Borrowers taken together) at any time outstanding exceed the lesser of (i) the Domestic Swing Line Commitment or (ii) the difference between
(x) the Revolving Credit Commitments in effect at such time and (y) the aggregate Original Dollar Amount of all Loans (whether Committed Loans, Bid Loans or Swing Line Loans) and L/C Obligations then outstanding. The Domestic Swing Line Commitment shall be available to each and any Borrower and may be availed of by each Borrower from time to time and Borrowings thereunder may be repaid and used again during the period ending on the Revolving Credit Termination Date. Without regard to the face principal amount of the Domestic Swing Line Note issued by a given Borrower, the actual principal amount at any time outstanding and owing by such Borrower on account of such Domestic Swing Line Note on any date during the period ending on the Revolving Credit Termination Date shall be the sum of all Domestic Swing Line Loans then or theretofore made thereon through such date less all payments actually received thereon through such date.

         Section 3.2. Interest on Domestic Swing Line Loans. Each Domestic Swing Line Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) for the Interest Period selected therefor at the Domestic Swing Line Rate for such Interest Period, provided that if any Domestic Swing Line Loan is not paid when due (whether by lapse of time, acceleration or otherwise), such Domestic Swing Line Loan shall bear interest whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate set forth in Section
5.5 hereof. Interest on each Domestic Swing Line Loan shall be due and payable on the last day of each Interest Period applicable thereto, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand.

         Section 3.3. Requests for Domestic Swing Line Loans. The Company (acting on behalf of the applicable Borrower) shall give the Domestic Swing Line Bank prior notice (which may be written or oral) no later than 12:00 Noon (Chicago time) on the Business Day upon which the applicable Borrower requests that any Borrowing of a Domestic Swing Line Loan be made to such Borrower, of the name of such Borrower, the amount and date (which must be a Business Day) of such Domestic Swing Line Loan and the Interest Period selected therefor. Within thirty (30) minutes after receiving such notice, the Domestic Swing Line Bank shall quote an interest rate per annum (computed on the basis of a year of 360 days and actual days elapsed) determined in its discretion (but in no event to be greater than the sum of the Federal Funds Rate then in effect plus the Applicable Eurocurrency Margin) to the Company at which the Domestic Swing Line Bank would be willing to make the Borrowing of such Domestic Swing Line Loan available to the applicable Borrower for such Interest Period (the rate so quoted for the Borrowing of a given Domestic Swing Line Loan being herein referred to as the "Domestic Swing Line Rate" for such Loan). Each Borrower acknowledges and agrees that the interest rate quote is given for immediate and irrevocable acceptance by the Company (acting on behalf of the applicable Borrower), and if the Company does not so immediately accept the Domestic Swing Line Rate for the full amount requested for the Borrowing of such Domestic Swing Line Loan, the Domestic Swing Line Rate shall be deemed immediately withdrawn and the Borrowing of such Domestic Swing Line Loan shall not be made. Subject to all of the terms and conditions hereof, the proceeds of each Borrowing of a Domestic Swing Line Loan shall be made available to the applicable Borrower on the date so requested at the offices of the Administrative Agent in Chicago, Illinois. Anything contained in the foregoing to the contrary notwithstanding,
(i) the obligation of the Domestic Swing Line Bank to make Domestic Swing Line Loans shall be subject to all of the terms and conditions of this Agreement and
(ii) the Domestic Swing Line Bank shall not be obligated to make more than one Domestic Swing Line Loan during any one day.

         Section 3.4. Refunding Domestic Swing Line Loans. In its sole and absolute discretion, the Domestic Swing Line Bank may at any time, on behalf of the applicable Borrower (each Borrower hereby irrevocably authorizing the Domestic Swing Line Bank to act on its behalf for such purpose), request each Bank to make a Committed Domestic Rate Loan to such Borrower (as the Domestic Swing Line Bank elects in its discretion) in an amount equal to such Bank's Percentage of the amount of the Domestic Swing Line Loans outstanding on the date such notice is given. Whether or not any of the conditions of Section
11.2 are fulfilled on such date, unless a Bank is legally precluded from doing so (because, for example, of the applicable Borrower's bankruptcy), such Bank shall make the proceeds of its requested Committed Domestic Rate Loan available to the Domestic Swing Line Bank, in immediately available funds, at the principal office of the Domestic Swing Line Bank in Chicago, Illinois, before 12:00 noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Committed Domestic Rate Loans shall be immediately applied to repay the outstanding Domestic Swing Line Loans.

         Section 3.5. Participations. If any Bank (other than the Domestic Swing Line Bank) fails for any reason to make a Committed Domestic Rate Loan when requested by the Domestic Swing Line Bank pursuant to Section 3.4 above, or if the Domestic Swing Line Bank is required at any time to return to a Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Domestic Swing Line Loan, each such Bank (in this Section, a "Participating Bank") will, by the time and in the manner such Committed Loan was to have been funded to the Domestic Swing Line Bank, purchase from the Domestic Swing Line Bank an undivided participating interest in the outstanding Domestic Swing Line Loans in an amount equal to such Participating Bank's Percentage of the aggregate principal amount of Domestic Swing Line Loans that were to have been repaid with such Committed Loans or such recaptured Domestic Swing Line Loans, as the case may be. Each Participating Bank's obligation to fund such participation shall bear interest from the date due until funded at the rate per annum equal to (i) from the date the related payment was due from such Participating Bank to the date two (2) Business Days thereafter, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Bank to the date such payment is made by such Participating Bank, the Domestic Rate in effect for each such day. Each Participating Bank that so purchases a participation in a Domestic Swing Line Loan shall thereafter be entitled to receive its Percentage of each payment of principal received on the relevant Domestic Swing Line Loan and of interest received thereon accruing from the date such Participating Bank funded to the Domestic Swing Line Bank its participation in such Loan.

         The several obligations of the Participating Banks under this Section
3.5 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Bank may have or have had against any Borrower, any other Bank or any other Person whatever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of any Commitment of any Bank, and each payment made by a Participating Bank under this Section 3.5 shall be made without any offset, abatement, withholding or reduction whatsoever. The Domestic Swing Line Bank shall be entitled to offset amounts received for the account of a Bank under this Agreement against unpaid amounts due hereunder from such Bank to the Domestic Swing Line Bank or the Administrative Agent (whether as fundings of participations or otherwise), but shall not be entitled to offset against amounts owed to the Domestic Swing Line Bank or the Administrative Agent by any Bank arising outside the Credit Documents.

         Section 3.6. Indemnification. The Participating Banks shall, to the extent of their respective Percentages, indemnify the Domestic Swing Line Bank (to the extent not reimbursed by the Borrowers and without in any way impairing or otherwise affecting the Borrowers' joint and several obligations to do so) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Domestic Swing Line Bank's gross negligence or willful misconduct) that the Domestic Swing Line Bank may suffer or incur in connection with any Domestic Swing Line Loan. The obligations of the Participating Banks under this Section 3.6 and all other parts of this Section 3 shall survive termination of this Agreement.

                 SECTION 4.  THE MULTICURRENCY SWING LINE LOANS

         Section 4.1. The Multicurrency Swing Line Loans. Subject to all of the terms and conditions hereof, LaSalle National Bank (the "Multicurrency Swing Line Bank") agrees to make loans denominated in Alternative Swing Line Currencies to each and any Borrower ("Multicurrency Swing Line Loans") in amounts such that the Original Dollar Amount of (i) all Multicurrency Swing Line Loans and Foreign Credit L/C Obligations outstanding hereunder shall not exceed the Multicurrency Swing Line Commitment and (ii) all Loans (whether Committed Loans, Bid Loans or Swing Line Loans) and L/C Obligations at any time outstanding hereunder shall not exceed the Revolving Credit Commitments then in effect. The Multicurrency Swing Line Commitment shall be available to each and any Borrower and may be availed of by each Borrower from time to time and Borrowings thereunder may be repaid and used again during the period ending on the Revolving Credit Termination Date. Each Multicurrency Swing Line Loan shall be a Eurocurrency Loan subject to Section 1.3(b) hereof and the other terms and provisions hereof applicable to Eurocurrency Loans denominated in the same Alternative Swing Line Currency, other than the provisions of Section 1.1 applicable only to Committed Loans and the provisions of Section 1.4.

         Section 4.2. Requests for Multicurrency Swing Line Loans. No later than 9:00 a.m. (Chicago time) on the Business Day three (3) Business Days prior to any Borrowing of a Multicurrency Swing Line

Loan, the Company (acting on behalf of the applicable Borrower) shall give telephonic or telecopy notice to the Administrative Agent and the Multicurrency Swing Line Bank (which notice, if by telephone, shall be promptly confirmed by telecopy or other written notice) of the currency and principal amount of such Multicurrency Swing Line Loan, the Borrower to whom such Multicurrency Swing Line Loan is to be made, the Interest Period of such Multicurrency Swing Line Loan and the date (which must be a Business Day) on which such Multicurrency Swing Line Loan is to be made. Promptly after receipt of such notice (but in no event later than 11:00 a.m. (Chicago time) on the date the Administrative Agent receives such notice), the Administrative Agent shall notify the Multicurrency Swing Line Bank whether such requested Multicurrency Swing Line Loan is permitted under the limitations on credit available hereunder expressed in the first sentence of Section 4.1 hereof. Subject to all of the terms and conditions hereof, the proceeds of the Borrowing of such Multicurrency Swing Line Loan shall be made available to the applicable Borrower on the date so requested at such office of the Multicurrency Swing Line Bank or Affiliate thereof as the Multicurrency Swing Line Bank has previously agreed to with the Company (acting on behalf of the applicable Borrower), in such funds as are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the applicable Borrower for same day value on the date of such Borrowing. The Multicurrency Swing Line Bank agrees to use reasonable efforts to make its Multicurrency Swing Line Loans from lending offices in jurisdictions in which the liability for taxes of the type described in Section 17.1(a) hereof will be eliminated or minimized, unless to do so would, in the judgment of the Multicurrency Swing Line Bank, be impractical or disadvantageous in any material respect to the Multicurrency Swing Line Bank. The parties hereto understand and agree that such agreement by the Multicurrency Swing Line Bank is an agreement by such Bank only and not binding on any Affiliates of such Bank. Anything contained in the foregoing to the contrary notwithstanding, (i) the obligation of the Multicurrency Swing Line Bank to make Multicurrency Swing Line Loans shall be subject to all of the terms and conditions of this Agreement and (ii) the Multicurrency Swing Line Bank shall not be obligated to make more than one Multicurrency Swing Line Loan during any one day

         Section 4.3. The Participating Interests. Each Bank (other than the Multicurrency Swing Line Bank), by its acceptance hereof, severally agrees to purchase from the Multicurrency Swing Line Bank, and the Multicurrency Swing Line Bank hereby agrees to sell to each such Bank (in this Section, a "Participating Bank"), an undivided percentage participating interest, to the extent of its Percentage, in each Multicurrency Swing Line Loan. Upon the occurrence of an Event of Default and (except in the case of any Event of Default described in Section 13.1(f) or 13.1(g) hereof) the acceleration of the maturity of the Notes pursuant to Section 13.2 or 13.3 hereof, or if the Multicurrency Swing Line Bank is required at any time to return to a Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Multicurrency Swing Line Loan, in each case if any Multicurrency Swing Line Loans are then outstanding, each Participating Bank shall, to the extent necessary, not later than the second Business Day after the date on which such Participating Bank receives written demand from the Multicurrency Swing Line Bank to such effect, if such demand is received before 12:00 noon (Chicago time), or not later than the third Business Day after the date on which such Participating Bank receives such demand, if such demand is received by it after 12:00 noon (Chicago time), pay to the Multicurrency Swing Line Bank an amount equal to such Participating Bank's Percentage of such unpaid or recaptured Multicurrency Swing Line Loan, in the currency of such Loans so that, after giving effect to such adjustment, the outstanding principal amount of Loans of all the Banks, calculated using quotations of the U.S. Dollar Equivalent of such Loans received on the date of acceleration, shall be pro rata based on the Banks' Percentages. Such purchase price shall be paid in the respective currencies of such outstanding Loans in such funds which are then customary for the settlement of international transactions in such currency, together with interest on such amount accrued from the date the related payment was due from such Participating Bank to the date of such payment by the Participating Bank at a rate per annum equal to (x) from the date the related payment was due from such Participating Bank to the date two (2) Business Days thereafter, the Overnight Foreign Currency Rate for each such day and (y) from the date two (2) Business Days after the date such payment is due from such Participating Bank to the date such payment is made by such Participating Bank, the sum of 1% plus the Overnight Foreign Currency Rate for each such day. Each such Participating Bank shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Multicurrency Swing Line Loan and of interest paid thereon accruing from the date such Participating Bank funded to the Multicurrency Swing Line Bank its participation in such Loan.

         The several obligations of the Participating Banks to the Multicurrency Swing Line Bank under this Section 4.3 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Bank may have or have had against the Borrowers, the Multicurrency Swing Line Bank, any other Bank or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by the amount of any Commitment of any Bank, and each payment by a Participating Bank under this Section 4.3 shall be made without any offset, abatement, withholding or reduction whatsoever. The Multicurrency Swing Line Bank shall be entitled to, or entitled to direct the Administrative Agent to, offset amounts received under this Agreement for the account of a Participating Bank against unpaid amounts due hereunder from such Participating Bank to the Multicurrency Swing Line Bank or the Administrative Agent (whether as fundings of participations or otherwise), but shall not be entitled to offset against amounts owed to the Multicurrency Swing Line Bank or the Administrative Agent by any Participating Bank arising outside these Credit Documents.

         Section 4.4. Indemnification. The Participating Banks shall, to the extent of their respective Percentages, indemnify the Multicurrency Swing Line Bank (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Multicurrency Swing Line Bank's gross negligence or willful misconduct) that the Multicurrency Swing Line Bank may suffer or incur in connection with any Multicurrency Swing Line Loan. The obligations of the Participating Banks under this Section 4.4 and all other parts of this Section 4 shall survive termination of this Agreement.

             SECTION 5.  GENERAL PROVISIONS APPLICABLE TO ALL LOANS

         Section 5.1. Interest Periods. As provided in (w) Section 1.4 hereof, in the case of Committed Loans, (x) Section 2.2 hereof, in the case of Bid Loans, (y), Section 3.3 hereof, in the case of Domestic Swing Line Loans, and (z) Section 4.2 hereof, in the case of Multicurrency Swing Line Loans, at the time of each request for the Borrowing of Loans hereunder (other than Domestic Rate Loans) the Company (acting on behalf of the applicable Borrower) shall select the Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is made and ending: (i) in the case of Domestic Rate Loans, on the last day of the calendar month in which such Loan is made or, if earlier, on the Revolving Credit Termination Date; (ii) in the case of Committed Eurocurrency Loans, the date, as the Company (acting on behalf of the applicable Borrower) may select, one, two, three or six calendar months thereafter or (unless any Bank notifies the Administrative Agent that deposits of the type, currency and maturity appropriate to match fund the Eurocurrency Loan in question are not available to it) the date, as the Company (acting on behalf of the applicable Borrower) may select, nine or twelve calendar months thereafter; (iii) in the case of Eurocurrency Bid Loans, the date, as the Company (acting on behalf of the applicable Borrower) may select, one, two, three, four, five or six calendar months thereafter; (iv) in the case of Stated Rate Bid Loans, the date, as the Company (acting on behalf of the applicable Borrower) may select, 1-180 days thereafter; (v) in the case of Domestic Swing Line Loans, the date as the Company (acting on behalf of the applicable Borrower) may select, 1 - 7 days thereafter; and (vi) in the case of Multicurrency Swing Line Loans, the date as the Company (acting on behalf of the applicable Borrower) may select, one, two, three or six calendar months thereafter; provided, however, that:

                 (a) for any Borrowing of Fixed Rate Loans, the Company or applicable Borrower may not select an Interest Period that extends beyond the Revolving Credit Termination Date;

                 (b) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, in the case of an Interest Period for a Borrowing of Eurocurrency Loans, if such extension would cause the last day of such Interest Period to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

                 (c) for purposes of determining the Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

         Section 5.2. Minimum Borrowing Amounts. Each Borrowing of Domestic Rate Loans (other than a Borrowing of Domestic Swing Line Loans) shall be in an amount not less than $3,000,000 and in integral multiples of $1,000,000. Each Borrowing of Domestic Swing Line Loans shall be in a minimum amount of $100,000. Each Borrowing of Eurocurrency Loans (other than a Borrowing of Multicurrency Swing Line Loans) shall be (x) if denominated in U.S. Dollars, in an amount not less than $10,000,000 and in integral multiples of $1,000,000 and (y) if denominated in an Alternative Currency, in an amount not less than an Original Dollar Amount of $5,000,000 and in integral multiples of 100,000 units of the relevant currency. Each Borrowing of Multicurrency Swing Line Loans shall be in an amount not less than an Original Dollar Amount of $500,000 and in integral multiples of 100,000 units of the relevant currency. Each Borrowing of Bid Loans shall be in an amount not less than an Original Dollar Amount of $3,000,000 and shall be in integral multiples of 100,000 units of the relevant currency.

         Section 5.3. Maturity of Loans. Each Loan shall mature and become due and payable by the relevant Borrower on the last day of the Interest Period applicable thereto.

         Section 5.4. Prepayments. (a) Committed Loans. Each Borrower shall have the privilege of prepaying Committed Loans without premium or penalty and in whole or in part (but, if in part, then: (i) if such Committed Borrowing is of Domestic Rate Loans, in an amount not less than $3,000,000, (ii) if such Committed Borrowing is of Eurocurrency Loans denominated in U.S. Dollars, in an amount not less than $10,000,000, (iii) if such Committed Borrowing is denominated in an Alternative Currency, an amount for which the U.S. Dollar Equivalent is not less than $5,000,000 and (iv) in an amount such that the minimum amount required for a Borrowing of such type pursuant to Section 5.2 hereof remains outstanding) any Committed Borrowing at any time upon notice delivered to the Administrative Agent no later than 10:00 a.m. (Chicago time) on the date (x) in the case of a Committed Borrowing of Eurocurrency Loans denominated in U.S. Dollars, no later than three (3) Business Days' prior to the date of such prepayment or (y) in the case of a Committed Borrowing of Eurocurrency Loans denominated in an Alternative Currency, no later than four (4) Business Days prior to the date of such prepayment or (z) in the case of a Committed Borrowing of Domestic Rate Loans, on the date of such prepayment. Each such prepayment shall be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment and, in the case of Committed Eurocurrency Loans, any compensation required by Section 5.8 hereof. The Administrative Agent will promptly advise each Bank of any such prepayment notice it receives from any Borrower. Any amount paid or prepaid before the Revolving Credit Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

         (b) Bid and Swing Line Loans. No Borrower may prepay any Bid or Swing Line Loan before the last day of its Interest Period, except as required pursuant to Section 5.4(c), Section 13 or Section 14.1 hereof, or in the case of a Swing Line Loan, as permitted in the discretion of the relevant Swing Line Bank, or in the case of a Bid Loan, as permitted in the discretion of the Bank that made the relevant Bid Loan.

         (c) Mandatory Prepayment. If the aggregate Original Dollar Amount of outstanding Loans and L/C Obligations shall at any time for any reason exceed the Revolving Credit Commitments then in effect, the Company shall, within two (2) Business Days, pay the amount of such excess to the Administrative Agent for the ratable benefit of the Banks as a prepayment of Loans (to be applied to such Loans as the Company shall direct at the time of such payment) and, if necessary, a prefunding of Letters of Credit.
Immediately upon determining the need to make any such prepayment, the Company shall notify the Administrative Agent of such required prepayment. Each such prepayment shall be accompanied by a payment of all accrued and unpaid interest on the Loans prepaid and shall be subject to Section 5.8.

         Section 5.5. Default Rate. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), the principal of such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed or, if based on the Domestic Rate, on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

                 (a) for any Domestic Rate Loan, the sum of two percent (2%) plus the Domestic Rate from time to time in effect; and

                 (b) for any Fixed Rate Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, if such Loan is denominated in U.S. Dollars, at a rate per annum equal to the sum of two percent (2%) plus the Domestic Rate from time to time in effect or, if such Loan is denominated in an Alternative Currency, at a rate per annum equal to the sum of two percent (2%) plus the Eurocurrency Margin plus the Overnight Foreign Currency Rate.

         Section 5.6. The Notes. (a) All Committed Loans made to a Borrower by a Bank shall be evidenced by a promissory note of such Borrower in the form of Exhibit A hereto (individually a "Committed Loan Note" and collectively the "Committed Loan Notes"), each such Committed Loan Note to be dated the date hereof (or, if issued by a Borrowing Subsidiary, the date of issuance thereof), payable to the order of the applicable Bank in the principal amount of all Committed Loans to each Borrower and otherwise in the form of Exhibit A hereto.

         (b) All Bid Loans made to a Borrower by a Bank shall be evidenced by a promissory note of such Borrower in the form of Exhibit B hereto (individually a "Bid Note" and collectively the "Bid Notes"), each such Bid Note to be dated the date hereof (or, if issued by a Borrowing Subsidiary, the date of issuance thereof), payable to the order of the applicable Bank in the principal amount of its outstanding Bid Loans to such Borrower and otherwise in the form of Exhibit B hereto.

         (c) All Domestic Swing Line Loans made to a Borrower by the Domestic Swing Line Bank shall be evidenced by a promissory note of such Borrower in the form of Exhibit C hereto (individually a "Domestic Swing Line Note" and collectively the "Domestic Swing Line Notes"), each such Domestic Swing Line Note to be dated the date hereof (or, if issued by a Borrowing Subsidiary, the date of issuance thereof), payable to the order of the Domestic Swing Line Bank in the principal amount of the Domestic Swing Line Commitment and otherwise in the form of Exhibit C hereto.

         (d) All Multicurrency Swing Line Loans made to a Borrower by the Multicurrency Swing Line Bank shall be evidenced by a promissory note of such Borrower in the form of Exhibit D hereto (individually a "Multicurrency Swing Line Note" and collectively, the "Multicurrency Swing Line Notes"), each such Multicurrency Swing Line Note to be dated the date hereof (or, if issued by a Borrowing Subsidiary, the date of issuance thereof), payable to the order of the Multicurrency Swing Line Bank in the principal amount of all Multicurrency Swing Line Loans to such Borrower and otherwise in the form of Exhibit D hereto.

         (e) Each Bank shall record on its books and records or on a schedule to the appropriate Note the amount of each Loan made by it to a Borrower, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, for any Fixed Rate Loan, the Interest Period and interest rate applicable thereto and, for any Eurocurrency Loan, the currency in which such Loan is denominated; provided that prior to the transfer of any Note such information relating to any outstanding Loans made by such Bank shall be recorded on the back of such Note or on a schedule to such Note or otherwise provided in writing to the transferee. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of each Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the relevant Borrower the Note to be replaced, such Borrower shall furnish a new Note to such Bank to replace any outstanding Note and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such new Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

         Section 5.7. Commitment Terminations. The Company (acting on behalf of the applicable Borrower) shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Administrative Agent, to terminate without premium or penalty, in whole or in part, the Revolving Credit Commitments, any partial termination to be in an amount not less than $10,000,000 or any larger amount that is an integral multiple of $1,000,000, and to reduce ratably each Bank's Revolving Credit Commitment; provided, however, that (x) the Revolving Credit Commitments may not be reduced to an amount less than the sum of the Original Dollar Amount of all Loans (whether Committed Loans, Bid Loans or Swing Line Loans) and all L/C Obligations then outstanding and (y) any reduction of the Revolving Credit Commitments to an amount less than a Swing Line Commitment or L/C Commitment shall automatically reduce such Swing Line Commitment or L/C Commitment, as the case may be, to such amount as well. The Administrative Agent shall give prompt notice to each Bank of any such termination of Commitments. Any termination of Commitments pursuant to this Section 5.7 may not be reinstated.

         Section 5.8. Funding Indemnity. If any Bank shall incur any loss, cost or expense (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Fixed Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank, but in any event excluding loss of profit) as a result of:

                 (a) any payment or prepayment of a Fixed Rate Loan on a date other than the last day of its Interest Period,

                 (b) any failure (because of a failure to meet the conditions of Section 11 or otherwise) by any Borrower to borrow a Fixed Rate Loan on the date specified in a notice given pursuant to
         Section 1.4, 2.2, 3.3 or 4.2 hereof (other than any such failure due to timely revocation by the Company under Section 1.3(c) hereof of a Borrower's request for a Borrowing of Eurocurrency Loans denominated in an Alternative Currency),

                 (c) any failure by any Borrower to make any payment of principal on any Fixed Rate Loan when due (whether by acceleration or otherwise), or

                 (d) any acceleration of the maturity of a Fixed Rate Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Bank, the relevant Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense.
If any Bank makes such a claim for compensation, it shall provide to the relevant Borrower, with a copy to the Administrative Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be conclusive in the absence of demonstrable error.

         Section 5.9. Rate and Original Dollar Amount Determinations. The Administrative Agent shall determine each interest rate or other rate applicable to Obligations (other than interest rates applicable to Bid Loans) and the Original Dollar Amount of Loans and Letters of Credit denominated in Alternative Currencies, and its determination thereof shall be conclusive and binding except in the case of manifest error or willful misconduct. The Original Dollar Amount of each Eurocurrency Loan denominated in an Alternative Currency shall be determined effective as of the first day of the Interest Period applicable to such Loan. The Original Dollar Amount of a Reimbursement Obligation shall be calculated on the date of the Administrative Agent's payment of the drawing giving rise to such Reimbursement Obligation and subject to the last sentence of this Section, on the last day of each calendar quarter. The Original Dollar Amount of each Letter of Credit shall be determined or redetermined, as applicable, on the date of issuance, increase or extension of such Letter of Credit and subject to the last sentence of this Section, on the last day of each calendar quarter. At the request of any Bank or the Company, the Administrative Agent shall redetermine the Original Dollar Amount of any L/C Obligation at such additional times, and from time to time, as may be requested for such L/C Obligation.

         Section 5.10. (a) Designation of Borrowing Subsidiaries. Any Wholly-Owned Subsidiary may elect (with the Company's consent) to become a Borrower hereunder (each a "Borrowing Subsidiary") by delivering to the Administrative Agent an Election to Participate in the form of Exhibit L hereto executed by the Borrowing Subsidiary and, through an Authorized Representative, by the Company; provided, however, that if any such proposed Borrowing Subsidiary is incorporated under the laws of, or principally located in, any jurisdiction other than an Approved Jurisdiction, the consent of each Bank shall be required prior to the effectiveness of such designation. Each Borrowing Subsidiary shall cease to be a Borrower hereunder upon the delivery to the Administrative Agent of an Election to Terminate in the form of Exhibit M hereto or such Borrowing Subsidiary ceasing to be a Wholly-Owned Subsidiary. Upon ceasing to be a Borrower pursuant to the preceding sentence, a Borrower shall lose the right to request Borrowings hereunder (whether Refunding Borrowings or otherwise), but such circumstance shall not affect any obligation of a Borrowing Subsidiary theretofore incurred. The Administrative Agent shall promptly give notice to the Banks of the receipt of any Election to Participate or Election to Terminate.

         (b) Appointment of Company as Agent for Borrowing Subsidiaries. Each Borrowing Subsidiary irrevocably appoints the Company as its agent hereunder to issue requests for Borrowings and Letters of Credit on its behalf under Sections 1, 2, 3 and 4 hereof, to accept offers for Bid Loans on its behalf for Borrowings to be made by such Borrowing Subsidiary, to terminate the Revolving Credit Commitments and (subject to clause (iii) of Section 17.13 hereof) to take any other action contemplated by the Credit Documents with respect to credit extended hereunder to such Borrowing Subsidiary.

                                SECTION 6.  FEES

         Section 6.1. Facility Fees. The Company shall pay to the Administrative Agent for the ratable account of the Banks, based on their Revolving Credit Commitments, a facility fee (the "Facility Fee") on the average daily amount of the Revolving Credit Commitments hereunder (whether used or unused) at the rate (the "Facility Fee Rate") of 0.100% per annum from the Effective Date to, but not including, the first Pricing Date and thereafter from, and including, one Pricing Date to, but not including, the next at the rate per annum determined in accordance with the schedule below, payable in arrears on the last day of each March, June, September, and December, commencing on March 31, 1997, and on the Revolving Credit Termination Date unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the Facility Fee for the period to the date of such termination in whole shall be paid on the date of such termination:

             Level:                  Facility Fee Rate:
             ------                  ------------------


               I                            0.100%

               II                           0.125%

               III                          0.150%

               IV                           0.250%

               V                            0.300%

         Section 6.2. Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Standby Letter of Credit pursuant to Section 1.2 hereof, the Company and each Borrowing Subsidiary (if any) for whose account such Standby Letter of Credit was issued, jointly and severally, shall pay to the Administrative Agent for the account of the relevant Issuing Agent an issuance fee equal to 1/8 of 1% (0.125) per annum of the face amount of (or of the increase in the face amount of) such Standby Letter of Credit. Quarterly in arrears, on the last day of each calendar quarter, commencing on March 31, 1997, the Company and each Borrowing Subsidiary (if any) for whose account the relevant Letter of Credit was issued, jointly and severally, shall pay to the Administrative Agent, for the ratable benefit of the Banks in accordance with their Percentages, a letter of credit fee at a rate per annum equal to the Eurocurrency Margin in effect during each day of such quarter applied to the daily average undrawn face amount of each Letter of Credit (whether Standby or Commercial) outstanding during such quarter. In addition, the Company and each Borrowing Subsidiary (if any) for whose account the relevant Letter of Credit was issued, jointly and severally, shall pay to the Administrative Agent for the account of the relevant Issuing Agent (i) such Issuing Agent's standard issuance fee for each Commercial Letter of Credit issued by such Issuing Agent and (ii) such Issuing Agent's standard drawing, negotiation, amendment, and other administrative fees for each Letter of Credit issued by such Issuing Agent. Such standard fees referred to in the preceding clauses (i) and (ii) may be established by each such Issuing Agent from time to time.

         Section 6.3. Administrative Agent Fees. The Company shall pay to the Administrative Agent the fees agreed to in a letter exchanged between them.

         Section 6.4. Closing Fees. The Company shall pay to the Administrative Agent for the account of the Banks the closing fees agreed to in a letter or letters exchanged between them.

         Section 6.5. Fee Calculations. All fees payable hereunder shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed.

                 SECTION 7.  PLACE AND APPLICATION OF PAYMENTS

         Section 7.1. Place of Payments. All payments of amounts payable under this Agreement to the Banks in U.S. Dollars shall be made to the Administrative Agent by no later than 12:00 noon (Chicago time) (or in the case of payments on Swing Line Loans, 2:00 p.m. (Chicago time)) at the principal office of the Administrative Agent in Chicago, Illinois (or such other location in the State of Illinois as the Administrative Agent may designate to the Company or the relevant Borrower) or, if such payment is to be made in an Alternative Currency, no later than 12:00 noon local time (or in the case of payments on Multicurrency Swing Line Loans, 2:00 p.m. local time, or in case of any Loan payable in an Alternative Currency, such earlier time as the Administrative Agent may notify to the Company as is necessary for such funds to be received for same day value on the date of such payment) at the place of payment to such office as the Administrative Agent has previously agreed to with the Company (acting on behalf of the applicable

Borrower) for the benefit of the Person or Persons entitled thereto. Any payments received after such time shall be deemed to have been received by the Administrative Agent on the next Business Day and shall bear interest for such additional day or days, as the case may be, in accordance with the provisions of this Agreement.

         Section 7.2. Funds and Remittance. All such payments shall be made (i) if in U.S. Dollars, in immediately available funds at the place of payment, or (ii) if in an Alternative Currency, in such Alternative Currency in funds then customary for the settlement of international transactions in such currency, in each case without setoff or counterclaim. The Administrative Agent will promptly thereafter (and in any case, for U.S. Dollars, before the close of business on the day the Administrative Agent receives such funds, if timely received by the Administrative Agent) cause to be distributed like funds relating to the payment of principal or interest on Committed Loans, or Reimbursement Obligations in which the Banks have purchased participating interests, or Facility Fees or letter of credit participation fees, ratably to the Banks and like funds relating to the payment of any other amount payable to any Person to such Person, in each case to be applied in accordance with the terms of this Agreement.

                    SECTION 8.  DEFINITIONS; INTERPRETATIONS

         Section 8.1. Definitions. The following terms when used herein have the following meanings:

         "Account" is defined in Section 13.4(b) hereof.

         "Acquisition" means any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Company or any of the Subsidiaries (i) acquires any going business, line of business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise, or
(ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation or other firm which have ordinary voting power for the election of the board of directors or similar governing body of such corporation or firm (other than securities having such power only by reason of the happening of a contingency).

         "Administrative Agent" means Harris Trust and Savings Bank and any successor pursuant to Section 15.7 hereof.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with their correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event for purposes of this definition: (i) any Person which owns directly or indirectly 20% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 20% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each director and executive officer of the Company or any Subsidiary shall be deemed an Affiliate of the Company and each Subsidiary.

         "Agents" means the Administrative Agent, each Issuing Agent and each Swing Line Bank, in each case in its capacity as such.

         "Alternative Currency" means any of Belgian Francs, Deutsche Marks, Dutch Guilders, Japanese Yen, Pound Sterling, Spanish Pesetas, Australian Dollars, Canadian Dollars, French Francs, Italian Lira, Swiss

Francs, Austrian Shillings and any other currency (each such other non-designated currency being hereinafter referred to as an "Other Alternative Currency") available to each Bank, in each case for so long as such designated Alternative Currency and Other Alternative Currency is freely transferable and freely convertible to U.S. Dollars and the Dow Jones Telerate Service or Reuters monitor Money Rates Service (or any successor to either) reports a LIBOR for such currency for interest periods of one, two, three and six calendar months; provided, however, that availability of each Other Alternative Currency is subject to the additional conditions that (a) none of the Banks has notified the Administrative Agent that in the judgment of such Bank, it is impossible, illegal or impracticable for such Bank to make or participate in Loans in such Other Alternative Currency or that in the judgment of such Bank, additional costs or expenses will be incurred by such Bank or additional taxes, charges or other impositions will be imposed on such Bank (such as withholding taxes of the type described in Section 17.1(a) hereof) as a result of making or participating in Loans in such Other Alternative Currency disbursed or payable in the United States or any Approved Jurisdiction and (b) such amendments, modifications or supplements are made to this Agreement as the Administrative Agent determines are necessary or appropriate to give effect to the borrowing and funding of Loans in such Other Alternative Currency.

         "Alternative Swing Line Currency" means any of Deutsche Marks, Dutch Guilders, Pound Sterling, French Francs, Swiss Francs and Austrian Shillings, in each case for so long as such currency constitutes an Alternative Currency; provided, however, that availability of each Alternative Swing Line Currency is subject to the additional conditions that (a) the Multicurrency Swing Line Bank has not notified the Administrative Agent that in the judgment of the Multicurrency Swing Line Bank, it is impossible, illegal or impracticable for such Bank to make Multicurrency Swing Line Loans in such Alternative Swing Line Currency or that in the judgment of the Multicurrency Swing Line Bank, additional costs or expenses will be incurred by such Bank or additional taxes, charges or other impositions will be imposed on such Bank (such as withholding taxes of the type described in Section 17.1(a) hereof) as a result of making Multicurrency Swing Line Loans in such Alternative Swing Line Currency disbursed or payable in the United States or any Approved Jurisdiction and (b) such amendments, modifications or supplements are made to this Agreement as the Administrative Agent and Multicurrency Swing Line Bank determine are necessary or appropriate to give effect to the borrowing and funding of Multicurrency Swing Line Loans in such Alternative Swing Line Currency.

         "Applications" is defined in Section 1.2(d) hereof.

         "Approved Jurisdictions" means Austria, Belgium, Germany, Holland, Italy, Japan, Spain, Switzerland and the United Kingdom.

         "Australian Dollars" means the lawful currency of Australia.

         "Austrian Shillings" means the lawful currency of Austria.

         "Authorized Representative" means any person shown on the list of officers provided by the Company pursuant to Section 11.1(f) hereof, or any other person shown on any updated such list provided by the Company to the Administrative Agent, or any further or different officer(s) or employee(s) of the Company so named by any Authorized Representative in a written notice to the Administrative Agent.

         "Bank" means each bank signatory hereto, and its successors, and any assignee of a Bank pursuant to Section 17.12 hereof and includes each Issuing Agent in its capacity as issuer of Letters of Credit and holder of L/C Obligations after giving effect to each Participating Bank's interest therein and also includes each Swing Line Bank in its capacity as the lender on its Swing Line Loans after giving effect to each Participating Bank's interest therein.

         "Base Outside Investment Amount" means $86,000,000 unless and until the Quartet Acquisition occurs, in which event the Base Outside Investment Amount shall be increased to $91,000,000 or such lesser amount as shall be reflected on the first Outside Investment List submitted in accordance herewith giving effect to the Quartet Acquisition.

         "Belgian Francs" means the lawful currency of the Kingdom of Belgium.

         "Bid" is defined in Section 2.2(c) hereof.

         "Bid Loan" is defined in Section 2.1 hereof.

         "Bid Loan Limit" shall mean an amount (x) equal to the Revolving Credit Commitments if and so long as Level I Status, Level II Status or Level III Status exists, (y) equal to 50% of the Revolving Credit Commitments if and so long as Level IV Status exists and (z) equal to $0 at all other times.

         "Bid Loan Request" is defined in Section 2.2(a) hereof.

         "Bid Loan Request Confirmation" is defined in Section 2.2(a) hereof.

         "Bid Note" is defined in Section 5.6(b) hereof.

         "Borrower" is defined in the introduction hereto.

         "Borrowing" means the total of Loans of a single type made by one or more Banks to the same Borrower on a single date and for a single Interest Period. Borrowings of Committed Loans are made ratably from each of the Banks according to their Revolving Credit Commitments. Borrowings of a Bid Loan or Bid Loans are made from a Bank or Banks in accordance with the procedures of
Section 2 hereof. Borrowings of Domestic Swing Line Loans are made from the Domestic Swing Line Bank in accordance with the procedures of Section 3 hereof. Borrowings of Multicurrency Swing Line Loans are made from the Multicurrency Swing Line Bank in accordance with the procedures of Section 4 hereof. The term "Committed Borrowing" shall mean a Borrowing of Committed Loans advanced pursuant to Section 1.4 hereof, the term "Bid Borrowing" shall mean a Borrowing of Bid Loans advanced pursuant to Section 2 hereof and the term "Swing Line Borrowing" shall mean a Borrowing of Swing Line Loans advanced pursuant to
Section 3 or Section 4 hereof.

         "Borrowing Date" is defined in Section 2.2(a) hereof.

         "Borrowing Subsidiary" is defined in Section 5.10 hereof.

         "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan, on which banks are dealing in U.S. Dollar deposits or the relevant Alternative Currency in the interbank market in London, England and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in an Alternative Currency, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loan are to be made.

         "Canadian Dollars" means the lawful currency of Canada.

         "Capital Lease" of a Person means at any date any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Change of Control Event" means that at any time Lane Industries, Inc., a Delaware corporation, fails to own and control, either directly or indirectly through one or more of its subsidiaries, a sufficient number of shares of the Company's outstanding Voting Stock to elect a majority of the Board of Directors of the Company.

         "Co-Agents" is defined in the introductory paragraph hereof.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commercial Letter of Credit" means a Letter of Credit that finances a commercial transaction by paying part or all of the purchase price for goods against delivery of a document of title covering such goods and any other required documentation.

         "Committed L/C Obligations" means L/C Obligations owed to the Administrative Agent.

         "Committed Loan" is defined in Section 1.1 hereof.

         "Committed Loan Notes" is defined in Section 5.6(a) hereof.

         "Commitments" means the Revolving Credit Commitments, the L/C Commitment, the Domestic Swing Line Commitment and the Multicurrency Swing Line Commitment, and the term "Commitment" means any of the foregoing unless the context in which such term is used shall otherwise require.

         "Company" means General Binding Corporation, a Delaware corporation.

         "Compliance Certificate" means a duly completed certificate in the form of Exhibit H hereto.

         "Confirmation of Bid" is defined in Section 2.2(c) hereof.

         "Consolidated Current Ratio" means, at any time the same is to be determined, the ratio of current assets of the Company and its Subsidiaries to current liabilities of the Company and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP consistently applied, but in any event excluding the Loans from current liabilities for such purposes.

         "Consolidated Debt" means all Debt of the Company and its Subsidiaries determined (without duplication) on a consolidated basis in accordance with GAAP; provided, however, that it is understood that to avoid duplication in calculating Consolidated Debt, only Guaranties of third parties' obligations and of other obligations not otherwise included in the Debt of the Company or of a consolidated Subsidiary shall be included.

         "Consolidated EBITDA" means, for any period, determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP, (i) earnings before income taxes for such period, plus (ii) Consolidated Interest Expense for such period, plus (iii) the amount of all depreciation and amortization expense deducted in determining earnings for such period, plus
(iv) the amount (not to exceed $5,000,000) of any decrease in earnings during such period due solely to any write-up of inventory resulting from application of purchase accounting methods to account for the Quartet Acquisition, minus
(v) net earnings for such period of any unconsolidated Person in which the Company or any Subsidiary has an ownership interest, unless such earnings are received in cash pursuant to a dividend distribution (or equivalent distribution in the event of one made by a Person other than a corporation) received by the Company, any Borrower or any Guarantor, plus (vi) net losses for such period of any unconsolidated Person in which the Company or any Subsidiary has an ownership interest to the extent such losses are deducted in determining earnings for such period in an amount in excess of any increase during such period in Investments of the Company and its Subsidiaries in such Person; provided, however, that if the Quartet Acquisition occurs at any time during such period, Consolidated EBITDA shall be calculated on a proforma basis to include earnings of Quartet for the entire period as if the Quartet Acquisition had taken place, and Quartet had been a Subsidiary, on the first day of such period, all as reasonably calculated by the Company based on historical operations (including, but not limited to, operations conducted during such quarter) and reasonably calculated adjustments due to anticipated operational changes.

         "Consolidated Interest Expense" means, for any period, an amount equal to interest expense during such period on Consolidated Debt, as determined on a consolidated basis in accordance with GAAP; provided, however, that if the Quartet Acquisition occurs at any time during such period, Consolidated Interest Expense shall be equal to the product of (x) interest expense on Consolidated Debt, as reasonably determined on a consolidated basis, from and including the date of such Acquisition through the close of such period, multiplied by (y) a fraction, the numerator of which is the number of days in such period and the denominator of which is the number of those days in such period including and following the date of such Acquisition.

         "Consolidated Shareholder's Equity" means, as of any date the same is to be determined, the total shareholder's equity (including capital stock, additional paid-in-capital and retained earnings after deducting treasury stock, but excluding minority interests in Subsidiaries) which would appear on a balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Assets" shall mean as of the date of any determination thereof, the total amount of all assets of the Company and its Subsidiaries as determined on a consolidated basis in accordance with GAAP.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "Credit Documents" means this Agreement (including each Election to Participate and Election to Terminate issued hereunder), the L/C Documents and the Notes.

         "Credit Event" means the advancing of any Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

         "Debt" means, for any Person, any Indebtedness of such Person of the type described in clauses (i) through (vi) of the definition of such term.

         "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "Deutsche Marks" means the lawful currency of the Federal Republic of Germany.

         "Domestic Borrower" means each Borrower which is a Domestic
Subsidiary.

         "Domestic Rate" is defined in Section 1.3(a) hereof.

         "Domestic Rate Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 1.3(a) hereof.

         "Domestic Rate Margin" is defined in Section 1.3(a) hereof.

         "Domestic Subsidiary" means each Subsidiary of the Company which is organized under the laws of the United States of America or any State thereof.

         "Domestic Swing Line Bank" is defined in Section 3.1 hereof.

         "Domestic Swing Line Commitment" means $25,000,000, as such amount may be reduced pursuant to Section 5.7 hereof.

         "Domestic Swing Line Loans" is defined in Section 3.1 hereof.

         "Domestic Swing Line Note" is defined in Section 5.6(c) hereof.

         "Domestic Swing Line Rate" is defined in Section 3.3 hereof.

         "Dutch Guilder" means the lawful currency of the Kingdom of The Netherlands.

         "Effective Date" means the date on which the Administrative Agent has received signed counterpart signature pages of this Agreement from each of the signatories (or, in the case of a Bank, confirmation that such Bank has executed such a counterpart and dispatched it for delivery to the Administrative Agent) and the conditions in Section 11.1 hereof have been fulfilled.

         "Election to Participate" means a letter to the Administrative Agent in the form of Exhibit L hereto executed by a Borrowing Subsidiary and an Authorized Representative and acknowledged by the Administrative Agent.

         "Election to Terminate" means a letter in the form of Exhibit M hereto executed by a Borrowing Subsidiary and an Authorized Representative and acknowledged by the Administrative Agent.

         "Environmental and Health Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, judgments, permits and other governmental rules or restrictions relating to human health, safety (including without limitation occupational safety and health standards), or the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurocurrency Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 1.3(b) hereof and "Committed Eurocurrency Loan" means a Eurocurrency Loan made pursuant to the provisions of Section 1.4 hereof and "Eurocurrency Bid Loan" means a Eurocurrency Loan made pursuant to the provisions of Section 2 hereof. A Multicurrency Swing Line Loan is a Eurocurrency Loan.

         "Eurocurrency Loans" shall include both Committed Eurocurrency Loans and Eurocurrency Bid Loans unless the context otherwise requires.

         "Eurocurrency Margin" is defined in Section 1.3(b) hereof.

         "Eurocurrency Reserve Percentage" means, for any Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto.
For purposes of this definition, the Eurocurrency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

         "Event of Default" means any of the events or circumstances specified in Section 13.1 hereof.

         "Facility Fee" means any of the fees payable by the Company to the Banks under Section 6.1 hereof.

         "Facility Fee Rate" is defined in Section 6.1 hereof.

         "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Domestic Rate in
Section 1.3(a) hereof.

         "Fixed Rate Loans" means Eurocurrency Loans, Bid Loans and Swing Line Loans.

         "Foreign Borrower" means each Borrower which is a Foreign Subsidiary.

         "Foreign Credit L/C Obligations" means L/C Obligations owed to the Multicurrency Swing Line Bank.

         "Foreign Subsidiary" shall mean each Subsidiary that is not a Domestic Subsidiary.

         "French Francs" means the lawful currency of the Republic of France.

         "GAAP" means generally accepted accounting principles, from time to time in effect, consistently applied.

         "Guarantor" means the Company and each Domestic Subsidiary of the Company that is a signatory hereto or that executes and delivers to the Administrative Agent a Subsidiary Guarantee Agreement in the form of Exhibit O hereto along with the accompanying closing documents required by Section 12.1 hereof.

         "Guaranty" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or letter of credit.

         "Hazardous Material" means and includes (a) any asbestos, PCBs or dioxins or insulation or other material composed of or containing asbestos, PCBs or dioxins and (b) any petroleum product or derivative or other hydrocarbon, and any hazardous or toxic waste, substance or material defined as such in (or for purposes of) CERCLA, any so-called "Superfund" or "Superlien" law, or any other applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating or pertaining to any such waste, substance or material, as in effect now or at any time hereafter.

         "Incremental Outside Investment Amount" means as of any time, 10% of Consolidated Total Assets as of the close of the then most recent fiscal quarter of the Company for which a Compliance Certificate is available; provided, however, that if (i) Level I, Level II or Level III was in effect for the most recent Pricing Date, the Company wishes to make an Investment subsequent to such Pricing Date and the Company has demonstrated that on a proforma basis (as if such Investment had been made as of the close of the then most recent fiscal quarter of the Company for which a Compliance Certificate is available) Level I, Level II or Level III would have existed as of the end of such fiscal quarter or (ii) Level I, Level II or Level III was in effect for the two most recent Pricing Dates, the Incremental Outside Investment Amount shall then be set at 15% of Consolidated Total Assets as of close of the most recent fiscal quarter of the Company for which a Compliance Certificate is available.

         "Indebtedness" means and includes, for any Person, all obligations of such Person, without duplication, which are required by GAAP to be shown as liabilities on its balance sheet, and in any event shall include all of the following whether or not so shown as liabilities: (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business on terms customary in the trade,
(iii) obligations of such Person evidenced by notes, acceptances, or other instruments of such

Person, (iv) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (v) Capitalized Lease Obligations of such Person and
(vi) obligations for which such Person is obligated pursuant to a Guaranty.

         "Interest Coverage Ratio" means, for any period of four consecutive fiscal quarters of the Company ending with the most recently completed such fiscal quarter, the ratio of Consolidated EBITDA for such period to Consolidated Interest Expense for such period.

         "Interest Period" is defined in Section 5.1 hereof.

         "Investment" is defined in Section 12.14 hereof.

         "Issuing Agent" is defined in Section 1.2(a) hereof.

         "Italian Lira" means the lawful currency of Italy.

         "Japanese Yen" means the lawful currency of Japan.

         "L/C Commitment" means $25,000,000, as such amount may be reduced pursuant to Section 5.7 hereof.

         "L/C Documents" means the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

         "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

         "Lending Office" is defined in Section 14.4.

         "Letter of Credit" is defined in Section 1.2(a) hereof.

         "Level I" means the Borrower's Leverage Ratio as of the end of the Borrower's fiscal quarter ending immediately prior to the most recent Pricing Date is less than 2.00 to 1.00.

         "Level II" means the Borrower's Leverage Ratio as of the end of the Borrower's fiscal quarter ending immediately prior to the most recent Pricing Date is greater than or equal to 2.0 to 1.00 and less than 2.50 to 1.00.

         "Level III" means the Borrower's Leverage Ratio as of the end of the Borrower's fiscal quarter ending immediately prior to the most recent Pricing Date is greater than or equal to 2.50 to 1.00 and less than 3.00 to 1.00.

         "Level IV" means the Borrower's Leverage Ratio as of the end of the Borrower's fiscal quarter ending immediately prior to the most recent Pricing Date is greater than or equal to 3.00 to 1.00 and less than 3.50 to 1.00, or that Level IV is deemed to exist as set forth below in the definition of Pricing Date.

         "Level V" means the Borrower's Leverage Ratio as of the end of the Borrower's fiscal quarter ending immediately prior to the most recent Pricing Date is greater than or equal to 3.50 to 1.00.

         "Leverage Ratio" means, as of any time the same is to be determined, the ratio of Consolidated Debt at such time to Consolidated EBITDA for the four most recently completed fiscal quarters of the Company.

         "LIBOR" is defined in Section 1.3(b) hereof.

         "Lien" of a Person means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a capitalized lease or analogous instrument, in, of or on any property of such Person.

         "Loan" means and includes Committed Loans, Bid Loans, Domestic Swing Line Loans and Multicurrency Swing Line Loans, and each of them singly, and the term "type" of Loan refers to its status as a Committed Loan, Bid Loan, Domestic Swing Line Loan or Multicurrency Swing Line Loan or, if a Committed Loan, to its status as a Domestic Rate Loan or Eurocurrency Loan, or if a Bid Loan, to its status as a Stated Rate Bid Loan or Eurocurrency Bid Loan.

         "Loan Documents" means this Agreement (including each Election to Participate and Election to Terminate issued hereunder), the Subsidiary Guarantee Agreements, the L/C Documents and the Notes.

         "Maryland IRB Indenture" is defined in Section 1.3(a) hereof.

         "Material Adverse Effect" means (i) any materially adverse change in the business, operations, financial condition or Properties of the Company and its Subsidiaries, taken as a whole, or (ii) any fact or circumstance which singly or in the aggregate causes a materially adverse change described in clause (i) with respect to the Company and its Subsidiaries, taken as a whole, or (iii) the inability of any Borrower or Guarantor to perform in any material respect its obligations under the Credit Documents or the inability of any of the Banks or any Agent to enforce in any material respect their rights under the Loan Documents.

         "Material Domestic Subsidiary" means (i) each Domestic Subsidiary which is a Borrowing Subsidiary, (ii) each Domestic Subsidiary whose consolidated total assets (directly and together with its subsidiaries), as of the close of the current or any subsequent fiscal year of the Company for which audited financial statements are available, were greater than $5,000,000, (iii) each Domestic Subsidiary whose consolidated gross sales (directly and together with its subsidiaries), for the current or any subsequent fiscal year of the Company for which audited financial statements are available, were greater than $5,000,000 and (iv) each Domestic Subsidiary which becomes a Domestic Subsidiary by reason of the following proviso; provided, however, that each Domestic Subsidiary which would (but for the application of this proviso to such Subsidiary) constitute a Non-Material Domestic Subsidiary with the greatest total assets shall constitute a Material Domestic Subsidiary if (i) the consolidated gross sales of such Domestic Subsidiary (directly and together with its subsidiaries), when taken together with the consolidated gross sales of all other Non-Material Domestic Subsidiaries (directly and together with their respective subsidiaries), in each case for the most recently completed fiscal year of the Company for which audited financial statements are available, equal or exceed 3% of consolidated gross sales of the Company and its Subsidiaries for such fiscal year or (ii) the consolidated total assets of such Domestic Subsidiary (directly and together with its subsidiaries), when taken together with the consolidated total assets of all other Non-Material Domestic Subsidiaries (directly and together with their respective subsidiaries), in each case as of the date of such financial statements, equal or exceed 3% of Consolidated Total Assets as of such date. Once a Domestic Subsidiary is a Material Domestic Subsidiary, it shall remain a Material Domestic Subsidiary unless and until the Required Banks agree otherwise.

         "Material Plan" is defined in Section 13.1(i) hereof.

         "Multicurrency Swing Line Bank" is defined in Section 4.1 hereof.

         "Multicurrency Swing Line Commitment" means $25,000,000, as such amount may be reduced pursuant to Section 5.7 hereof.

         "Multicurrency Swing Line Loan" is defined in Section 4.1 hereof.

         "Multicurrency Swing Line Note" is defined in Section 5.6(d) hereof.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Non-Material Domestic Subsidiary" means each Domestic Subsidiary that is not a Material Domestic Subsidiary.

         "Note" means and includes the Committed Loan Notes, the Bid Notes, the Domestic Swing Line Note and Multicurrency Swing Line Note and each individually, unless the context in which such term is used shall otherwise require.

         "Offer" is defined in Section 2.2(c) hereof.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans and L/C Obligations, all accrued and unpaid facility fees and letter of credit fees and all other payment obligations of any one or more of the Borrowers to any one or more of the Agents or Banks in each case arising under any one or more of the Credit Documents.

         "Original Dollar Amount" means the amount of any Obligation denominated in U.S. Dollars and, in relation to any Loan denominated in an Alternative Currency, the U.S. Dollar Equivalent of such Loan on the first day of its Interest Period and, in relation to any L/C Obligation denominated in an Alternative Currency, the U.S. Dollar Equivalent of such L/C Obligation on the day such amount is being computed.

         "Outside Investment List" means a duly completed certificate from the Company in the form of Exhibit P hereto describing in reasonable detail (by item and amount) the Outside Investments as of a specified date.

         "Outside Investments" means Investments of the type permitted solely by reason of Section 12.14(h) hereof.

         "Overnight Foreign Currency Rate" shall mean for any amount payable in a currency other than U.S. Dollars, the rate of interest per annum as determined by the Administrative Agent (or in the case of any amount payable on a Multicurrency Swing Line Loan, the Multicurrency Swing Line Bank) (rounded upwards, if necessary, to the nearest whole multiple of one-hundredth of one percent (1/100 of 1%)) at which overnight or weekend deposits of the appropriate currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the Administrative Agent (or if applicable as aforesaid, the Multicurrency Swing Line Bank) may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent (or if applicable as aforesaid, the Multicurrency Swing Line Bank) to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of the related Loan or Reimbursement Obligation (or, if the Administrative Agent (or if applicable as aforesaid, the Multicurrency Swing Line Bank) is not placing deposits in such currency in the interbank market, then the cost of funds to the Administrative Agent or Multicurrency Swing Line Bank, as applicable, in such currency for such period).

         "Participating Bank" is defined in Sections 1.2(f), 3.5 and 4.3 hereof.

         "PBGC" means the Pension Benefit Guaranty Corporation and its successors and assigns.

         "Percentage" means, for each Bank, the percentage of the Revolving Credit Commitments represented by such Bank's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Bank (including through participation interests as a Participating Bank in Swing Line Loans and Reimbursement Obligations) of the aggregate principal amount of all outstanding Committed Loans, Swing Line Loans and L/C Obligations.

         "Permitted Liquid Investments" means investments that would reasonably be considered cash equivalents or other short-term, high quality, liquid investments.

         "Person" means any corporation, natural person, firm, joint venture, partnership, limited liability company, trust, unincorporated organization, enterprise, government or any department or agency of any government.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code as to which the Company or any Subsidiary may have any liability.

         "Pound Sterling" means the lawful currency of the United Kingdom.

         "Pricing Date" means, for any fiscal quarter of the Company ended after the date hereof (except for the last such fiscal quarter in each fiscal year of the Company), the sixtieth day after the last day of such fiscal quarter and for the last such fiscal quarter, the ninetieth day after the last day of such fiscal quarter; provided, however, that if the Quartet Acquisition occurs, the date of the closing of the Quartet Acquisition shall constitute an additional Pricing Date, at which time Level IV shall be deemed to exist until the next Pricing Date (unless the Company is then more than five (5) Business Days late in delivering the most recent Compliance Certificate required by this Agreement, in which event the following provisions of this paragraph shall govern). The Domestic Rate Margin, the Eurocurrency Margin and the Facility Fee Rate established on a Pricing Date shall remain in effect until the next Pricing Date (and for the next five (5) Business Days in the event set forth in the immediately following sentence). If the Company has not delivered a Compliance Certificate by the fifth Business Day following the date such Compliance Certificate is required to be delivered under Section 12.6(b) hereof, until a Compliance Certificate is delivered before the next Pricing Date, the Domestic Rate Margin, the Eurocurrency Margin and the Facility Fee Rate shall be set from (but not including) such fifth Business Day as if Level V existed. If the Company subsequently delivers such a Compliance Certificate before the next Pricing Date, the Domestic Rate Margin, the Eurocurrency Margin and the Facility Fee Rate established by such late-delivered Compliance Certificate shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Domestic Rate Margin, the Eurocurrency Margin and the Facility Fee Rate established by a Compliance Certificate shall be in effect from the Pricing Date that coincides with the deadline for delivery of the corresponding Compliance Certificate until the next Pricing Date.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

         "Quartet" means Quartet Manufacturing Company, a Delaware corporation.

         "Quartet Acquisition" shall mean the Acquisition by the Company of certain assets of Quartet Manufacturing Company, a Delaware corporation, pursuant to the Quartet Purchase Agreement.

         "Quartet Purchase Agreement" shall mean the certain Asset Purchase Agreement dated as of November 12, 1996 between the Company and Quartet relating to the Quartet Acquisition.

         "Refunding Borrowing" is defined in Section 1.4(d) hereof.

         "Reimbursement Obligation" is defined in Section 1.2(e) hereof.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or of Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code).

         "Required Banks" means, as of the date of determination thereof, those Banks holding at least 60% of the Percentages.

         "Responsible Officer" means the individuals (if any) holding the following offices in the Company or performing the following functions for the
Company: chief executive officer, chief financial officer, chief operating officer, treasurer, assistant treasurer and general counsel.

         "Revolving Credit Commitments" is defined in Section 1.1 hereof.

         "Revolving Credit Termination Date" means January 13, 2002.

         "Set-off" is defined in Section 17.7 hereof.

         "Significant Subsidiary" means (i) each Subsidiary except a Subsidiary that neither (a) has (together with its subsidiaries) consolidated total assets that constitute more than 3% of Consolidated Total Assets as of the close of the current or any subsequent fiscal year of the Company for which audited financial statements are available, nor (b) has (together with its subsidiaries) consolidated gross sales that constitute more than 3% of consolidated gross sales of the Company and its Subsidiaries as of the close of the current or any subsequent fiscal year of the Company for which audited financial statements are available, (ii) each Borrowing Subsidiary and (iii) each Guarantor (other than the Company). Assets and sales of Foreign Subsidiaries shall be converted into U.S. Dollars at the U.S. Dollar Equivalent as of the date of the most recent audited financial statements furnished to the Banks pursuant to Section 12.6(a) hereof. Once a Subsidiary is a Significant Subsidiary, it shall remain a Significant Subsidiary unless and until the Required Banks agree otherwise.

         "Single Employer Plan" means a Plan maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

         "Spanish Pesetas" means the lawful currency of Spain.

         "Standby Letter of Credit" means a Letter of Credit that is not a Commercial Letter of Credit.

         "Stated Rate Bid Loan" is defined in Section 2.1 hereof.

         "Subsidiary" means, as to the Company, any corporation or other Person of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more of its Subsidiaries.

         "Subsidiary Guarantee Agreement" means a letter to the Administrative Agent in the form of Exhibit O hereto executed by a Domestic Subsidiary whereby it acknowledges it is party hereto as a Guarantor under Section 16 hereof.

         "Swing Line Banks" means the Domestic Swing Line Bank and the Multicurrency Swing Line Bank, and the term "Swing Line Bank" shall mean each of the Swing Line Banks individually, unless the context in which such term is used shall otherwise require.

         "Swing Line Loans" means the Domestic Swing Line Loans and the Multicurrency Swing Line Loans, and the term "Swing Line Loan" shall mean each of the Swing Line Loans individually, unless the context in which such term is used shall otherwise require.

         "Swiss Francs" means the lawful currency of Switzerland.

         "Unfunded Vested Liabilities" means, (i) in the case of Single Employer Plans, the amount (if any) by which the present value of all vested nonforfeitable benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, and (ii) in the case of Multiemployer Plans, the withdrawal liability of the Company or other member of the Controlled Group under such Multiemployer Plan.

         "Unused Revolving Credit Commitments" means as of any time, the difference between (x) the Revolving Credit Commitments then in effect and (y) the greater of the (i) Original Dollar Amount and (ii) U.S. Dollar Equivalent, as the case may be, of the aggregate principal amount of all Loans (whether Committed Loans, Swing Line Loans or Bid Loans) and L/C Obligations then outstanding.

         "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

         "U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting a foreign currency into U.S. Dollars in the spot market at the exchange rate quoted by the Administrative Agent (or the Multicurrency Swing Line Bank, for the sole purpose of determining the amount of Multicurrency Swing Line Loans or Foreign Credit L/C Obligations if such determination would result in a larger amount and the Multicurrency Swing Line Bank so informs the Administrative Agent) at approximately 11:00 a.m. (London time) two Business Days prior to the date on which a computation thereof is required to be made, to major banks in the interbank foreign exchange market for the purchase of U.S. Dollars with such foreign currency.

         "Voting Stock" of any Person means capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

         "Wholly-Owned" when used in connection with any Subsidiary of the Company means a Subsidiary of which all of the issued and outstanding shares of stock or other equity interests (other than directors' qualifying shares as required by law) shall be owned by the Company and/or one or more of its Wholly-Owned Subsidiaries.

         Section 8.2. Interpretation. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day herein shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

             SECTION 9.  REPRESENTATIONS AND WARRANTIES OF COMPANY

         The Company hereby represents and warrants to each Bank as to itself and, where the following representations and warranties apply to Subsidiaries, as to each of its Subsidiaries, as follows:

         Section 9.1. Corporate Organization and Authority. The Company is duly organized and existing in good standing under the laws of the State of Delaware; has all necessary corporate power to carry on its present business; and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing, qualification or good standing necessary and in which the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect.

         Section 9.2. Subsidiaries. Schedule 9.2 (as updated from time to time pursuant to Section 12.6(a)) hereto identifies, as of the date of the most recent such Schedule delivered to the Administrative Agent, each Subsidiary, the jurisdiction of its incorporation, the percentage of issued and outstanding shares of each class of its capital stock owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and the number of shares of each class issued and outstanding. Each Subsidiary is duly incorporated and existing in good standing as a corporation under the laws of the jurisdiction of its incorporation, has all necessary corporate power to carry on its present business, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would have a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and outstanding and fully paid and nonassessable except as set forth on Schedule 9.2 hereto. All such shares owned by the Company are owned beneficially, and of record, free of any Lien. Each Subsidiary that is a Significant Subsidiary is so noted Schedule 9.2 hereto. Each Material Domestic Subsidiary is a Guarantor except to the extent
(i) Section 12.1 does yet require such Subsidiary be a Guarantor and (ii) in the case of those Subsidiaries established or acquired after the date hereof, the Required Banks have agreed pursuant to Section 12.1 hereof that the same need not be Guarantors.

         Section 9.3. Corporate Authority and Validity of Obligations. The Company has full right and authority to enter into this Agreement and the other Credit Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to apply for the issuance of the Letters of Credit, and to perform all of its obligations under the Credit Documents to which it is a party. Each Guarantor has full right and authority to enter into this Agreement as a signatory hereto or pursuant to a Subsidiary Guarantee Agreement and to perform all of its obligations hereunder or thereunder. Each Credit Document to which the Company or any Guarantor is a party has been duly authorized, executed and delivered by the Company or such Guarantor, as the case may be, and constitutes a valid and binding obligation of the Company or such Guarantor, enforceable in accordance with its terms, subject to general principles of equity and bankruptcy, reorganization, insolvency and similar laws of general application to enforcement of creditors' rights. No Credit Document, nor the performance or observance by the Company or any Guarantor of any of the matters or things therein provided for, contravenes any provision of law or any charter or by-law provision of the Company or any Guarantor or any Contractual Obligation of or affecting the Company or any Guarantor or any of their respective Properties which if breached would reasonably be expected to have a Material Adverse Effect or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of the Company or any Subsidiary.

         Section 9.4. Financial Statements. All audited financial statements heretofore delivered to the Banks showing historical performance of the Company for each of the Company's fiscal years ending on or before December 31, 1995, and the unaudited interim financial statements heretofore delivered to the Banks for the three fiscal quarters ending September 30, 1996, in each case, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year. Each of such financial statements fairly presents on a consolidated basis the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby. The Company and its Subsidiaries have no material contingent liabilities other than those disclosed in such financial statements referred to in this Section 9.4 or in comments or footnotes thereto, or in any report supplementary thereto, heretofore furnished to the Banks. The Company and its Subsidiaries have no material Outside Investments other than those disclosed in the most recent Outside Investment List furnished to the Banks. Since December 31, 1995, there has occurred no event which has had or would reasonably be expected to have a Material Adverse Effect.

         Section 9.5. No Litigation; No Labor Controversies. (a) There is no litigation or governmental proceeding pending, or to the knowledge of the Company or any Subsidiary threatened, against the Company or any Subsidiary which would reasonably be expected to be adversely determined and which, if adversely determined, would have a Material Adverse Effect.

         (b) There are no labor controversies pending or, to the best knowledge of the Company or any Subsidiary, threatened against the Company or any Subsidiary which would be reasonably expected to have a Material Adverse Effect.

         Section 9.6. Taxes. The Company and its Subsidiaries have filed all United States federal and state income tax returns, and all other material tax returns, required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except (i) such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided and (ii) the taxes listed on
Schedule 9.6 hereto. The United States income tax returns of the Company and the Subsidiaries, on a consolidated basis, have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1990. No tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims are material to the financial condition of the Company and its Subsidiaries on a consolidated basis taken as a whole. To the best of the Company's knowledge, the charges, accruals and reserves on the books of the Company and its Subsidiaries for any taxes or other governmental charges are adequate.

         Section 9.7. Approvals. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Company or any Subsidiary or from any other Person, in either case which has not yet been made or obtained, is necessary for the valid execution, delivery or performance by the Company or any Subsidiary of any Credit Document to which it is a party.

         Section 9.8.     ERISA.  Except as set forth on Schedule 9.8 hereto,
(i) each Plan complies in all material respects with all applicable requirements of law and regulations to the extent noncompliance therewith would reasonably be expected to create a liability to the Company or any Subsidiary aggregating in excess of $10,000,000, (ii) no Reportable Event has occurred with respect to any Plan, (iii) neither the Company nor any of its Subsidiaries has withdrawn from any Plan or initiated steps to do so, and (iv) no steps have been taken to terminate any Plan except as disclosed in writing by the Company to the Banks.

         Section 9.9. Government Regulation. Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 9.10. Margin Stock. Neither the Company nor any Subsidiary is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock ("margin stock" to have the same meaning herein as in Regulation U of the Board of Governors of the Federal Reserve System). The Company will not use the proceeds of any Loan or Letter of Credit in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System.

         Section 9.11. Licenses and Authorizations; Compliance with Environmental and Health Laws. (a) The Company and each of its Subsidiaries has all necessary licenses, permits and governmental authorizations to own and operate its Properties and to carry on its business as currently conducted and contemplated, except to the extent the failure to have such licenses, permits or authorizations would not have a Material Adverse Effect.

         (b) To the best of the Company's knowledge, the business and operations of the Company and each Subsidiary comply in all respects with all applicable Environmental and Health Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

         (c) Neither the Company nor any Subsidiary has given, nor is it required to give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand to or from any governmental entity or in connection with any court proceeding which would reasonably be expected to result in a Material Adverse Effect claiming that: (i) the Company or any Subsidiary has violated, or is about to violate, any Environmental and Health Law; (ii) there has been a release, or there is a threat of release, of Hazardous Materials from the Company's or any Subsidiary's Property, facilities, equipment or vehicles; (iii) the Company or any Subsidiary may be or is liable, in whole or in part, for the costs of cleaning up, remediating or responding to a release of Hazardous Materials; or (iv) any of the Company's or any Subsidiary's property or assets are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any Environmental and Health Law arising from, or costs incurred by such governmental entity in response to, a release of Hazardous Materials.

         Section 9.12. Ownership of Property; Liens. Schedule 9.12 lists all principal real property locations used as of the date hereof by the Company or any Subsidiary in the conduct of their respective businesses. The Company and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all such real property, as specified in Schedule 9.12, and good title to or valid leasehold interests in all its other Property.

         Section 9.13. No Burdensome Restrictions; Compliance with Agreements. Neither the Company nor any Subsidiary is (a) party or subject to any law, regulation, rule or order, or any Contractual Obligation that has a Material Adverse Effect or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default has a Material Adverse Effect.

         Section 9.14. Full Disclosure. All information heretofore furnished by the Company or any Subsidiary to the Administrative Agent or any Bank for purposes of or in connection with the Credit Documents or any transaction contemplated thereby is, and all such information hereafter furnished by the Company or any Subsidiary to the Administrative Agent or any Bank will be, true and accurate in all material respects and not misleading on the date as of which such information is stated or certified. Notwithstanding the foregoing, the Administrative Agent and Banks acknowledge that as to any projections furnished to them, the Company only represents that the same were prepared on the basis of information and estimates the Company believed to be reasonable.

         Section 9.15. Quartet Acquisition. The Company has heretofore delivered to the Banks a true and correct copy of the Quartet Purchase Agreement and all exhibits thereto and the same has not been amended or modified in any material respect, except for such amendments and modifications for which true and correct copies have been furnished to the Banks. The Company has all necessary corporate right, power and authority to consummate the Quartet Acquisition and the other transactions contemplated by the Quartet Purchase Agreement and to perform and observe all of its obligations thereunder. Neither the Company nor Quartet is in default in any material respect in any of their respective representations or obligations under the Quartet Purchase Agreement. To the Company's knowledge,
(i) the financial statements accompanying the annual audit report for Quartet for its fiscal year ended December 31, 1995 have been prepared in accordance with generally accepted accounting principles applied on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year and
(ii) such annual financial statements, and the interim unaudited balance sheet of Quartet as of September 30, 1996 and income statement of Quartet for the nine months then ended, in each case fairly present the financial condition of Quartet as of the dates thereof and the results of operations for the periods covered thereby.

     SECTION 10.  REPRESENTATIONS AND WARRANTIES OF BORROWING SUBSIDIARIES

         By its execution and delivery of its Election to Participate, each Borrowing Subsidiary severally represents and warrants to each Bank as to itself as follows:

         Section 10.1. Corporate Organization and Authority. Such Borrowing Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction of its incorporation; has all necessary corporate power to carry on its present business; and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing, qualification or good standing necessary and in which the failure to be so licensed, qualified or in good standing would have a Material Adverse Effect.

         Section 10.2.    Corporate Authority and Validity of Obligations.
Such Borrowing Subsidiary has full right and authority to enter into this Agreement, its Election to Participate and the other Credit Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to apply for the issuance of the Letters of Credit, and to perform all of its obligations under the Credit Documents to which it is a party. Each Credit Document to which such Borrowing Subsidiary is a party has been duly authorized, executed and delivered by such Borrowing Subsidiary and constitutes a valid and binding obligation of such Borrowing Subsidiary enforceable in accordance with its terms, subject to general principles of equity and bankruptcy, reorganization, insolvency and similar laws of general application to enforcement of creditors' rights. No Credit Document, nor the performance or observance by such Borrowing Subsidiary of any of the matters or things therein provided for, contravenes any provision of law or of any charter or by-law (or any comparable constituent document) of such Borrowing Subsidiary or any Contractual Obligation of or affecting the Company or such Borrowing Subsidiary or any of their respective Properties which if breached would reasonably be expected to have a Material Adverse Effect or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of the Company or any Borrowing Subsidiary.

                       SECTION 11.  CONDITIONS PRECEDENT

         The obligation of each Bank to make any Loan hereunder, or of an Issuing Agent to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit, shall be subject to the following conditions precedent:

         Section 11.1. Initial Borrowing. Prior to the making of the initial Credit Event hereunder:

                 (a) The Administrative Agent shall have received for each Bank the favorable written opinions of Steven Rubin, general counsel to the Company and each Domestic Subsidiary, and Sidley & Austin, outside counsel to the Company and each Domestic Subsidiary, in substantially the forms of Exhibits J-1 and J-2, respectively, hereto, and otherwise in form and substance satisfactory to the Required Banks;

                 (b) The Administrative Agent shall have received for each Bank (i) certified copies of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Company's Notes, indicating the authorized signers of this Agreement and the Company's Notes and all other documents relating thereto and the specimen signatures of such signers and (ii) copies of the Company's Certificate of Incorporation and by-laws certified by the Secretary or other appropriate officer of the Company together with a certificate of good standing certified by the appropriate governmental officer in the jurisdiction of the Company's incorporation;

                 (c) The Administrative Agent shall have received for each Bank (i) certified copies of resolutions of the Board of Directors of each Material Domestic Subsidiary authorizing the execution, delivery and performance of this Agreement, indicating the authorized signers of this Agreement and all other documents relating thereto and the specimen signatures of such signers and (ii) copies of such Material Domestic Subsidiary's Certificate or Articles of Incorporation and by-laws certified by the Secretary or other appropriate officer of such Material Domestic Subsidiary together with a certificate of good standing certified by the appropriate governmental officer in the jurisdiction of such Material Domestic Subsidiary's incorporation;

                 (d) The Administrative Agent shall have received for each Bank such Bank's duly executed Committed Loan Note and Bid Note of the Company dated the date hereof and otherwise in compliance with the relevant provisions of Section 5.6 hereof and shall have received for each Swing Line Bank its Swing Line Note of the Company dated the date hereof and otherwise in compliance with the relevant provisions of
         Section 5.6 hereof;

                 (e) Each Material Domestic Subsidiary as of the Effective Date shall have executed this Agreement as a Guarantor;

                 (f) The Administrative Agent shall have received an Outside Investment List completed as of the most recently completed fiscal quarter of the Company and such an Outside Investment List shall reflect Outside Investments as of such date to be not less than the Base Outside Investment Amount; and

                 (g) The Administrative Agent shall have received from the Company a list of the Authorized Representatives.

         Section 11.2. All Credit Events. As of the time of each Credit Event hereunder (including the initial Credit Event):

                 (a) In the case of a Borrowing, the Administrative Agent shall have received the notice required by Section 1.4 hereof (including any deemed notice under Section 1.4(c)) or 2.4 or 3.3 or
         4.2 hereof, as applicable, and the Note of the relevant Borrower required by Section 5.6 hereof for a Borrowing of such type; in the case of the issuance of any Letter of Credit the relevant Issuing Agent shall have received a duly completed Application for a Letter of Credit; and in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the relevant Issuing Agent;

                 (b) In the case of a Credit Event other than a Refunding Borrowing, each of the representations and warranties of the Company and Borrowing Subsidiaries set forth in Sections

         9 (other than the last sentence of Section 9.4) and 10 hereof shall be and remain true and correct in all material respects as of said time, except that if any such representation or warranty relates solely to an earlier date it need only remain true as of such date;

                 (c) In the case of a Credit Event other than (i) a Refunding Borrowing in Domestic Rate Loans and (ii) a Refunding Borrowing in Eurocurrency Loans (refunding a Borrowing denominated in an Alternative Currency) in the same Alternative Currency with an Interest Period not exceeding one (1) calendar month, no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

                 (d) In the case of a Credit Event (including a Refunding Borrowing), after giving effect to such Credit Event, (i) neither the Original Dollar Amount nor the U.S. Dollar Equivalent of the aggregate principal amount of all Loans (whether Committed Loans, Swing Line Loans or Bid Loans) and L/C Obligations outstanding hereunder shall exceed the Revolving Credit Commitments then in effect, (ii) the aggregate Original Dollar Amount of Committed L/C Obligations shall not exceed the L/C Commitment then in effect, (iii) the aggregate principal amount of Domestic Swing Line Loans outstanding hereunder shall not exceed the lesser of the Unused Revolving Credit Commitments and the Domestic Swing Line Commitment, (iv) neither the aggregate Original Dollar Amount nor the U.S. Dollar Equivalent of the aggregate principal amount of Multicurrency Swing Line Loans and Foreign Credit L/C Obligations outstanding hereunder shall exceed the lesser of the Unused Revolving Credit Commitments and the Multicurrency Swing Line Commitment, and (v) the aggregate Original Dollar Amount of all Bid Loans outstanding hereunder shall not exceed the lesser of the Unused Revolving Credit Commitments and the Bid Loan Limit; and

                 (e) Such Borrowing shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

         Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Company on the date of such Borrowing as to the facts specified in paragraphs (b), (c) and (d) of this Section 11.2.

         Section 11.3. First Borrowing by Each Borrowing Subsidiary. In the case of the first Borrowing by each Borrowing Subsidiary hereunder:

                 (a) The Administrative Agent shall have received an opinion of counsel for such Borrowing Subsidiary acceptable to the Administrative Agent, substantially in the form of Exhibit N hereto (with appropriate assumptions, exceptions and qualifications reasonably acceptable to the Administrative Agent reflecting the laws of the relevant jurisdiction) and covering such additional matters as the Required Banks may reasonably request; and

                 (b) The Administrative Agent shall have received for each Bank (i) certified copies of resolutions of the Board of Directors (or comparable authorizing documents) of such Borrowing Subsidiary authorizing the execution, delivery and performance of this Agreement, including the execution and delivery of an Election to Participate, and the Borrowing Subsidiary's Notes, indicating the authorized signers of this Agreement, through the Election to Participate, and the Borrowing Subsidiary's Notes and all other documents relating thereto and the specimen signatures of such signers and (ii) copies of such Borrowing Subsidiary's charter and by-laws (or other comparable constituent documents) certified by the Secretary or other appropriate officer of such Borrowing Subsidiary together with (if available in the relevant jurisdiction) a certificate of good standing (or similar document) certified by the appropriate governmental officer in the jurisdiction of such Borrowing Subsidiary's incorporation.

         The documents referred to in this Section 11.3 shall be delivered to the Administrative Agent by the Borrower no later than the date of the first Borrowing by such Borrower. The opinion referred to in clause (a) above shall be dated on or prior to the date of the first Borrowing by such Borrower hereunder.

         Section 11.4. Additional Conditions to Credit Events other than Refunding Borrowings. In addition to the conditions set forth in Sections 11.1, 11.2 and 11.3 hereof, as of the time of each Credit Event other than a Refunding Borrowing, the representations and warranties set forth in the last sentence of Section 9.4 hereof shall be true as of said time, and the request for such Credit Event, as referred to in Section 11.2(a), shall be and constitute a representation and warranty as to such matters specified in the last sentence of Section 9.4 hereof; provided, however, that the reference in such sentence to financial statements shall be deemed a reference to the date of the most recent annual financial statements submitted pursuant to Sections 12.6(a)(ii) hereof.

         Section 11.5. Termination of Existing Credit Agreement. The Company and each of the Banks hereunder that is a party to the $140,000,000 Credit Agreement dated as of July 25, 1995 (the "Existing Credit Agreement") among General Binding Corporation, the Banks signatory thereto, and Harris Trust and Savings Bank, as agent, consent to the termination of the "Commitments" thereunder effective on the Effective Date, notwithstanding the notice requirements for such termination set forth in Section 3.6 of the Existing Credit Agreement. Because such Banks hereunder constitute the "Required Banks" under the Existing Credit Agreement, the Existing Credit Agreement shall terminate (but with this Agreement to constitute, for purposes only of the Maryland IRB Indenture, an amendment and restatement in its entirety of the Existing Credit Agreement) and except as set forth in the last sentence of this Section, all amounts payable thereunder, including accrued and unpaid facility fees payable under Section 4.1 thereof, shall be payable, and the Facility Fee payable under Section 4.1 hereof shall begin to accrue, on the Effective Date. If there are any "Eurodollar Loans" or "Bid Loans" (as such terms are defined in the Existing Credit Agreement) outstanding on the Effective Date which, if prepaid, would require the relevant Borrower to make a payment under the funding indemnity in Section 3.7 of the Existing Credit Agreement, then if and to that extent, such Eurocurrency and Bid Loans shall, upon the initial Credit Event, for all purposes be deemed to be Stated Rate Bid Loans outstanding hereunder made by the same Bank (but with an increase in the interest rate on each such Loan of 1/4 of 1% per annum from and after the date of the Quartet Acquisition and with interest (absent default) to be due and payable thereon on the dates set forth in the Existing Credit Agreement).

                             SECTION 12.  COVENANTS

         The Company covenants and agrees that, so long as any Note or any L/C Obligation is outstanding hereunder, or any Commitment is available to or in use by any Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Banks:

         Section 12.1. Corporate Existence; Subsidiaries. The Company shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate existence, subject to the provisions of Section 12.12 hereof. Within ten (10) days after establishing or acquiring any Material Domestic Subsidiary or any Domestic Subsidiary becoming a Material Domestic Subsidiary, unless the Required Banks otherwise agree or the Company elects otherwise as set forth in the immediately following sentence, the Company shall (i) cause such Material Domestic Subsidiary to execute a Subsidiary Guarantee Agreement and (ii) cause such Material Domestic Subsidiary to deliver documentation similar to that described in Section 11.1(a) through (c) relating to the authorization for, execution and delivery of, and validity of such Material Domestic Subsidiary's obligations as a Guarantor hereunder and under its Subsidiary Guarantee Agreement in form and substance satisfactory to the Required Banks. Notwithstanding anything in the immediately preceding sentence to the contrary, the Company need not cause a Material Domestic Subsidiary to provide a Subsidiary Guarantee Agreement and otherwise comply with such sentence if within such ten (10) day period, the Company so requests the Administrative Agent (which shall promptly inform the Banks) that such Material Domestic Subsidiary not be a Guarantor and no Default or Event of Default has occurred and is continuing (it being understood that, among other things, the Company's Investments in such Guarantor shall thereupon become Outside Investments subject to the limitations of Section 12.14(h) hereof). If concurrent with the closing of any sale or other disposition of a Guarantor (other than the Company) permitted by Section 12.12 hereof, the Company or such Guarantor fully pays all Loans (if any) made to such Guarantor and the Company pays or assumes in a manner acceptable to the Banks the liability for all L/C Obligations of such Guarantor and the Company requests the Administrative Agent (which shall promptly inform the Banks) that such Guarantor be released from its Obligations under its Subsidiary Guarantee Agreement and no Default or Event of Default has occurred and is continuing, the Banks will so release such Guarantor (it being understood and agreed that any Borrowing Subsidiary shall, as provided in Section 5.10(a) hereof, cease to be a Borrower hereunder upon ceasing to be a Wholly-Owned Subsidiary).

         Section 12.2. Maintenance. The Company will maintain, preserve and keep its plants, properties and equipment deemed by it necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment shall be reasonably preserved and maintained, and the Company will cause each of its Subsidiaries to do so in respect of Property owned or used by it; provided, however, that nothing in this Section
12.2 shall prevent the Company or a Subsidiary from discontinuing the operation or maintenance of any such Properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and not disadvantageous to the Banks or the holders of the Notes.

         Section 12.3. Taxes. The Company will duly pay and discharge, and will cause each of its Subsidiaries duly to pay and discharge, all federal and state income taxes and other material taxes, rates, assessments, fees and governmental charges upon or against it or against its Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Company.

         Section 12.4. ERISA. The Company will, and will cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify the Administrative Agent of (i) the occurrence of any reportable event (as defined in ERISA) affecting a Plan, other than any such event of which the PBGC has waived notice by regulation,

(ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any of its Subsidiaries' intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event affecting any Plan which could result in the incurrence by the Company or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any of its Subsidiaries under any post-retirement Welfare Plan benefit. The Administrative Agent will promptly distribute to each Bank any notice it receives from the Company pursuant to this Section 12.4.

         Section 12.5. Insurance. The Company will insure, and keep insured, and will cause each of its Subsidiaries to insure, and keep insured, with good and responsible insurance companies, all insurable Property owned by it of a character usually insured by companies similarly situated and operating like Property. To the extent reasonably and in good faith deemed appropriate by the Company, the Company will also insure, and cause each of its Subsidiaries to insure, employers' and public and product liability risks with good and responsible insurance companies. The Company will upon request of any Bank furnish to such Bank a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 12.5.

         Section 12.6. Financial Reports and Other Information. (a) The Company will maintain a system of accounting in accordance with GAAP and will furnish to the Banks and their respective duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as any Bank may reasonably request; and without any request, the Company will furnish each of the following to each Bank:

                 (i) Within 90 days after the close of each of its fiscal years, an audit report certified by independent certified public accountants acceptable to the Required Banks, unqualified as to scope or going concern, prepared in accordance with GAAP on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Event of Default or if, in the opinion of such accountants, any Default or Event of Default shall exist, stating the nature and status thereof;

                 (ii) Within 60 days after the close of each quarterly period of each of its fiscal years (except for the last such quarterly period in each fiscal year), for itself and the Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss and reconciliation of surplus statements and a statement of cash flows in accordance with GAAP for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer;

                 (iii) Within one year after the close of each fiscal year, a statement of the Unfunded Vested Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA;

                 (iv) As soon as possible and in any event within 10 days after the Company knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Company, describing said Reportable Event and the action the Company proposes to take with respect thereto;

                 (v) As soon as possible and in any event within 10 days after any new Domestic Subsidiary is created or acquired, an updated
         Schedule 9.2 showing such Domestic Subsidiary;

                 (vi) As soon as possible and in any event no later than 10 days following the close of each calendar quarter in which any new Foreign Subsidiary is created or acquired, an updated Schedule 9.2 showing such Foreign Subsidiary; and

                 (vii) Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, federal or state, having jurisdiction over the Company or any of its Subsidiaries, which would reasonably be expected to have a Material Adverse Effect.

         (b) Each financial statement furnished to the Banks pursuant to subsection (i) or (ii) of this Section 12.6 shall be accompanied by (A) a written certificate signed by the Company's chief financial officer to the effect that (i) no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken or to be taken by the Company to remedy the same, (ii) the representations and warranties contained in Section 9 hereof are true and correct in all material respects as though made on the date of such certificate (other than those representations (x) made solely as of an earlier date, which need only remain true as of such date (y) contained in Section 9.5 or (z) contained in the last sentence of Section 9.4) taking into account any amendments to such Section (including without limitation any amendments to the Schedules referenced therein) made after the date of this Agreement in accordance with its provisions and except as otherwise described therein, (B) a Compliance Certificate showing the Company's compliance with the covenants set forth in Sections 12.14(h), 12.15, 12.16, 12.17, 12.18 and 12.21 hereof and (C) an Outside Investment List prepared as of the close of the relevant fiscal quarter.

         (c) The Company will promptly (and in any event within three Business Days after a Responsible Officer of the Company has knowledge thereof) give notice to the Administrative Agent and each Bank:

                 (i) of the occurrence of any Change of Control Event, Default or Event of Default;

                 (ii) of any default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries, except for any such default or event of default which is not reasonably expected to have a Material Adverse Effect;

                 (iii) of any event which has or would reasonably be expected to have a Material Adverse Effect;

                 (iv) of any litigation or governmental proceeding of the type described in Section 9.5 hereof and of any notice of alleged noncompliance with any laws or regulations of the type described in
         Section 9.11 hereof which is reasonably expected to have a Material Adverse Effect; and

                 (v) Within 30 days of becoming aware of such occurrence, notice of any occurrence of the type described in Section 13.1(f) or
         (g) hereof with respect to any Subsidiary that is not a Significant Subsidiary.

         Section 12.7. Bank Inspection Rights. Upon reasonable notice from the Administrative Agent, the Company will permit the Administrative Agent (and such Persons as the Administrative Agent may designate) or any Bank during normal business hours to visit and inspect, under the Company's guidance, any of the properties of the Company or any of its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and, with the consent of Company (which consent shall not be unreasonably withheld), independent public accountants (and by this provision the Company authorizes such accountants to discuss with the Banks (and such Persons as any Bank may reasonably designate) the finances and affairs of the Company and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested; provided, however, that except upon the occurrence and during the continuation of any Default or Event of Default, the Company shall not be liable for the costs and expenses of such visits and inspections, whether conducted by the Administrative Agent, the Banks or their designees. Nothing contained in this
Section 12.7 shall be construed as an express or implied waiver or forfeiture by the Company or any Subsidiary of any accountant-client or other privilege belonging to or accruing to the Company and all information disclosed to any Bank pursuant to this Section or inspected by any such Bank shall be subject to the provisions of Section 17.23 of this Agreement.

         Section 12.8. Conduct of Business. Neither the Company nor any Subsidiary will engage in any line of business if, as a result, the general nature of the business of the Company and its Subsidiaries taken as a whole would be substantially changed from that conducted on the date hereof.

         Section 12.9. Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, permit to exist or to be incurred any Lien of any kind on any Property owned by the Company or any Subsidiary; provided, however, that this Section 12.9 shall not apply to nor operate to prevent:

                 (a) Liens arising by operation of law in connection with worker's compensation, unemployment insurance, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or Liens in connection with bids, tenders, contracts or leases to which the Company or any Subsidiary is a party (other than contracts for borrowed money), or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not more than 30 days overdue or, if more than 30 days overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and for which reserves in conformity with GAAP have been provided on the books of the Company; further provided, however, that in no event is any action taken to foreclose on or repossess or otherwise realize on the Property subject to such Lien;

                 (b) mechanics', workmen's, materialmen's, landlords', carriers', repairmens' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) securing obligations not more than 60 days overdue or, if more than 60 days overdue, being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and for which reserves in conformity with GAAP have been provided on the books of the Company; provided, however, that in no event is any action taken to foreclose on or repossess or otherwise realize on the Property subject to such Lien;

                 (c) Liens for taxes or assessments or other government charges or levies on the Company or any Subsidiary of the Company or their respective Properties, not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Company;

                 (d) Liens arising out of judgments or awards against the Company or any Subsidiary of the Company, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which the Company or such Subsidiary shall be prosecuting an appeal or proceeding for review, and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Company and its Subsidiaries secured by such Liens shall not exceed $10,000,000 at any one time outstanding;

                 (e) Survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or rights of lessors or sublessors of real property leased by the Company or any Subsidiary, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of the Company and any Subsidiary of the Company or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company or any Subsidiary of the Company;

                 (f) any Lien existing on any Property (other than receivables and inventory) prior to the acquisition thereof by the Company or any Subsidiary, provided that such Lien is not created in contemplation of or in connection with such acquisition and the aggregate principal amount of Indebtedness at any time outstanding, secured by such Liens, shall not exceed $15,000,000;

                 (g) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing subsection (f), provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the Property which was subject to the Lien so extended, renewed or replaced; and

                 (h) Liens not otherwise permitted under this Section 12.9 on Property (other than receivables and inventory) securing Indebtedness that, when combined with Capitalized Lease Obligations permitted under Section 12.11, is in an aggregate principal amount not exceeding 10% of Consolidated Total Assets as of the close of the most recent fiscal quarter of the Company;

provided, further, that no Lien permitted under subsections (b), (e), (f), (g) and (h) above may apply to any capital stock of any Subsidiary.

         Section 12.10. Use of Proceeds; Regulation U. The proceeds of each Borrowing, and the credit provided by Letters of Credit, will be used by the Company for working capital, repayment of other Debt, and other general corporate purposes including Acquisitions and other Investments permitted by
Section 12.14 hereof. The Company will not use any part of the proceeds of any of the Borrowings or of the Letters of Credit directly or indirectly to purchase or carry any margin stock (as defined in Section 9.10 hereof) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. At no time will margin stock (as defined in Section 9.10 hereof) constitute 25% or more of the assets of the Company or of the Company and its Subsidiaries, taken as a whole.

         Section 12.11. Sales and Leasebacks. The Company will not, nor will it permit any Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor providing for the leasing by the Company or any such Subsidiary of any Property theretofore owned by it and which has been or is to be sold or transferred by such owner to such lender or investor, except to the extent the aggregate principal amount of Capitalized Lease Obligations under such leases plus the outstanding principal amount of Indebtedness secured by Liens permitted by Section 12.9(h) (and not separately permitted by other provisions of Section 12.9) does not at any time exceed 10% of Consolidated Total Assets as of the close of the most recent fiscal quarter of the Company.

         Section 12.12. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any of its Subsidiaries to, (i) consolidate with or be a party to a merger with any other Person or (ii) sell, lease or otherwise dispose of all or a "substantial part" of the consolidated assets of the Company and its Subsidiaries; provided, however, that:

                 (1) any Subsidiary of the Company may merge or consolidate with or into or sell, lease or otherwise convey all or a substantial part of its assets to the Company, any Wholly-Owned Subsidiary or any Subsidiary of which the Company or any Wholly-Owned Subsidiary holds at least the same percentage equity ownership after any such event as it did immediately prior to the consummation of such event; provided that in any such merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation; and

                 (2) The Company or any Subsidiary of the Company may consolidate or merge with any other Person if the Company or such Subsidiary or, in the case of such a transaction involving the Company, the Company is the surviving or continuing corporation and at the time of such consolidation or merger, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

As used in this Section 12.12, a sale, lease, transfer or disposition of assets shall be deemed to be of a "substantial part" of the consolidated assets of the Company and its Subsidiaries if the fair market value of such assets, when added to the fair market value of all other assets sold, leased, transferred or disposed of by the Company and its Subsidiaries (other than inventory in the ordinary course of business) during the 12-month period ending with the date of such sale exceeds 10% of Consolidated Total Assets determined as of the last day of the fiscal quarter most recently completed before the date of such sale; provided that during any 12-month period the Company and its Subsidiaries may sell, lease, transfer or otherwise dispose of up to 20% of Consolidated Total Assets determined as of the last day of the fiscal quarter most recently completed before the date of such sale if (i) all such assets sold, leased, transferred or otherwise disposed of in excess of 10% of Consolidated Total Assets at the end of the fiscal quarter most recently completed before the date of such sale are so disposed of at fair market value as determined by the Board of Directors of the Company, (ii) the proceeds from such disposition are received in cash or cash equivalents or in Property that is readily usable in the business of the Company and its subsidiaries or transferable in exchange for Property that is readily usable in the business of the Company and its Subsidiaries (provided that notes may be taken as deferred consideration for such sales or other dispositions provided the aggregate principal amount thereof does not exceed $10,000,000 at any one time outstanding), and (iii) all such proceeds from such disposition are reinvested into the business of the Company and its Subsidiaries and not used to pay dividends or make any other distributions to shareholders.

         (b) The Company will not sell, transfer or otherwise dispose of, and will not permit any Subsidiary to issue, sell, transfer or otherwise dispose of, any shares of stock of any class (including as "stock" for purposes of this Section, any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) of any Borrowing Subsidiary, (x) except to the Company or a Wholly-Owned Subsidiary of the Company and (y) except for the purpose of qualifying directors and (z) except for any such sale or other disposition not otherwise prohibited by this Section 12.12 if the Company or such Borrowing Subsidiary fully pays all Loans (if any) made to such Borrowing Subsidiary and the Company pays or assumes in a manner acceptable to the Banks the liability for all L/C Obligations of such Borrowing Subsidiary (it being understood and agreed that any Borrowing Subsidiary shall, as provided in Section 5.10(a) hereof, cease to be a Borrower hereunder upon ceasing to be a Wholly-Owned Subsidiary).

         Section 12.13. Use of Property and Facilities; Environmental and Health and Safety Laws. The Company will, and will cause each of its Subsidiaries to, comply with the requirements of all Environmental and Health Laws applicable to or pertaining to the Properties or business operations of the Company or any Subsidiary to the extent that noncompliance would reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the Company will not, and will not permit any Person to, except in accordance with applicable law, dispose of any Hazardous Material into, onto or upon any real property owned or operated by the Company or any of its Subsidiaries if such disposal would reasonably be expected to have a Material Adverse Effect.

         Section 12.14. Investments, Acquisitions, Loans, Advances and Guaranties. The Company will not, nor will it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or effect any Acquisition, or be or become liable as endorser, guarantor, surety or otherwise (such as liability as a general partner) for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another (cumulatively, all of the foregoing, being "Investments"); provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

                 (a)      Permitted Liquid Investments;

                 (b) ownership of stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary;

                 (c) endorsements of negotiable instruments for collection in the ordinary course of business;

                 (d) loans and advances to employees in the ordinary course of business;

                 (e) Acquisitions of all or any part of the assets or business of any other Person or division thereof engaged in a line of business related to that of the Company and its Subsidiaries, or of a majority of the Voting Stock of such a Person, or of equity interests in any partnership, joint venture or corporation which does not become a Subsidiary as a result of such Acquisition but is engaged (or promptly after such Acquisition will be engaged) in a line of business related to that of the Company and its Subsidiaries, provided that (i) no Default or Event of Default exists or would exist after giving effect to such Acquisition, (ii) the Board of Directors or other governing body of such Person whose Property, or Voting Stock or other interests in which, are being so acquired has approved the terms of such Acquisition, (iii) the Company can demonstrate that on a proforma basis after giving effect to such Acquisition it will continue to comply through the Revolving Credit Termination Date with all the terms and conditions of the Credit Documents and (iv) the Investments made to effect such Acquisition are permitted by the other subsections of this Section 12.14;

                 (f)      Obligations of Guarantors hereunder;

                 (g) Investments (as defined above in this Section) in Guarantors not otherwise permitted by this Section 12.14, provided that Investments in each Guarantor that only becomes a Subsidiary and Guarantor in each case through such Investment must also comply with the provisions of Section 12.14(e) above; and

                 (h) Investments (as defined above in this Section) not otherwise permitted by this Section 12.14, provided that (i) each such Investment when made, when taken together with all other Outside Investments then outstanding, does not exceed the sum of (x) the Base Outside Investment Amount and (y) the Incremental Outside Investment Amount and (ii) Investments in Subsidiaries that only become Subsidiaries through such Investment, and Acquisitions of other Persons, must also comply with the provisions of Section 12.14(e) above.

         In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section 12.14, investments and acquisitions shall always be valued at the net book value thereof (without giving effect to (x) any subsequent market appreciation or depreciation therein or (y) any non-cash adjustments), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby.

         Section 12.15. Consolidated Shareholder's Equity. The Company will, as of the close of each fiscal quarter of the Company, maintain a Consolidated Shareholder's Equity of not less than the Minimum Required Amount. For purposes of this section, the "Minimum Required Amount" shall mean $134,114,000 and shall increase (but not decrease) as of December 31, 1996 and each fiscal quarter thereafter, by an amount equal to 50% of the cumulative positive Consolidated Net Income earned for the fiscal quarter of the Company then ended (but with each such fiscal quarter taken separately, without reduction in the Minimum Required Amount for any negative Consolidated Net Income for any fiscal quarter). For purposes of this Section, Consolidated Shareholder's Equity shall be determined exclusive of changes from and after September 30, 1996 in the foreign currency translation adjustment under Financial Accounting Standards Board Statement No. 52 as in effect from time to time.

         Section 12.16. Current Ratio. The Company will at all times maintain the Consolidated Current Ratio of not less than 1.25 to 1.00.

         Section 12.17. Leverage Ratio. The Company shall not, as of the close of any fiscal quarter of the Company set forth below, permit the Leverage Ratio to be more than the amount set forth to the right of such quarter:

         As of Close of Each Fiscal Quarter:


                                                                              Leverage Ratio Shall
 From and Including                          To and Including                   Not be More Than:
 ------------------                          ----------------                   -----------------

 4th fiscal quarter of                     3rd fiscal quarter of                     4.00 to 1
   fiscal year 1996                          fiscal year 1997

 4th fiscal quarter of                     3rd fiscal quarter of                     3.50 to 1
   fiscal year 1997                          fiscal year 1998

 4th fiscal quarter                        3rd fiscal quarter of                     3.00 to 1
   of fiscal year 1998                       fiscal year 1999

 4th fiscal quarter of                     3rd fiscal quarter of                     2.75 to 1
   fiscal year 1999                          2000 fiscal year

 4th fiscal quarter of                     each fiscal quarter                       2.50 to 1
   fiscal year 2000                          thereafter

         Section 12.18. Interest Coverage Ratio. The Company shall not, as of the close of any fiscal quarter of the Company set forth below, permit the Interest Coverage Ratio to be less than the amount set forth to the right of such period:

         As of Close of Each Fiscal Quarter:

                                                                           Interest Coverage Ratio Shall
 From and Including                        To and Including                     Not be Less Than:
 ------------------                        ----------------                     -----------------

 4th fiscal quarter of                     3rd fiscal quarter of                     2.50 to 1
   fiscal year 1996                          fiscal year 1998

 4th fiscal quarter of                     each fiscal quarter                       3.50 to 1
   fiscal year 1998                          thereafter

         Section 12.19. Dividends and Other Shareholder Distributions. The Company shall only declare or pay any dividends or make a distribution of any kind (including by redemption or purchase) on its outstanding capital stock, if no Event of Default exists prior to or would result after giving effect to such action.

         Section 12.20. Company as Domestic Operation. Notwithstanding Sections 12.12 and 12.14 or any other provision of this Agreement, the assets owned directly by the Company and its Wholly-Owned

Subsidiaries which are Domestic Subsidiaries (without regard to their ownership of equity interests in Subsidiaries) shall at all times constitute the majority of the total consolidated assets of the Company and its Subsidiaries.

         Section 12.21. Subsidiary Debt. No Domestic Subsidiary shall have outstanding at any time any Debt other than:

                 (a)      Debt of Wholly-Owned Domestic Subsidiaries to the
         Company;

                 (b)      Obligations as Guarantors hereunder; and

                 (c) Debt of Domestic Subsidiaries not otherwise permitted by this Section aggregating not more than 5% of Consolidated Total Assets as of the last day of the most recently completed fiscal quarter of the Company.

         Section 12.22. Transactions with Affiliates. Except as disclosed in the Company's periodic reports to the Securities and Exchange Commission, the Company will not, and will not permit any of its Subsidiaries to, enter into or be a party to any material transaction or arrangement (where "material" means material for the Company and its Subsidiaries taken as a whole) with any Affiliate of such Person (other than the Company or any of its Subsidiaries), including without limitation, the purchase from, sale to or exchange of Property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, and except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate to the extent that any such transaction or arrangement would have a Material Adverse Effect.

         Section 12.23. Compliance with Laws. Without limiting any of the other covenants of the Company in this Section 12, the Company will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that neither the Company nor any Subsidiary of the Company shall be required to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Company or such Subsidiary, as the case may be, or (y) the failure to comply therewith is not reasonably expected to have a Material Adverse Effect.

                  SECTION 13.  EVENTS OF DEFAULT AND REMEDIES

         Section 13.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

                 (a) default (x) in the payment when due of the principal amount of any Loan or of any Reimbursement Obligation or (y) for a period of ten (10) days in the payment when due of interest or of any other Obligation;

                 (b) default by the Company or any Subsidiary in the observance or performance of any covenant set forth in Sections 12.1, 12.6(c)(i), 12.9 through 12.12. or 12.14 through 12.22 hereof;

                 (c) default by the Company or any Subsidiary in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after notice thereof to the Company by the Administrative Agent;

                 (d) (i) failure to pay when due Debt of the Company or any Subsidiary in an aggregate principal amount of $10,000,000 or more for the Company and its Subsidiaries, taken together, or (ii) default shall occur under one or more indentures, agreements or other instruments under which any Debt of the Company or any Subsidiary in an aggregate principal amount of $10,000,000 or more for the Company and its Subsidiaries, taken together, may be issued or created and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such Debt or a trustee therefor to cause the acceleration of the maturity of any such Debt or any mandatory unscheduled prepayment, purchase or funding thereof;

                 (e) any representation or warranty made herein or in any other Credit Document by the Company or any Subsidiary, or in any statement or certificate furnished pursuant hereto or pursuant to any other Credit Document by the Company or any Subsidiary, or in connection with any Credit Document, proves untrue in any material respect as of the date of the issuance or making, or deemed making or issuance, thereof;

                 (f) the Company or any Significant Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, or any analogous action is taken under any other applicable law of any country or any political subdivision thereof in each case relating to bankruptcy or insolvency,
         (ii) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, or any analogous law of any country or any political subdivision thereof in each case to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action (such as the passage by the Company's board of directors of a resolution) authorizing any matter described in parts (i)-(v) above, or (vii) fail to contest in good faith any appointment or proceeding described in
         Section 13.1(g) hereof;

                 (g) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any Significant Subsidiary or any substantial part of any of their Property, or a proceeding described in Section 13.1(f)(v) shall be instituted against the Company or any Significant Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of forty-five (45) days;

                 (h) the Company or any Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money (i) in an aggregate amount for the Company and its Subsidiaries, taken together, equal to or greater than $10,000,000 in excess of the amount covered by insurance from an insurer who has acknowledged its liability thereon and (ii) not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution thereon;

                 (i) the Company or any other member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $10,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Company or any Subsidiary or any other member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any other member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

                 (j) the Company or any Subsidiary, or any Person acting on behalf of the Company or a Subsidiary, or any governmental authority challenges the validity of any Credit Document or the Company's or a Subsidiary's obligations thereunder or any Credit Document ceases to be in full force and effect (other than by reason of action taken by the Administrative Agent or the Banks); or

                 (k)      a Change of Control Event shall occur.

         Section 13.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (f) or (g) of Section 13.1 hereof has occurred and is continuing, the Administrative Agent shall, by written notice to the Company: (a) if so directed by the Required Banks, terminate the remaining Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Banks, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Banks, demand that the Company and (subject to Section 17.19) the other Borrowers immediately pay to the Administrative Agent, subject to Section 13.4, the full amount then available for drawing under each or any Letter of Credit, and the Company and such Borrowers agree to immediately make such payment and acknowledge and agree that the Banks would not have an adequate remedy at law for failure by the Company and such Borrowers to honor any such demand and that the Administrative Agent, for the benefit of the Banks, shall have the right to require the Company and such Borrowers to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Administrative Agent, after giving notice to the Company pursuant to Section 13.1(c) or this Section 13.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

         Section 13.3. Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of Section 13.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Company and (subject to Section 17.19) the other Borrowers shall immediately pay to the Administrative Agent, subject to Section 13.4, the full amount then available for drawing under all outstanding Letters of Credit, the Company and such

Borrowers acknowledging that the Banks would not have an adequate remedy at law for failure by the Company and such Borrowers to honor any such demand and that the Banks, and the Administrative Agent on their behalf, shall have the right to require the Company and such Borrowers to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

         Section 13.4. Collateral for Undrawn Letters of Credit. (a) If the payment or prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.2(d) or Section 5.4(c) or under Section 13.2 or 13.3 above, the Company and (subject to Section 17.19) the other Borrowers shall forthwith pay the amount required to be so prepaid, to be held by the Administrative Agent as provided in subsection (b) below.

         (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Administrative Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Account") as security for, and for application by the Administrative Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by an Issuing Agent, and thereafter to the payment of the unpaid balance of any Loans and all other Obligations. The Account shall be held in the name of and subject to the exclusive dominion and control of the Administrative Agent for the benefit of the Administrative Agent and the Banks. If and when requested by the Company, the Administrative Agent shall invest funds held in the Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Administrative Agent is irrevocably authorized to sell investments held in the Account when and as required to make payments out of the Account for application to Obligations then due and owing; provided, however, that if (i) all the obligations referred to in subsection (a) above shall have been paid and (ii) no Letters of Credit, Commitments, Loans or other Obligations remain outstanding hereunder, then the Administrative Agent shall repay to the Company any remaining amounts held in the Account.

         Section 13.5. Notice of Default. The Administrative Agent shall give notice to the Company under Section 13.1(c) hereof promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

         Section 13.6. Expenses. The Company and (subject to Section 17.19 hereof) the other Borrowers agree to pay to the Administrative Agent and each Bank, and any other holder of any Note outstanding hereunder, all reasonable out-of-pocket expenses incurred or paid by the Administrative Agent and such Bank or any such holder, including reasonable attorneys' fees (which in any event may include allocated costs of in-house counsel) and court costs, in connection with any Default or Event of Default or in connection with the enforcement of any of the Credit Documents.

                      SECTION 14.  CHANGE IN CIRCUMSTANCES

         Section 14.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurocurrency Loans or to perform its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the

Company (with a copy to the Administrative Agent) and such Bank's obligations to make or maintain Eurocurrency Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurocurrency Loans. The Company and (subject to Section 17.19) the other Borrowers shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon at a rate per annum equal to the interest rate applicable to such Loan; provided, however, subject to all of the terms and conditions of this Agreement, the Company or applicable Borrower may then elect to borrow the principal amount of the affected Eurocurrency Loans from such Bank by means of Domestic Rate Loans from such Bank, which Domestic Rate Loans shall not be made ratably by the Banks but only from such affected Bank.

         Section 14.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:

                 (a) the Administrative Agent (or in the case of a Multicurrency Swing Line Loan, the Multicurrency Swing Line Bank) determines that deposits in U.S. Dollars or the applicable Alternative Currency (in the applicable amounts) are not being offered to it in the eurocurrency interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

                 (b) Banks having 25% or more of the aggregate amount of the Revolving Credit Commitments reasonably determine and so advise the Administrative Agent that LIBOR as reasonably determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Eurocurrency Loans or Loan for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Eurocurrency Loans in the currency so affected shall be suspended.

         Section 14.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office), including (if applicable) in its capacity as an Issuing Agent or Swing Line Bank hereunder, with any request or directive (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the relevant jurisdiction) of any such authority, central bank or comparable agency:

                 (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Fixed Rate Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Fixed Rate Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement in respect of its Fixed Rate Loans, Letter(s) of Credit, or participations therein, any Reimbursement Obligations owed to it, or its obligation to make Fixed Rate Loans, issue a Letter of Credit, or acquire participations therein (except for changes in the tax on the overall net income or profits of such Bank or its Lending Office imposed by the jurisdiction in which such Bank or its Lending Office is incorporated or in which such Bank's principal executive office or Lending Office is located); or

                 (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System or with respect to Obligations denominated in Pound Sterling, the Bank of England, but excluding with respect to any Eurocurrency Loans any such requirement to the extent such Bank has already been compensated pursuant to the second paragraph of Section 1.3(b) hereof) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Fixed Rate Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Fixed Rate Loans, to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Company and (subject to Section 17.19 hereof) the other Borrowers shall be jointly and severally obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided, however, that (a) such Bank shall promptly notify the Company of an event which might cause it to seek compensation, and the Company shall be obligated to pay only such compensation which is incurred or which arises after the date ninety
(90) days prior to the date such notice is given and (b) such Bank shall not be entitled to make such a claim for compensation if the Bank has not generally been making claims for compensation under similar circumstances from other borrowers similarly situated under loan agreements with provisions comparable to this Section entitling the Bank to make such a claim. In the event any law, rule, regulation or interpretation described above is revoked, declared invalid or inapplicable or is otherwise rescinded, and as a result thereof a Bank is determined to be entitled to a refund from the applicable authority for any amount or amounts which were paid or reimbursed by the Company to such Bank hereunder, such Bank shall refund such amount or amounts to the Company without interest.

         (b) If, after the date hereof, any Bank (including in its capacity as an Issuing Agent or Swing Line Bank hereunder) or the Administrative Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the applicable jurisdiction) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Administrative Agent), the Company and (subject to Section 12.17 hereof) the other Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction; provided, however, that (a) such Bank shall promptly notify the Company of an event which might cause it to seek compensation, and the Company and (subject to Section 17.19 hereof) the other Borrowers shall be obligated to pay only such compensation which is incurred or which arises after the date ninety (90) days prior to the date such notice is given and (b) such Bank shall not be entitled to make such a claim for compensation if the Bank has not generally been making claims for compensation under similar circumstances from other borrowers similarly situated under loan agreements with provisions comparable to this Section entitling the Bank to make such a claim.

         (c)     Each Bank that determines to seek compensation under this
Section 14.3 shall notify the Company and the Administrative Agent of the circumstances that entitle the Bank to such compensation pursuant to this
Section 14.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise impractical or disadvantageous in any material respect to such Bank. A certificate of any Bank claiming compensation under this Section 14.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. The protection of this Section
14.3 shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Bank for compensation.

         Section 14.4. Lending Offices. Subject to Sections 4.2, 14.3(c) and 17.1(d) hereof, each Bank may, at its option, elect to make its Loans hereunder at the branch office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Company and the Administrative Agent. The Borrowers shall have no obligations under
Section 14.3 to indemnify a Bank for any cost or loss incurred by it which results solely from such Bank's changing any applicable Lending Office other than any such change which, in the judgment of such Bank, is required by this Agreement.

         Section 14.5. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurocurrency Loan through the purchase of deposits of U.S. Dollars or the applicable Alternative Currency in the eurocurrency interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

                            SECTION 15.  THE AGENTS

         Section 15.1. Appointment and Authorization of Agents. Each Bank hereby appoints Harris Trust and Savings Bank as the Administrative Agent under the Credit Documents and hereby appoints the Administrative Agent and LaSalle National Bank as Issuing Agents hereunder and hereby appoints each Swing Line Bank to act as such hereunder. Each Bank hereby authorizes each Agent to take such action as such Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to such Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

         Section 15.2. Agents and Its Affiliates. Each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Affiliate of the Company as if it were not an Agent under the Credit Documents. The term "Bank" as used herein and in all other Credit Documents, unless the context otherwise clearly requires, includes each Agent in its individual capacity as a Bank. References in Sections 1, 2 or 3 hereof to an Agent's Loans, or to the amount owing to such Agent for which an interest rate is being determined, refer to such Agent in its individual capacity as a Bank.

         Section 15.3. Action by Agents. If the Administrative Agent receives from the Company a written notice of an Event of Default pursuant to
Section 12.6(c)(i) hereof, the Administrative Agent shall promptly give each of the Banks written notice thereof. The obligations of each Agent under the Credit Documents are only those expressly set forth therein. Each Agent shall be acting as an independent contractor hereunder and nothing herein shall be deemed to impose on such Agent any fiduciary obligations to the Banks or the Borrowers. Without limiting the generality of the foregoing, no Agent shall be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 13.2 and 13.5. In no event, however, shall any Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and each Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Bank or the Company. In all cases in which this Agreement and the other Credit Documents do not require an Agent to take certain actions, such Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder.

         Section 15.4. Consultation with Experts. Each Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 15.5. Liability of Agents; Credit Decision. Neither any Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither any Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of any Borrower or Guarantor contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 11 hereof, except receipt of items required to be delivered to any Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document; and no Agent makes any representation of any kind or character with respect to any such matter mentioned in this sentence. Each Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, any Borrower, or any Guarantor or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, no Agent shall have any responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Credit Documents. The Administrative Agent may treat the Banks that are named herein as the holders of the Notes and the other Obligations contemplated herein unless and until the Administrative Agent receives notice of the assignment of the relevant Note and other Obligations held by a Bank hereunder pursuant to an assignment contemplated by Section 17.12 hereof. Each Bank acknowledges that it has independently and without reliance on any Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrowers in the manner set forth in the Credit Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Borrowers and the Guarantors, and no Agent shall have any liability to any Bank with respect thereto.

         Section 15.6. Indemnity. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold each Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrowers (without in any way impairing or otherwise affecting the Borrowers' joint and several obligations to do so) and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this Section 15.6 shall survive termination of this Agreement.

         Section 15.7. Resignation or Removal of Administrative Agent and Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company, and the Administrative Agent may be removed at any time by written notice of removal from the Required Banks to the Administrative Agent and the Company. Upon any such resignation or removal of the Administrative Agent, the Required Banks shall have the right to appoint a successor Administrative Agent with the consent of the Company (which shall not be unreasonably withheld); provided, however, the consent of the Company shall not be so required upon the occurrence and during the continuance of an Event of Default hereunder. If no successor Administrative Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Banks giving notice of the retiring Administrative Agent's removal, then the retiring Administrative Agent may, on behalf of the Banks, with the consent of the Company (which shall not be unreasonably withheld) appoint a successor Administrative Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000; provided, however, the consent of the Company shall not be so required upon the occurrence and during the continuance of an Event of Default hereunder. Upon the acceptance of its appointment as the Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Administrative Agent under the Credit Documents, and the retiring Administrative Agent shall be discharged from its duties and obligations thereunder. After any retiring Administrative Agent's resignation or removal hereunder as an Agent, the provisions of this Section 15 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

         Section 15.8. Payments. (a) To Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank prior to the date on which such Bank is scheduled to make payment to the Administrative Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Administrative Agent may assume that such Bank has made such payment when due and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Administrative Agent, such Bank shall, on demand, pay to the Administrative Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Administrative Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Bank by the Administrative Agent immediately upon demand, the Borrower will, on demand, repay to the Administrative Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan, so that the Borrower will have no liability under Section 5.8 hereof with respect to such payment.

         (b) From Administrative Agent. On any Business Day that the Administrative Agent receives a payment from a Borrower by the time required by
Section 7.1 hereof, the Administrative Agent shall be required to pay to each Bank for whose account such payment is received its share of such amount before the close of business on such day. If the Administrative Agent receives any such payment after the time required by Section 7.1 hereof, the Administrative Agent shall only be required to remit such payment to the Bank or Banks for whose account such payment was received on the following Business Day. If the Administrative Agent fails to remit a payment to a Bank on the Business Day required in this Section 15.8(b), the Administrative Agent shall pay to such Bank interest on the U.S. Dollar Equivalent of the amount it was required to remit (as determined as of the day the Administrative Agent was required to make such remittance) at the Federal Funds Rate for each day that such amount is not so remitted.

         Section 15.9. Co-Agents. Notwithstanding anything herein to the contrary, nothing in this Agreement shall impose any obligation whatsoever on any of LaSalle National Bank, The First National Bank of Chicago, The Bank of New York or Caisse Nationale de Credit Agricole in their capacity as Co-Agents.

                          SECTION 16.  THE GUARANTEES

         Section 16.1. The Guarantees. To induce the Banks to provide the credits described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally, irrevocably and jointly and severally guarantees to each Agent, the Banks, and each other holder of an Obligation, the due and punctual payment of all present and future indebtedness of the Borrowers and any one or more of them evidenced by or arising out of the Credit Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and the due and punctual payment of all other Obligations now or hereafter owed by the Borrowers and any one or more of them under the Credit Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. If any Borrower fails to pay punctually any indebtedness or other obligations guaranteed hereby, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by such Borrower.

         Section 16.2. Guarantee Unconditional. The obligations of each Guarantor as a guarantor under this Section 16 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                 (a) any extension, renewal, settlement, compromise, waiver or release in respect of any indebtedness or other obligation of any Borrower or of any other Guarantor under this Agreement or any other Credit Document or by operation of law or otherwise;

                 (b) any modification or amendment of or supplement to this Agreement or any other Credit Document;

                 (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, any Borrower, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of any Borrower or of any other Guarantor contained in any Credit Document;

                 (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against any Agent, any Bank or any other Person, whether or not arising in connection herewith;

                 (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against any Borrower, any other Guarantor or any other Person or Property;

                 (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of any Borrower, regardless of what obligations of any Borrower remain unpaid;

                 (g) any invalidity or unenforceability relating to or against any Borrower or any other Guarantor for any reason of this Agreement or of any other Credit Document or any provision of applicable law or regulation purporting to prohibit the payment by any Borrower or any other Guarantor of the principal of or interest on any Loan or any other Obligations; or

                 (h) any other act or omission to act or delay of any kind by any Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantor under this Section 16.

         Section 16.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Section 16 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Loans and all other Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Loan or any other Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of a Borrower or of a Guarantor, or otherwise, each Guarantor's obligations under this Section 16 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         Section 16.4. Waivers. (a) General. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Agent, any Bank or any other Person against any Borrower, another Guarantor or any other Person.

         (b) Subrogation and Contribution. Unless and until the Obligations have been fully paid and satisfied and the Commitments have terminated, each Guarantor hereby agrees not to exercise or otherwise assert any claim or other right it may now or hereafter acquire against any Borrower or any other Guarantor that arises from the existence, payment, performance or enforcement of such Guarantor's obligations under this Section 16 or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of any Agent, any Bank or any other holder of the indebtedness guaranteed hereby against any Borrower or any other Guarantor whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower or any other Guarantor directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other right.

         Section 16.5. Limit on Recovery. Notwithstanding any other provision hereof, the right to recovery of the holders of the Obligations against each Guarantor under this Section 16 shall not exceed the amount which would render such Guarantor's obligations under this Section 16 void or voidable under applicable law, including without limitation fraudulent conveyance law less $1.00.

         Section 16.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Borrower under this Agreement or any other Credit Document is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Credit Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Banks.

         Section 16.7. Benefit to Guarantors. The Company and all of the other Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of each Guarantor has a direct impact on the success of each other Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extension of credit hereunder.

                           SECTION 17.  MISCELLANEOUS

         Section 17.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 17.1(b) hereof, each payment by each Borrower and Guarantor under this Agreement or the other Credit Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which such Borrower or Guarantor is domiciled, any jurisdiction from which such Borrower or Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the relevant Borrower or Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank (including the Swing Line Banks) and each Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or any Agent (as the case may be) would have received had such withholding not been made. If any Agent or Bank pays any amount in respect of any such taxes, penalties or interest the relevant Borrower or Guarantor shall reimburse that Agent or Bank for that payment on demand in the currency in which such payment was made. If any Borrower or Guarantor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Agent on whose account such withholding was made (with a copy to the Administrative Agent if not the recipient of the original) on or before the ninetieth day after payment. If any Bank or Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by any Borrower or Guarantor and evidenced by such a tax receipt, such Bank or Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to such Borrower or Guarantor as applicable, such amount as such Bank or Agent determines is attributable to such deduction or withholding and which will leave such Bank or Agent (after such payment) in no better or worse position than it would have been in if the relevant Borrower or Guarantor had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank and Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

         (b) U.S. Withholding Tax Exemptions. (i) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (a "Non-U.S. Person") shall submit to the Company and the Administrative Agent on or before the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof (or within thirty (30) days after such Person becomes a Bank), two duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) of the United States Internal Revenue Service or, in the case of any Bank exempt from United States Federal withholding tax pursuant to Sections 871(h) or 881(c) of the Code, a Form W-8 or any successor applicable form (a "Form W-8") together with a statement under penalty of perjury that such Bank is not a "bank" under Section 881(c)(3) of the Code. Thereafter and from time to time, each such Bank shall submit to any Borrower and the Administrative Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Company or such Borrower in a written notice, directly or through the Administrative Agent, to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Credit Documents or the Loans. Each Bank that is a Non-U.S. Person and that is a party hereto as of the Effective Date hereby represents and warrants that, as of the Effective Date, payments made to it hereunder are exempt from the withholding of United States Federal income taxes (i) because such payments are effectively connected with a United States trade or business conducted by such Non-U.S. Person; (ii) pursuant to the terms of an income tax treaty between the United States and such Non-U.S. Person's country of residence; or
(iii) because such payments are portfolio interest exempt pursuant to Sections 871(h) or 881(c) of the Code.

         (ii) Each Bank agrees at the Company's expense to complete, accurately and in a manner reasonably satisfactory to the Company and the Administrative Agent, and to execute, arrange for any required certification of, and deliver to the Company and the Administrative Agent (or to such government or taxing authority as the Company or Administrative Agent reasonably directs), any other form or document that may be required under the laws of any jurisdiction outside the United States to allow any Borrower or Guarantor to make a payment under this Agreement or the other Credit Documents without any deduction or withholding for or on account of any taxes of the type described in Section 17.1 hereof or with any such deduction or withholding for or on account of such taxes at a reduced rate, in each case so long as such Bank is (i) legally entitled to provide such certification and deliver such form or document and (ii) such action is consistent with its overall tax policies and is not otherwise, in the judgment of such Bank, impractical or disadvantageous in any material respect to such Bank.

         (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to any Borrower or the Administrative Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 17.1 or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Company or such Borrower and the Administrative Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

         (d) Lending Office. Each Bank will use reasonable efforts to make its Loans from its Lending Offices in jurisdictions in which liability for taxes with respect to the payments and remittances described in Section 17.1(a) above will be eliminated or minimized unless to do so would, in the judgment of such Bank, be impractical or disadvantageous to such Bank. The parties hereto understand and agree that such agreement by each Bank is an agreement by such Bank only and not binding on any Affiliates of such Bank.

         (e) Change of Office or Failure to Provide Tax Forms. Notwithstanding any provision of Section 17.1(a) above to the contrary, the Borrower shall not have any obligation to pay any taxes or to indemnify any Bank for such taxes pursuant to this Section 17.1 to the extent that such taxes result from (i) the failure of any Bank to comply with its obligations pursuant to Section 17.1(b) or (ii) any representation made on Form 1001, 4224 or W-8 or successor applicable form or certification by any Bank incurring such taxes proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made or (iii) such Bank changing its Lending Office to a jurisdiction in which such taxes arise, except to the extent in the judgment of such Bank such change was required by the terms of this Agreement.

         Section 17.2. No Waiver of Rights. No delay or failure on the part of any Agent, Bank or Borrower or on the part of the holder or holders of any
Note in the exercise of any power or right afforded such party under any Credit Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Agents, the Banks, the Borrowers and the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

         Section 17.3. Non-Business Day. If any payment of principal or interest on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

         Section 17.4.    Documentary Taxes.  The Company and (subject to
Section 17.19 hereof) the other Borrowers agree that they will pay any documentary, stamp or similar taxes payable in respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

         Section 17.5. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

         Section 17.6. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 5.8, Section 14.3 and Section 17.15 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations.

         Section 17.7. Sharing of Set-Off. Each Bank agrees with each other Bank a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any of the Committed Loans or Reimbursement Obligations in excess of its ratable share (in accordance with its Percentage) of payments on all such Committed Obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Committed Loans or Reimbursement Obligations, or participations therein, held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this
Section 17.7, amounts owed to or recovered by, an Issuing Agent in connection with Reimbursement Obligations in which Banks have been required to fund their participation shall be treated as amounts owed to or recovered by such Issuing Agent as a Bank hereunder.

         Section 17.8. Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including telecopy or other electronic communication) and shall be given to a party hereunder at its address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the Administrative Agent and the Company, given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Banks and the Administrative Agent shall be addressed to their respective addresses, telecopier or telephone numbers set forth on the signature pages hereof, and to the Borrowers and the Guarantors in all cases to:

              General Binding Corporation
              One GBC Plaza
              Northbrook, Illinois 60062
              Telephone: (847) 272-3700
              Telecopy: (847) 272-7680
              Attention:  Edward J. McNulty, Vice President and
                  Chief Financial Officer
              cc:  Steven Rubin, Vice President, Secretary and General Counsel

         Each such notice, request or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 17.8 or on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, five (5) Business Days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section 17.8 or on the signature pages hereof; provided that any notice given pursuant to Sections 1, 2, 3 or 4 hereof shall be effective only upon receipt and notices described in clauses (i), (ii) and (iv) above that are received after normal business hours will be deemed received at the opening of business on the next business day.

         Section 17.9. Counterparts. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

         Section 17.10. Successors and Assigns. This Agreement shall be binding upon the Borrowers and their respective successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. No Borrower may assign any of its rights or obligations under any Credit Document without the written consent of all of the Banks.

         Section 17.11. Participants and Note Assignees. Each Bank shall have the right (with or without the Company's consent, which if requested shall not be unreasonably withheld) at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made, and Reimbursement Obligations and/or Revolving Credit Commitments held, by such Bank at any time and from time to time, and to assign its rights under such Loans or Reimbursement Obligations or the Notes evidencing such Loans; provided, however, that no (a) such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, and any agreement pursuant to which such participation or assignment of a Note or the rights thereunder is granted shall provide that the granting Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers under the Credit Documents, including, without limitation, the right to approve any amendment, modification or waiver of any provision thereof, except that if the Company consents to such participation, such agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i) of Section 17.13 hereof without the consent of such participant or assignee; and (b) no such assignee or participant shall have any rights under this Agreement except as provided in this Section 17.11, and no Agent shall have any obligation or responsibility to such participant or assignee, except that nothing herein provided is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Sections 5.8, 14.3 and 17.1 hereof but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation or assignment would have been entitled to receive with respect to the rights transferred. The Borrowers and Guarantors authorize each Bank to disclose to any purchaser or prospective purchaser of an interest in its Loans or Revolving Credit Commitment any financial or other information pertaining to the Company and its Subsidiaries, subject to Section 17.23 hereof. Nothing herein shall limit or otherwise affect the rights of a Bank to assign any of its rights hereunder and under its Notes to any Federal Reserve Bank.

         Section 17.12.   Assignment of Revolving Credit Commitments by Banks.
(a) Each Bank shall have the right at any time, with the prior written consent (which consent shall not be unreasonably withheld or delayed) of the Company and the Administrative Agent, to assign all or any part of its Revolving Credit Commitment (including the same percentage of its Committed Note, outstanding Committed Loans and participations in Letters of Credit and Swing Line Loans) to one or more other Persons; provided that each such assignment is in an amount of at least $7,500,000 (or $1,000,000 in the case of an assignment to another Bank) or the entire Revolving Credit Commitment of such assigning Bank, and if such assignment is not for such Bank's entire Revolving Credit Commitment, then such assigning Bank's Revolving Credit Commitment after giving effect to such assignment shall not be less than $10,000,000; provided further that no such consents from the Administrative Agent or Company shall be required if the assignee is another Bank or an Affiliate of the assigning Bank (provided that any such Affiliate of the assigning Bank complies with Section 17.1(b) hereof at the time of such assignment) and no such consent shall be required from the Company for any such assignment made during the continuance of any Event of Default. Each such assignment shall set forth the assignee's address for notices to be given under Section 17.8 hereof hereunder and its designated Lending Office pursuant to Section 14.4 hereof. Upon any such assignment, delivery to the Administrative Agent and the Company of an executed copy of such assignment agreement and the forms referred to in Section 17.1 hereof, if applicable, and, in the case of an assignment to a Person other than an Affiliate of the assigning Bank, the payment of a $3,000 recordation fee to the Administrative Agent, the assignee shall become a Bank hereunder, all Loans, participations in Letters of Credit and Swing Line Loans and the Revolving Credit Commitment it thereby holds shall be governed by all the terms and conditions hereof and the Bank granting such assignment shall have its Revolving Credit Commitment, and its obligations and rights in connection therewith, reduced by the amount of such assignment. At the time of the assignment the Company and other relevant Borrowers shall execute and deliver new Notes to the assignor and/or assignee.

         (b) Assignment of Commitments Under Certain Circumstances. If (a) the Company receives a notice or certificate from a Bank requesting an amount be paid to such Bank under Section 14.3 hereof and the Required Banks have not similarly made requests for payment arising out of the same circumstances or
(b) the obligation of any Bank to make or maintain any Eurocurrency Loan has terminated under Section 14.1 hereof and the obligations of the Required Banks to make or maintain Eurocurrency Loans have not similarly terminated by reason of the same circumstances or (c) any Bank shall fail or refuse to make or participate in any Loan or L/C Obligation as and when required by the terms of this Agreement or (d) any Borrower shall be required to make additional payments to any Bank under Section 17.1 hereof (or would be required to make such additional payments with respect to any future interest payment) or (e) any Bank is unable to make or fund a participation in any Loan denominated in an Alternative Currency and the Required Banks have not similarly been unable to make or participate in Loans in the same Alternative Currency under the same circumstances or (f) any Bank fails to consent to an Approved Jurisdiction to which the Required Banks have consented, the Company shall have the right, but not the obligation, at its own expense, upon notice to such Bank and the Administrative Agent, to replace such Bank with an assignee (in accordance with and subject to the restrictions contained in Section 17.12(a) hereof), and such Bank hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 17.12(a) hereof) all of such assigning Bank's interests, rights and obligations under this Agreement to such assignee; provided, however, that (A) no such assignment shall conflict with any law or any rule, regulation or order of any governmental authority,
(B) such assignee Bank shall pay to the affected Bank in immediately available funds on the date of such assignment the principal of the Loans made and Reimbursement Obligations funded by such Bank hereunder, (C) the Company must exercise its right to replace such Bank within one hundred twenty (120) days of the event giving rise to the Company's right to so replace such Bank, and (D) the Borrowers shall pay to the affected Bank in immediately available funds on the date of such assignment the interest accrued to the date of payment on the Loans made by such Bank hereunder and all other amounts accrued for such Bank's account or owed to it hereunder.

         (c) The Administrative Agent, acting for this purpose as agent of each Borrower, shall maintain at one of its offices in Chicago, Illinois a copy of each assignment delivered to it pursuant to paragraphs (a) or (b) above and a register for the recordation of the names and addresses of the Banks, and the Revolving Credit Commitment of, and principal amount of the Loans and L/C Obligations owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrowers, the Agents and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by each Borrower, Issuing Agent and Bank, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed assignment executed by an assigning Bank and an assignee pursuant to paragraphs (a) or (b) above, the recordation fee referred to in paragraph (a) above and the written consent of the Administrative Agent (and if required, the Company) to such assignment, the Administrative Agent shall (i) accept such assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks and other Agents.

         Section 17.13. Amendments. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Company (acting on behalf of all the Borrowers) , (b) the Required Banks, (c) if the rights or duties of any Agent are affected thereby, such Agent and (d) if the rights and duties of a Swing Line Bank are affected thereby, such Swing Line Bank; provided, however, that:

                 (i) no amendment or waiver pursuant to this Section 17.13 shall (A) increase any Commitment or increase the obligations of any Bank without the consent of such Bank or (B) reduce the amount of or postpone any fixed date for payment of any principal of any Loan or Reimbursement Obligation or of any fee payable hereunder without the consent of each Bank or (C) reduce the stated rate at which any interest is calculated or postpone any fixed date for payment of interest without the consent of each Bank;

                 (ii) no amendment or waiver pursuant to this Section 17.13 shall, unless signed by each Bank, change any provision of Section 11, this Section 17.13, or the definitions of Required Banks or Revolving Credit Termination Date, or affect the number of Banks required to take any action under the Credit Documents, or release any Borrower or Guarantor from its liability for any Obligations (except as permitted by Sections 12.1 or 12.12(b) hereof); and

                 (iii) no amendment or waiver shall, unless signed by the relevant Borrowing Subsidiary, (w) subject such Borrowing Subsidiary to any additional obligation beyond its obligation as a Guarantor hereunder, (x) increase the principal of or rate of interest on any outstanding Loan of such Borrowing Subsidiary, (y) accelerate the stated maturity of any outstanding Loan of such Borrowing Subsidiary or (z) change this clause (iii).

The Banks acknowledge and agree that the Company may from time to time request them to treat Acquisitions for purposes of determining Consolidated EBITDA (including, as used in such determination, Consolidated Interest Expense) in the same manner in which the Quartet Acquisition was treated in determining Consolidated EBITDA. The Banks further acknowledge and agree that such modifications to the computation of Consolidated EBITDA shall only require the approval of the Required Banks.

         Section 17.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

         Section 17.15. Legal Fees, Other Costs and Indemnification. The Company and (to the extent permitted by Section 17.19 hereof) the other Borrowers agree, jointly and severally, to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (which in any event may include allocated costs of in-house counsel) in connection with the preparation and negotiation of the Credit Documents, including without limitation, the reasonable fees and disbursements of Chapman and Cutler, counsel to the Administrative Agent, in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Company and (to the extent permitted by Section 17.19 hereof) the other Borrowers further agree, jointly and severally, to indemnify each Bank, each Agent, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and reasonable out-of-pocket expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto and in any event also including, without limitation, allocated costs of in-house counsel) which any of them may incur or pay arising out of or relating to any Credit Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Company and (to the extent permitted by Section 17.19 hereof) the other Borrowers, upon demand on any one or more of them by any Agent or Bank at any time, shall reimburse such Agent or Bank for any reasonable legal or other out-of-pocket expenses (which in any event may include allocated costs of in-house counsel) incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.

         Section 17.16. Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default and the acceleration of the maturity of the Notes or L/C Obligations pursuant to Section 13.2 or 13.3 hereof, each Bank and each subsequent holder of any Note is hereby authorized by each Borrower and Guarantor at any time or from time to time, without notice to the Borrowers, to the Guarantors or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time held or owing by that Bank or that subsequent holder to or for the credit or the account of any Borrower or Guarantor, whether or not matured, against and on account of the obligations and liabilities of any Borrower or Guarantor to that Bank or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (a) that Bank or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other Obligations shall have become due and payable pursuant to Section 13 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

         Section 17.17. Currency. Each reference in this Agreement to U.S. Dollars or to an Alternative Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of each Borrower and Guarantor in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such Person receives such payment. If the amount of the relevant currency so purchased is less than the sum originally due to such Person in the relevant currency, the relevant Borrower or Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the relevant Person in the specified currency plus (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Person under Section 17.7 hereof, such Person agrees to remit such excess to the Company.

         Section 17.18. Unlawful Interest. In no event shall the amount of interest due or payable hereunder or under the Notes or Applications exceed the maximum rate of interest allowed by applicable law in any jurisdiction, and if any such payment is inadvertently made to any Bank by any Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless such Borrower shall notify such Bank in writing that it elects to have such excess sum returned. It is the express intent of the parties hereto that the Borrowers not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by any Borrower under applicable law in any jurisdiction.

         Section 17.19.   Several Liability of Foreign Borrowers.
Notwithstanding anything in this Agreement to the contrary:

                 (a) All Guarantors (including without limitation the Company and the Domestic Borrowing Subsidiaries) are unconditionally and absolutely liable for all Obligations, as set forth more fully in
         Section 16 hereof.

                 (b) Each of the Foreign Borrowers shall be severally liable for its indebtedness and other Obligations under this Agreement and the other Credit Documents, and no Foreign Borrower shall be liable for the Obligations of any other Borrower under this Agreement and the other Credit Documents. Each Foreign Borrower shall be severally liable for all payments of the principal of and interest on Loans to and L/C Obligations of such Foreign Borrower, any amounts due with respect thereto pursuant to Sections 5.8 or 14.3 hereof and any other amount due hereunder that is specifically allocable to such Foreign Borrower or the Loans to or L/C Obligations of such Foreign Borrower. With respect to any other amount due hereunder, including fees, but excluding principal of and interest on any Loan or L/C Obligation, that is not specifically allocable to a particular Foreign Borrower, each Foreign Borrower shall be liable for such amount pro rata in the same proportion as such Foreign Borrower's outstanding Loans bear to the total of outstanding Loans to and L/C Obligations of all Borrowers (both Foreign and Domestic).

         Section 17.20. Entire Agreement. The Credit Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

         Section 17.21. Governing Law. This Agreement and the other Credit Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

         Section 17.22.   Submission to Jurisdiction; Waiver of Jury Trial.
The Company and each Guarantor hereby submit to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby. The Company and each Guarantor irrevocably waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE COMPANY, EACH BORROWER, EACH GUARANTOR, EACH AGENT, AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         Section 17.23. Confidentiality. Each Bank agrees to maintain in confidence and not to disclose without the Company's consent (other than to its employees, affiliates, auditors, counsel or other professional advisors, or to another Bank, each of which shall also be bound by this Section 17.23) any information concerning the Company or any of its Subsidiaries furnished pursuant to this Agreement which such Bank would reasonably expect to be confidential in nature; provided that any Bank may disclose any such information (a) that has become generally available to the public, (b) if required or appropriate in any report, statement or testimony submitted to any regulatory body having or claiming to have jurisdiction over such Bank, (c) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, or (e) to any prospective or actual participant or assignee under Sections 17.11 or 17.12 hereof in connection with any contemplated or actual transfer of an interest in such Bank's rights or obligations hereunder; provided, that (i) such actual or prospective transferee executes an agreement with such Bank containing provisions substantially identical to those contained in this Section 17.23 and (ii) in the case of any disclosure under subsection (c) above, such Bank shall (to the extent permitted by applicable law) notify the Company of such disclosure so that the Company may seek an appropriate protective order or waive such Bank's compliance with the provisions of this Section, it being understood that if the Company has no right to obtain such a protective order or if the Company does not commence procedures to obtain such a protective order within ten business days of the receipt of such notice, such Bank's compliance with this Section shall be deemed to have been waived with respect to such disclosure.

         Dated as of January 13, 1997.
                                          GENERAL BINDING CORPORATION

                                          By /s/ EDWARD J. McNULTY
                                             -----------------------------------
                                          Name Edward J. McNulty

                                          Title Vice President and Chief
                                            Financial Officer


                                          GBC BUSINESS EQUIPMENT, INC.


                                          By /s/ EDWARD J. McNULTY
                                             -----------------------------------
                                          Name Edward J. McNulty

                                          Title Vice President and Chief
                                             Financial Officer


                                          GBC INTERNATIONAL, INC.


                                          By /s/ EDWARD J. McNULTY
                                             -----------------------------------
                                          Name Edward J. McNulty

                                          Title Vice President and Chief
                                             Financial Officer

                                          PRO-TECH ENGINEERING CO., INC.

                                          By /s/ EDWARD J. McNULTY
                                             -----------------------------------
                                          Name Edward J. McNulty

                                          Title Vice President and Chief
                                             Financial Officer


                                          SICKINGER COMPANY


                                          By /s/ EDWARD J. McNULTY
                                             -----------------------------------
                                          Name Edward J. McNulty

                                          Title Vice President and Chief
                                             Financial Officer


                                          U.S. RING BINDER CORP.


                                          By /s/ EDWARD J. McNULTY
                                             -----------------------------------
                                          Name Edward J. McNulty
                                          Title Vice President and Chief
                                             Financial Officer


                                          VELOBIND, INCORPORATED


                                          By /s/ EDWARD J. McNULTY
                                             -----------------------------------
                                          Name Edward J. McNulty

                                          Title Vice President and Chief
                                             Financial Officer

          Accepted and Agreed to as of the day and year last above written.


111 West Monroe Street            HARRIS TRUST AND SAVINGS BANK,
Chicago, Illinois  60690            in its individual capacity as a Bank and
Telecopy:  (312) 461-2591           as Administrative Agent
Telephone:  (312) 461-2800
Revolving Credit
Commitment:  $40,000,000.00

                                  By  /s/ RICHARD P. BOTT
                                      -----------------------------------
                                  Name Richard P. Bott
                                  Title Vice President

Lending Offices:
Domestic Rate Loans:              111 West Monroe Street
                                  Chicago, Illinois 60690
Eurocurrency Loans:               Nassau Branch
                                  c/o 111 West Monroe Street
                                  Chicago, Illinois 60690
Bid Loans:                        111 West Monroe Street
                                  Chicago, Illinois 60690

          Accepted and Agreed to as of the day and year last above written.

135 South LaSalle Street          LASALLE NATIONAL BANK,
Chicago, Illinois  60603            in its individual capacity as a Bank
Telecopy:  (312) 606-8423           and as Co-Agent
Telephone:  (312) 904-2121
Revolving Credit
Commitment:  $27,500,000.00

                                  By  /s/ JAMES M. MINICH
                                     -----------------------------------
                                     James M. Minich
                                      Vice President

Lending Offices:
Domestic Rate Loans:              135 South LaSalle Street
                                  Chicago, Illinois  60603
Eurocurrency Loans:               135 South LaSalle Street
                                  Chicago, Illinois  60603
Bid Loans:                        135 South LaSalle Street
                                  Chicago, Illinois  60603

          Accepted and Agreed to as of the day and year last above written.


 One First National Plaza         THE FIRST NATIONAL BANK OF CHICAGO, in its
 Mail Suite 0088                  individual capacity as a Bank, as Co-
 Chicago, Illinois  60670-0088    Syndication Agent and as Co-Agent
 Telecopy:  (312) 732-1117        By /s/ JERRY KANE
 Telephone:  (312) 732-1614          -------------------------------
                                     Jerry Kane
 Revolving Credit                    Senior Vice President
 Commitment:  $35,000,000.00


Lending Offices:
Domestic Rate Loans:                       One First National Plaza

                                           Mail Suite 0088
                                           Chicago, Illinois 60670-0088
Eurocurrency Loans:                        One First National Plaza
                                           Mail Suite 0088
                                           Chicago, Illinois 60670-0088
Bid Loans:                                 One First National Plaza
                                           Mail Suite 0088
                                           Chicago, Illinois 60670-0088

          Accepted and Agreed to as of the day and year last above written.

One Wall Street, 19th Floor                THE  BANK OF NEW YORK,
Central Division                             in its individual capacity as a
New York, New York  10286                    Bank and as Co-Agent
Telecopy:  (212) 635-1208
Telephone:  (212) 635-8204
Revolving Credit
Commitment:  $35,000,000.00                By /s/ JOHN C. LAMBERT
                                              ----------------------------------
                                                   John C. Lambert
                                                   Vice President

Lending Offices:
Domestic Rate Loans:                       101 Barclay Street
                                           New York, New York 10286
                                           ABA # 021000018
                                           Commercial Loan Servicing Department
                                           GLA#: 111556
Eurocurrency Loans:                        101 Barclay Street
                                           New York, New York 10286
                                           ABA # 021000018
                                           Eurodollar/Cayman Funding Area
                                           GLA#: 111556
Bid Loans:                                 101 Barclay Street
                                           New York, New York 10286
                                           ABA # 021000018
                                           Special Financial Products Department
                                           Account # 803-329-7689

          Accepted and Agreed to as of the day and year last above written.

55 East Monroe                             CAISSE NATIONALE DE CREDIT
Chicago, Illinois 60608-5702                 Agricole, in its individual
Telecopy:  (312) 372-2830                    capacity as a Bank and as Co-Agent
Telephone:  (312) 917-7446
Revolving Credit
Commitment:  $30,000,000.00

                                           By /s/ DEAN BALICE
                                              ----------------------------------
                                                   Dean Balice
                                                   Senior Vice President
Lending Offices:
Domestic Rate Loans:                       55 East Monroe
                                           Chicago, Illinois 60608-5702
Eurocurrency Loans:                        55 East Monroe
                                           Chicago, Illinois 60608-5702
Bid Loans:                                 55 East Monroe
                                           Chicago, Illinois 60608-5702

          Accepted and Agreed to as of the day and year last above written.

500 Woodward Avenue                        COMERICA BANK
Mail Code 3241
Detroit, Michigan  48226
Telecopy:  (313) 222-5759
Telephone:  (313) 222-9175                 By /s/ JEFFREY P. BRADLEY
Revolving Credit                             -----------------------------------
Commitment:  $35,000,000.00                        Jeffrey P. Bradley
Lending Offices:                                   Vice President
Domestic Rate Loans:
                                           500 Woodward Avenue
                                           Mail Code 3241
Eurocurrency Loans:                        Detroit, Michigan  48226
                                           500 Woodward Avenue
                                           Mail Code 3241
Bid Loans:                                 Detroit, Michigan  48226
                                           500 Woodward Avenue
                                           Mail Code 3241
                                           Detroit, Michigan  48226

          Accepted and Agreed to as of the day and year last above written.

227 West Monroe Street                     BANK OF TOKYO-MITSUBISHI (CHICAGO)
Suite 2300
Chicago, Illinois  60606
Telecopy:  (312) 696-4535
Telephone:  (312) 696-4663                 By /s/ NOBORU KOBAYASHI
Revolving Credit                             -----------------------------------
Commitment:  $22,500,000.00                        Noboru Kobayashi
Lending Offices:                                   Senior Vice President
Domestic Rate Loans:
                                           227 West Monroe Street
                                           Suite 2300
Eurocurrency Loans:                        Chicago, Illinois  60606
                                           227 West Monroe Street
                                           Suite 2300
Bid Loans:                                 Chicago, Illinois  60606
                                           227 West Monroe Street
                                           Suite 2300
                                           Chicago, Illinois  60606

          Accepted and Agreed to as of the day and year last above written.

25 Park Place, 24th Floor                  SUNTRUST BANK, ATLANTA
Mail Code 124, P.O. Box 4418
Atlanta, Georgia  30303
Telecopy:  (404) 588-8505
Telephone:  (404) 658-4918                 By /s/ SHELLEY BROWNE
Revolving Credit                             -----------------------------------
Commitment:  $22,500,000.00                  Shelley Browne
Lending Offices:                             Vice President
Domestic Rate Loans:
                                           25 Park Place, 24th Floor
                                           Mail Code 124, P.O. Box 4418
Eurocurrency Loans:                        Atlanta, Georgia  30303
                                           25 Park Place, 24th Floor
                                           Mail Code 124, P.O. Box 4418
Bid Loans:                                 Atlanta, Georgia  30303
                                           25 Park Place, 24th Floor
                                           Mail Code 124, P.O. Box 4418
                                           Atlanta, Georgia  30303

          Accepted and Agreed to as of the day and year last above written.

#1 Mercantile Center, 12th Floor           MERCANTILE BANK NATIONAL
St. Louis, Missouri 63101                    ASSOCIATION
Telecopy:  (314) 425-2203
Telephone:  (314) 425-1967                 By /s/ DAVID HIGBEE
Revolving Credit                             -----------------------------------
Commitment:  $17,500,000.00                  David Higbee
Lending Offices:                             Vice President
Domestic Rate Loans:
                                           #1 Mercantile Center, 12th Floor
Eurocurrency Loans:                        St. Louis, Missouri 63101
                                           #1 Mercantile Center, 12th Floor
Bid Loans:                                 St. Louis, Missouri 63101
                                           #1 Mercantile Center, 12th Floor
                                           St. Louis, Missouri 63101

          Accepted and Agreed to as of the day and year last above written.

One First Union Center                     FIRST UNION NATIONAL BANK OF
NC 0745                                       NORTH CAROLINA
                                           Charlotte, North Carolina  28288-0745
Telecopy:  (314) 425-2203
Telephone:  (704)383-1392                  By /s/ THOMAS CAMBERN
Revolving Credit                             -----------------------------------
Commitment:  $17,500,000.00                  Thomas Cambern
Lending Offices:                             Vice President
Domestic Rate Loans:

                                           One First Union Center
                                           NC 0745
Eurocurrency Loans:                        Charlotte, North Carolina 28288-0745
                                           One First Union Center
                                           NC 0745
Bid Loans:                                 Charlotte, North Carolina 28288-0745
                                           One First Union Center
                                           NC 0745
                                           Charlotte, North Carolina 28288-0745

          Accepted and Agreed to as of the day and year last above written.

1900 East Ninth Street                     NATIONAL CITY BANK
Cleveland, Ohio 44114
Diego Tobon
Locator 2104
Telecopy:  (216) 575-9396
Telephone:  (216) 575-3115                 By /s/ DIEGO TOBON
Revolving Credit                             -----------------------------------
Commitment:  $20,000,000.00                  Diego Tobon
Lending Offices:                             Vice President
Domestic Rate Loans:
                                           1900 East Ninth Street
                                           Cleveland, Ohio 44114
                                           Diego Tobon
Eurocurrency Loans:                        Locator 2104
                                           1900 East Ninth Street
                                           Cleveland, Ohio 44114
                                           Diego Tobon
Bid Loans:                                 Locator 2104
                                           1900 East Ninth Street
                                           Cleveland, Ohio 44114
                                           Diego Tobon
                                           Locator 2104

          Accepted and Agreed to as of the day and year last above written.

227 West Monroe Street                     CREDIT LYONNAIS CHICAGO BRANCH
Suite 3800
Chicago, Illinois  60606
Telecopy:  (312) 641-0527
Telephone:  (312) 220-7317                 By /s/ MARY ANN KLEMM
Revolving Credit                             -----------------------------------
Commitment:  $17,500,000.00                  Mary Ann Klemm
Lending Offices:                             Vice President and Group Head
Domestic Rate Loans:
                                           227 West Monroe Street
                                           Suite 3800
Eurocurrency Loans:                        Chicago, Illinois  60606
                                           227 West Monroe Street
                                           Suite 3800
Bid Loans:                                 Chicago, Illinois  60606
                                           227 West Monroe Street
                                           Suite 3800
                                           Chicago, Illinois  60606

          Accepted and Agreed to as of the day and year last above written.

181 West Madison Street                    THE BANK OF NOVA SCOTIA
Suite 3700
Chicago, Illinois 60602
Telecopy:  (312) 201-4108
Telephone:  (312) 201-4125                 By /s/ F.C.H. ASHBY
Revolving Credit                             -----------------------------------
Commitment:  $22,500,000.00                  F.C.H. Ashby
Lending Offices:                             Senior Manager, Loan Operations
Domestic Rate Loans:
                                           Atlanta Agency
                                           600 Peachtree Street NE, Suite 2700
                                           Atlanta, Georgia 30308
Eurocurrency Loans:                        Attn: Vicki Gibson
                                           Atlanta Agency
                                           600 Peachtree Street NE, Suite 2700
                                           Atlanta, Georgia 30308
Bid Loans:                                 Attn: Vicki Gibson
                                           New York Agency
                                           1 Liberty Plaza
                                           New York, New York 10006
                                           Attn: Sarah Schramm

          Accepted and Agreed to as of the day and year last above written.

181 West Madison                           SOCIETE GENERALE CHICAGO BRANCH
Suite 3400
Chicago, Illinois  60602
Telecopy:  (312) 578-5099
Telephone:  (312) 578-5005                 By /s/ JOSEPH A. PHILBIN
Revolving Credit                             -----------------------------------
Commitment:  $17,500,000.00                  Joseph A. Philbin
Lending Offices:                             Vice President
Domestic Rate Loans:
                                           181 West Madison
                                           Suite 3400
Eurocurrency Loans:                        Chicago, Illinois  60602
                                           181 West Madison
                                           Suite 3400
Bid Loans:                                 Chicago, Illinois  60602
                                           181 West Madison
                                           Suite 3400
                                           Chicago, Illinois  60602

          Accepted and Agreed to as of the day and year last above written.

190 South LaSalle Street                   THE LONG-TERM CREDIT BANK OF JAPAN,
Suite 800                                    LTD. CHICAGO BRANCH
Chicago, Illinois  60603
Telecopy:  (312) 704-8505
Telephone:  (312) 704-5482                 By /s/ RICHARD E. STAHL
Revolving Credit                              ----------------------------------
Commitment:  $17,500,000.00                Name  Richard E. Stahl
Lending Offices:                                --------------------------------
Domestic Rate Loans:                       Title  Senior Vice President and
                                                   Joint General Manager

                                           190 South LaSalle Street
Eurocurrency Loans:                        Suite 800
                                           Chicago, Illinois  60603
                                           190 South LaSalle Street
Bid Loans:                                 Suite 800
                                           Chicago, Illinois  60603
                                           190 South LaSalle Street
                                           Suite 800
                                           Chicago, Illinois  60603

          Accepted and Agreed to as of the day and year last above written.

425 Lexington Avenue                       CIBC, INC.
New York, New York
Telecopy:  (212) 856-3991
Telephone:  (212) 856-3650                 By /s/ TIMOTHY E. DOYLE
Revolving Credit                             -----------------------------------
Commitment:  $22,500,000.00                  Timothy E. Doyle
Lending Offices:                             Managing Director
Domestic Rate Loans:
                                           Two Paces West
                                           2727 Paces Ferry Road
                                           Suite 1200
Eurocurrency Loans:                        Atlanta, Georgia 30339
                                           Two Paces West
                                           2727 Paces Ferry Road
                                           Suite 1200
Bid Loans:                                 Atlanta, Georgia 30339
                                           Carol Kizzia
                                           425 Lexington Avenue
                                           New York, New York 10016

EXHIBIT A        -        Committed Loan Note

EXHIBIT B        -        Bid Note

EXHIBIT C        -        Domestic Swing Line Note

EXHIBIT D        -        Multicurrency Swing Line Note

EXHIBIT E        -        Notice of Payment Request

EXHIBIT F        -        Bid Note Request Confirmation

EXHIBIT G        -        Invitation to Bid

EXHIBIT H        -        Confirmation of Bid

EXHIBIT I        -        Notice of Acceptance of Bid

EXHIBIT J        -        Opinion of Counsel

EXHIBIT K        -        Compliance Certificate

EXHIBIT L        -        Form Election to Participate

EXHIBIT M        -        Form Election to Terminate

EXHIBIT N        -        Opinion of Counsel

EXHIBIT O        -        Subsidiary Guarantee Agreement

EXHIBIT P        -        Outside Investment List

SCHEDULE 9.2     -        List of Subsidiaries

SCHEDULE 9.6     -        Taxes

SCHEDULE 9.8     -        ERISA

SCHEDULE 9.12    -        Real Property

                                   EXHIBIT A
                              COMMITTED LOAN NOTE

_______ __, ____

         FOR VALUE RECEIVED, the undersigned, [General Binding Corporation] [Borrowing Subsidiary], a ____________ corporation (the "Borrower"), promises to pay to the order of [Name of Bank] (the "Bank") on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank (the "Administrative Agent"), in Chicago, Illinois, (or in the case of Committed Loans denominated in an Alternative Currency, at such office as the Administrative Agent has previously notified the Borrower) in the currency of such Committed Loan in accordance with Section 1.1 of the Credit Agreement, the aggregate unpaid principal amount of all Committed Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of such Committed Loans from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         The Bank shall record on its books or records or on a schedule attached to this Committed Loan Note, which is a part hereof, each Committed Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Committed Loan is a Domestic Rate Loan or a Eurocurrency Loan, the currency thereof and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Committed Loan Note all such amounts shall be recorded on a schedule attached to this Committed Loan Note. The record thereof, whether shown on such books or records or on a schedule to this Committed Loan Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Committed Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

         This Committed Loan Note is one of the Committed Loan Notes referred to in the Credit Agreement dated as of January 13, 1997, among General Binding Corporation, Harris Trust and Savings Bank, as Administrative Agent, and the Banks party thereto (the "Credit Agreement"), and this Committed Loan Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Committed Loan Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Committed Loan Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         Prepayments may be made hereon and this Committed Loan Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                       [BORROWER]

                                       [BORROWING SUBSIDIARY]
                                       By
                                         Its

                                   EXHIBIT B
                                    BID NOTE

_____________, ____

         FOR VALUE RECEIVED, the undersigned, [General Binding Corporation] [Borrowing Subsidiary], a ____________ corporation (the "Borrower"), promises to pay to the order of [Name of Bank] (the "Bank") on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank (the "Administrative Agent"), in Chicago, Illinois, (or in the case of Bid Loans denominated in an Alternative Currency, at such office as the Administrative Agent has previously notified the Borrower) in the currency of such Bid Loan in accordance with Section 2.1 of the Credit Agreement, the aggregate unpaid principal amount of all Bid Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Bid Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         The Bank shall record on its books or records or on a schedule attached to this Bid Note, which is a part hereof, each Bid Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Bid Loan is a Eurocurrency Bid Loan or a Stated Rate Bid Loan, the currency thereof and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Bid Note all such amounts shall be recorded on a schedule attached to this Bid Note. The record thereof, whether shown on such books or records or on a schedule to this Bid Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Bid Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

         This Bid Note is one of the Bid Notes referred to in the Credit Agreement dated as of January 13, 1997, among General Binding Corporation, Harris Trust and Savings Bank, as Administrative Agent, and the Banks party thereto (the "Credit Agreement"), and this Bid Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Bid Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Bid Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         Prepayments may be made hereon and this Bid Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                       [GENERAL BINDING CORPORATION] [BORROWING
                                          SUBSIDIARY]
                                       By

                                       Its

                                   EXHIBIT C
                            DOMESTIC SWING LINE NOTE


$25,000,000.00
January __, 1997

         FOR VALUE RECEIVED, the undersigned, [General Binding Corporation] [Borrowing Subsidiary], a ____________ corporation (the "Borrower"), promises to pay to the order of Harris Trust and Savings Bank (the "Bank") on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank, in Chicago, Illinois, the principal sum of (i) Twenty Five Million and 00/100 Dollars ($25,000,000.00), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Domestic Swing Line Loans owing from the Borrower to the Bank under the Domestic Swing Line Commitment provided for in the Credit Agreement.

         The Bank shall record on its books or records or on a schedule attached to this Domestic Swing Line Note, which is a part hereof, each Domestic Swing Line Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon and the interest rates and Interest Period applicable thereto, provided that prior to the transfer of this Domestic Swing Line Note all such amounts, interest rates and Interest Periods shall be recorded on a schedule attached to this Domestic Swing Line Note. The record thereof, whether shown on such books or records or on a schedule to this Domestic Swing Line Note, shall be prima facie evidence of the same; provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Domestic Swing Line Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

         This Domestic Swing Line Note is one of the Domestic Swing Line Notes referred to in the Credit Agreement dated as of January 13, 1997, among General Binding Corporation, Harris Trust and Savings Bank, as Administrative Agent, and the Banks party thereto (the "Credit Agreement"), and this Domestic Swing Line Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Domestic Swing Line Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Domestic Swing Line Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         Prepayments may be made hereon and this Domestic Swing Line Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                       [GENERAL BINDING CORPORATION] [BORROWING
                                         SUBSIDIARY]
                                       By

                                       Its

                                   EXHIBIT D
                         MULTICURRENCY SWING LINE NOTE


January __, 1997

         FOR VALUE RECEIVED, the undersigned, [General Binding Corporation] [Borrowing Subsidiary], a ____________ corporation (the "Borrower"), promises to pay to the order of LaSalle National Bank (the "Bank") on the Revolving Credit Termination Date of the hereinafter defined Credit Agreement, at such office as the Bank has previously notified the Borrower, in the currency of such Multicurrency Swing Line Loan in accordance with Section 4.1 of the Credit Agreement, the aggregate unpaid principal amount of all Multicurrency Swing Line Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Multicurrency Swing Line Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         The Bank shall record on its books or records or on a schedule attached to this Multicurrency Swing Line Note, which is a part hereof, each Multicurrency Swing Line Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, the currency thereof and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Multicurrency Swing Line Note all such amounts, currencies, interest rates and Interest Periods shall be recorded on a schedule attached to this Multicurrency Swing Line Note. The record thereof, whether shown on such books or records or on a schedule to this Multicurrency Swing Line Note, shall be prima facie evidence of the same; provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Multicurrency Swing Line Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

         This Multicurrency Swing Line Note is one of the Multicurrency Swing Line Notes referred to in the Credit Agreement dated as of January 13, 1997, among General Binding Corporation, Harris Trust and Savings Bank, as Administrative Agent, and the Banks party thereto (the "Credit Agreement"), and this Multicurrency Swing Line Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Multicurrency Swing Line Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Multicurrency Swing Line Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         Prepayments may be made hereon and this Multicurrency Swing Line Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                       [GENERAL BINDING CORPORATION] [BORROWING
                                          SUBSIDIARY]
                                       By

                                       Its

                                   EXHIBIT E
                           NOTICE OF PAYMENT REQUEST


[Name of Bank]
[Date]
[Address]
Attention:

         Reference is made to the Credit Agreement, dated as of January 13, 1997 among General Binding Corporation, Harris Trust and Savings Bank, as Administrative Agent, and the Banks party thereto (the "Credit Agreement"). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [[General Binding Corporation] [Borrowing Subsidiary] has failed to pay its Reimbursement Obligation in the amount of $__________. Your Bank's Percentage of the unpaid Reimbursement Obligation is $____________] or [the Administrative Agent has been required to return a payment by [General Binding Corporation] [Borrowing Subsidiary] of a Reimbursement Obligation in the amount of $____________. Your Bank's Percentage of the returned Reimbursement Obligations is $____________.]

                                  Very truly yours,

                                  HARRIS TRUST AND SAVINGS BANK, as
                                     Administrative Agent for the Banks


                                  By

                                  Its

                                   EXHIBIT F
                         BID LOAN REQUEST CONFIRMATION

                                                                          [Date]

Harris Trust and Savings Bank,
  as Administrative Agent for the Banks
  party to the Credit Agreement
  referred to below
111 West Monroe Street
Chicago, Illinois  60690
Attention:  Agency Services

         The undersigned, [General Binding Corporation] [Borrowing Subsidiary] (the "Borrower") refers to the Credit Agreement dated as of January 13, 1997 (the "Credit Agreement"), among General Binding Corporation, the Banks named therein, Harris Trust and Savings Bank as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Borrower hereby confirms that it has, on the date hereof, given you notice pursuant to Section 2.2 of the Credit Agreement that it requests a Bid Loan Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Bid Loan Borrowing is requested to be made:

 (A) Type of Bid Loan Borrowing(1)
                                                                                     --------------

 (B) Date of Bid Loan Borrowing(2)                                                   [Business Day]
                                                                                     --------------

 (C)   Currency
                                                                                     --------------
 (D)   Borrower
                                                                                     --------------

----------------

(1) Stated Rate or Eurocurrency.

(2) The Bid Loan Request Confirmation must be received on a Business Day by the Agent not later than 2:30 p.m. (Chicago time) one (1) Business Day before the proposed Borrowing Date in the case of Stated Rate Bid Loans and five
    (5) Business Days before the proposed Borrowing Date in the case of Eurodollar Bid Loans.

 (E)  Aggregate Principal Amount of        Stated Rate                               Eurocurrency
                                           -----------                               ------------
        Bid Loan Borrowing(3)
                                           ---------------                           ---------------
 (F)  Maturities(4)
                                           ---------------                           ---------------
                                           ---------------                           ---------------
                                           ---------------                           ---------------
 (G)  If applicable, maximum amount
        requested for each maturity
                                           ---------------                           ---------------
                                           ---------------                           ---------------
                                           ---------------                           ---------------
 (H)  Place of disbursement
                                           ---------------                           ---------------


Upon acceptance of any or all of the Bids offered by Banks in response to this request, the Borrower shall be deemed to affirm as of such date the representations and warranties made in the Credit Agreement to the extent specified in Section 8 thereof.

                                  Very truly yours,



                                  [GENERAL BINDING CORPORATION] [BORROWING
                                    SUBSIDIARY]



                                  By

                                  Its




-----------------

(3) Not less than an Original Dollar Amount of $3,000,000 and in integral multiples of 1,000,000 units of the relevant currency.

(4) List up to 3 maturities of 1 to 180 days in the case of Stated Rate Bid Loans and 1, 2, 3, 4, 5 or 6 months in the case of Eurocurrency Bid Loans, but never beyond the Termination Date.

                                   EXHIBIT G
                               INVITATION TO BID

[Name of Bank]
[Date]
[Address]
Attention:

         Reference is made to the Credit Agreement, dated as of January 13, 1997 (the "Credit Agreement") among General Binding Corporation, the Banks named therein, Harris Trust and Savings Bank as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrower] [Borrowing Subsidiary] made a Bid Loan Request on ______________, 19__ pursuant to Section
2.2 of the Credit Agreement, and in that connection you are invited to submit a Bid by [Date](5) . Your Bid must comply with Section 2.2 of the Credit Agreement and the terms set forth below on which the Bid Loan Request was made.

         (A)     Type (Stated Rate or Eurocurrency)
                                                                        ---------------------
         (B)     Date of Proposed Bid Loan Borrowing
                                                                        ---------------------
         (C)     Currency
                                                                        ---------------------
         (D)     Borrower
                                                                        ---------------------
                                                   Stated Rate               Eurocurrency
                                                   -----------               ------------

         (E)     Aggregate Principal Amount
                 of Bid Loan
                                                  -----------------     ---------------------
         (F)     Maturities and maximum
                 amount, if different from
                 (E), for any maturity
                                                  -----------------     ---------------------
         (G)     Place of disbursement
                                                  -----------------     ---------------------
         (H)     Place of payment
                                                  -----------------     ---------------------


                                  Very truly yours,



                                  HARRIS TRUST AND SAVINGS BANK,
                                    as Administrative Agent for the Banks

                                  By

                                  Its


-----------------

(5) The Bid must be received by the Agent not later than 10:00 a.m., Chicago time, on the proposed Borrowing Date for Stated Rate Bid Loans and 3:00 p.m., Chicago time, four (4) Business Days prior to the proposed Borrowing Date for Eurocurrency Bid Loans.

                                   EXHIBIT H
                              CONFIRMATION OF BID

                                                                          [Date]

Harris Trust and Savings Bank,
  as Administrative Agent for the Banks party to the
  Credit Agreement referred to below
111 West Monroe Street
Chicago, Illinois  60690
Attention:  Agency Services

         The undersigned, NAME OF BANK], refers to the Credit Agreement dated as of January 13, 1997 (the "Credit Agreement") among General Binding Corporation, the Banks named therein, Harris Trust and Savings Bank as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The undersigned hereby confirms that on the date hereof it has made a Bid pursuant to Section 2.2 of the Credit Agreement, in response to the Bid Loan Request made by [General Binding Corporation] [Borrowing Subsidiary] on _____________, 19__, and in that connection sets forth below the terms on which such Bid is made:

         Type (Stated Rate or Eurocurrency):
                                                -----------------------
         Currency
                                                -----------------------
         Date of proposed Bid Loan Borrowing:                          (6)
                                                -----------------------
         Borrower
                                                -----------------------
         Place of disbursement/payment                       /
                                                ------------  ---------

                                           Interest Rate or spread
Principal Amount(7)       Maturity(8)      above or below LIBOR(9)
----------------          --------         --------------------




                                  Very truly yours,
                                  [NAME OF BANK]


                                  By

                                  Its



-----------------

(6) As specified in the related Invitation to Bid.

(7) Principal amount of bid for each maturity may not exceed the principal amount requested by the Company or the maximum amount requested for that maturity, whichever is less. Bids must be made in a minimum an Original Dollar Amount of $3,000,000 and in integral multiples of 1,000,000 units of the relevant currency.

(8) List each maturity of 1 to 180 days in the case of Stated Rate Bid Loans and 1, 2, 3, 4, 5 or 6 months in the case of Eurocurrency Bid Loans.

(9) Specify rate of interest per annum for Stated Rate Bid Loans and percentage to be added to or subtracted from LIBOR for Eurocurrency Bid Rate Loans.

                                   EXHIBIT I
                          NOTICE OF ACCEPTANCE OF BID


[Name of Bank]
[Date]
[Address]
Attention:

         Reference is made to the Credit Agreement, dated as of January 13, 1997 (the "Credit Agreement") among General Binding Corporation, the Banks named therein, Harris Trust and Savings Bank as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrower] [Borrowing Subsidiary] made a Bid Loan Request on _____________, 19__ pursuant to Section
2.2 of the Credit Agreement, and in that connection you have submitted a Bid. Your Bid has been accepted as set forth below.

(A)      Type of Bid Loan
                                           ---------------
(B)      Date of Bid Loan Borrowing
                                           ---------------
(C)      Borrower
                                           ---------------
(D)      Place of disbursement/payment            /
                                           ------- --------


(E)      Aggregate principal amount                                       Interest
         of each Bid maturity and                                         Rate or
         interest rate            Principal                               Spread above or
                                  Amount       Currency     Maturity      below LIBOR
                                  -------      --------     --------      ---------------





                                       Very truly yours,

                                       HARRIS TRUST AND SAVINGS BANK,
                                       as Administrative Agent for the Banks

                                       By

                                       Its

                                 EXHIBIT J-1



To each of the Banks named in the
     hereinafter defined Credit Agreement

c/o HARRIS TRUST AND SAVINGS BANK,
     as Administrative Agent for the Banks party to the
     Credit Agreement referred to below
     111 West Monroe Street
     Chicago, Illinois  60690

Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 11.1(a) of the Credit Agreement, dated as of January 13, 1997 (the "Credit Agreement"), among General Binding Corporation, a Delaware corporation, the Banks named therein and Harris Trust and Savings Bank as Administrative Agent for the Banks. Unless otherwise defined herein, all capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

     I am the Vice President and General Counsel of the Company and have acted as counsel for the Company and for GBC Business Equipment Inc., a Florida corporation; GBC International, Inc., a Nevada corporation; Pro-Tech Engineering Co., Inc., a Wisconsin corporation; Sickinger Company, a Michigan corporation; U.S. RingBinder Corp., a Massachusetts corporation; and VeloBind, Incorporated, a Delaware corporation (the "Guarantors") in connection with the preparation, execution and delivery of the Credit Agreement.

     In that connection, I have examined originals or copies, certified or otherwise identified to my satisfaction, of:

     (1)  The Credit Agreement.

     (2)  The Notes executed by the Company on the date hereof.

     (3) The Certificate or Articles of Incorporation of the Borrower and each Guarantor, and all amendments thereto (the "Charters").

     (4) The by-laws of the Borrower and the Guarantors and all amendments thereto (the "By-laws").

     (5) A Certificate of the Secretary of State of each jurisdiction in which the Company or any Guarantor is organized, dated no earlier than _________________, attesting to the continued corporate existence and good standing of the Company or such Guarantor, as the case may be, in such jurisdiction.

The Credit Agreement and the Notes are hereinafter referred to as the "Loan Documents".

     I have also examined the originals, or copies certified to my satisfaction, of the documents listed in a certificate of the chief financial officer of the Company, dated the date hereof the "Certificate"), certifying that the documents listed in such certificate are all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, notes and other agreements or instruments, and all of the orders, writs, judgments, awards, injunctions and decrees, that affect or purport to affect the Company's or any Guarantor's right to borrow money or the Company's or any Guarantor's obligations under the Loan Documents. In addition, I have

January 13, 1997
Page 2



examined the originals, or copies certified to my satisfaction, of such (i) certificates of public officials, (ii) certificates of officers and representatives of the Company, and (iii) other documents and records, and I have made such inquiries of officers and representatives of the Company and the Guarantors, as I have deemed relevant or necessary as the basis for the opinions expressed below. I have relied as to factual matters upon, and assumed the accuracy of, such certificates and other statements, documents and records supplied to me by the Company and the Guarantors, and I have assumed the genuineness of all signatures (other than signatures of officers of the Company and the Guarantors) and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

     My opinions expressed below are limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal law of the United States.

     Based upon the foregoing and subject to the qualifications stated herein, I am of the opinion that, as of the date hereof:

     1. The Company and each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the corporate power to carry on its present business.

     2. The execution, delivery and performance of the Loan Documents by the Company and each Guarantor, and the consummation of the transactions contemplated thereby, are within the Company's and each Guarantor's respective corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Charters or the By-laws, or (ii) any contractual or legal restriction contained in any document listed in the Certificate or, to my knowledge, contained in any other similar document.

     3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance of the Loan Documents by the Company or any Guarantor.

     4. The Loan Documents have been duly executed and delivered on behalf of the Company and each Guarantor.

     5. To my knowledge, there are no pending or threatened actions or proceedings against the Company or any of its Subsidiaries before any court, governmental agency or arbitrator that purport to affect the legality, validity, binding effect or enforceability of the Credit Agreement or any of the Notes or the consummation of the transactions contemplated thereby, or that could reasonably be expected to result in a Material Adverse Effect.

     The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the Credit Agreement and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without my express prior written consent, except that you may furnish copies thereof to each party that becomes a Bank after the date hereof pursuant to the Credit Agreement, and such parties may rely on this opinion as if it had been originally addressed to them. You may also furnish copies thereof to any prospective participant or assignee, provided that such disclosure is subject to
Section 17.23 of the Credit Agreement.

January 13, 1997
Page 3



     I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed in numbered Paragraphs 1 through 5. The opinions expressed above are based solely on facts, laws and regulations existing and in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should such facts change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise, notwithstanding that such changes may affect the legal analysis or conclusions contained in this opinion.

     I am an employee, officer and stockholder of the Company.

                                             Very truly yours,

                                 EXHIBIT J-2

                                January 13, 1997


To each of the Banks named in the
     hereinafter defined Credit Agreement

c/o HARRIS TRUST AND SAVINGS BANK,
     as Administrative Agent for the Banks party to the
     Credit Agreement referred to below
     111 West Monroe Street
     Chicago, Illinois  60690

     Re: General Binding Corporation

Ladies and Gentlemen:

     We have acted as counsel to General Binding Corporation, a Delaware corporation (the "Company") and for GBC Business Equipment, Inc., a Florida corporation; GBC International, Inc., a Nevada corporation; Pro-Tech Engineering Co., Inc., a Wisconsin corporation; Sickinger Company, a Michigan corporation; U.S. RingBinder Corp., a Massachusetts corporation; and VeloBind, Incorporated, a Delaware corporation, in connection with the Credit Agreement of even date herewith (the "Credit Agreement") among the Company, the financial institutions parties thereto (the "Banks") and Harris Trust and Savings Bank, as Administrative Agent, and the transactions contemplated thereby. The Company and the Guarantors are collectively referred to herein as the "Loan Parties".

     This opinion is furnished to you at the request of the Company pursuant to
Section 11.1(a) of the Credit Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Credit Agreement, and the Notes executed by the Company in favor of the Banks signatory to the Credit Agreement on the date hereof (the "Notes"; and collectively with the Credit Agreement, the "Loan Documents").

     In rendering the opinions set forth herein, we have also examined originals or copies, certified to our satisfaction, of such (i) certificates of public officials, (ii) certificates of officers and representatives of the Loan Parties, and (iii) other documents and records, and we have made such inquiries of officers and representatives of the Loan Parties, as we have deemed relevant or necessary as the basis for such opinions. We have relied as to factual matters upon, and assumed the accuracy of, such certificates, the representations and warranties of the Loan Parties made in the Loan Documents and other statements, documents and records supplied to us by the Loan Parties, and we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Harris Trust and Savings Bank, et al.
January 13, 1997
Page 2




     In rendering the opinions set forth herein, we have assumed that:

           (i) all the parties to the Loan Documents are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate power to enter into the Loan Documents; and

           (ii) the execution and delivery of the Loan Documents have been duly authorized by all necessary corporate action and proceedings on the part of all parties thereto; the Loan Documents have been duly executed and delivered by all parties thereto and constitute the valid and binding obligation of all parties thereto other than the Loan Parties, enforceable against such parties in accordance with their respective terms.

     To the extent that our opinions expressed below involve conclusions as to the matters set forth or in paragraphs 1, 2, 3 and 4 of the opinion addressed to you, of even date herewith, of Steven Rubin, the General Counsel of the Company, we have assumed without independent investigation the correctness of the matters set forth in such paragraphs, our opinion being subject to the assumptions, qualifications and limitations set forth in such opinions with respect thereto.

     Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that, as of the date hereof:

     1. Each Loan Document constitutes the valid and binding obligation of the Loan Party executing the same, enforceable against each such party, respectively, in accordance with its terms.

     2. The execution, delivery and performance of the Loan Documents by the Loan Parties, and the consummation of the transactions contemplated thereby, do not contravene any law, rule or regulation applicable to any Loan Party (including, without limitation, any usury laws or Regulation U or Regulation X of the Board of Governors of the Federal Reserve System).

     3. Neither the Company nor any Guarantor is an "investment company" or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     Our opinions above are subject to the following qualifications:

     (a) Our opinions relating to validity, binding effect and enforceability in Paragraph 1 above are subject to limitations imposed by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally. In addition, our opinions relating to enforceability in paragraph 1 above are subject to (i) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (ii) limitations imposed by public policy under certain circumstances on the enforceability of provisions indemnifying a party against liability for its own wrongful or negligent acts. In applying principles of equity referred to in clause (i) above, a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial. Such principles applied by a court might include a requirement that a creditor act reasonably and in good faith.

Harris Trust and Savings Bank, et al.
January 13, 1997
Page 3





           (b) Certain remedial and waiver provisions of the Loan Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Loan Documents; however, the unenforceability of such provisions may result in delays in the enforcement of the Administrative Agent's and the Banks' rights and remedies under the Loan Documents (and we express no opinion as to the economic consequences, if any, of such delays).

           (c) We express no opinion as to the effect of the compliance or noncompliance of the Administrative Agent or any of the Banks with any state or federal laws or regulations applicable to the Administrative Agent or any of the Banks because of the Administrative Agent's or any of the Banks' legal or regulatory status, the nature of the business of the Administrative Agent or any of the Banks or the qualification of any such party to conduct business in any jurisdiction.

     The foregoing opinions are limited to the laws of the United States and the State of Illinois, and we express no opinion with respect to the laws of any other state or jurisdiction. In addition, except as otherwise specifically set forth herein, we express no opinion herein as to any of the topics listed under Section 19, "Specific Legal Issues," of the Third-Party Legal Opinion Report, Including the Legal Opinion Accord, of the Section of Business Law, American Bar Association, 47 Bus. Law. 167 (1991).

     The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the Credit Agreement and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without our express prior written consent, except that you may furnish copies thereof to each party that becomes a Bank after the date hereof pursuant to the Credit Agreement, and such parties may rely on this opinion as if it had been originally addressed to them. You may also furnish copies thereof to any prospective participant or assignee, provided that such disclosure is subject to Section 17.23 of the Credit Agreement.

     We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed in numbered Paragraphs 1 through 3. The opinions expressed above are based solely on facts, laws and regulations existing and in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such facts change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise, notwithstanding that such changes may affect the legal analysis or conclusions contained in this opinion.


                                                        Very truly yours,

                                   EXHIBIT K
                             COMPLIANCE CERTIFICATE

To:      The Banks parties to the
         Credit Agreement
         described below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of January 13, 1997, among General Binding Corporation, the Banks signatory thereto and Harris Trust and Savings Bank, as Administrative Agent for the Banks. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

                 1.       I am the duly elected _______________ of the Company;

                 2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

                 3. The examinations described in Paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

                 4. Schedule I attached hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         Described below are the exceptions, if any, to Paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, 19__.


                                       Name:

                                       Title:

                      SCHEDULE I TO COMPLIANCE CERTIFICATE
                          GENERAL BINDING CORPORATION
                  Compliance Calculations for Credit Agreement
                          Dated as of January 13, 1997
                   Calculations as of ________________, 19__


A.       CURRENT RATIO (SECTION 12.16 OF THE AGREEMENT)

         1.      Current Assets                                                                        $
                                                                                                         -----------------
                                                                                                                  A1

         2.      Current Liabilities (excluding Loans)                                                 $
                                                                                                         -----------------
                                                                                                                  A2

         3.      Ratio of Line A1 to Line A2                                                                   ____: 1.0
                                                                                                                  A3

         4.      Line A3 Ratio must be greater than:                                                           1.25: 1.0


         5.      Is Company in Compliance? (Circle Yes or No)                                                  Yes / No

B.       CONSOLIDATED SHAREHOLDER'S EQUITY (SECTION 12.15 OF THE AGREEMENT)

         1.      Consolidated Shareholder's Equity                                                     $
                                                                                                         -----------------
                                                                                                                  B1

          2.     Line B1 must be greater than or equal to
                 (the Minimum Required Amount):
                                                                                                       $
                                                                                                         -----------------

         3.      Is Company in Compliance? (Circle Yes or No)                                                  Yes / No


C.       LEVERAGE RATIO (SECTION 12.17 OF THE AGREEMENT)

         1.      Total Consolidated Debt                                                               $
                                                                                                         -----------------
                                                                                                                  C1


         2.      Consolidated Net Income for the specified fiscal quarter or                           $
                 quarters of the Company most recently completed                                         -----------------
                                                                                                                  C2

         3.      Interest Expense for the same period                                                  $
                                                                                                         -----------------
                                                                                                                  C3

         4.      Federal, state and local income taxes for the same period                             $
                                                                                                         -----------------
                                                                                                                  C4

         5.      Deprecation of fixed assets for the same period                                       $
                                                                                                         -----------------
                                                                                                                  C5

         6.      Amortization for the same period                                                      $
                                                                                                         -----------------
                                                                                                                  C6

         7.      Add Lines C2-C6 (Consolidated EBITDA)                                                 $
                                                                                                         -----------------
                                                                                                                  C7

         8.      Ratio of Line C1 to C7                                                                        _____ : 1.0

         9.      Line C8 Ratio must be less than or equal to:                                                  _____ : 1.0

         10.     Is Company in Compliance? (Circle Yes or No)                                                  Yes / No


D.       INTEREST COVERAGE RATIO (SECTION 12.18 OF THE AGREEMENT)

         1.      Interest Expense for the specified fiscal quarter or quarters of the                  $
                 Company most recently completed                                                         -----------------
                                                                                                                   D1


         2.      Consolidated EBITDA for the same period (from Line C7 above)                          $
                                                                                                         -----------------
                                                                                                                  D2


         3.      Ratio of Line D2 to Line D1                                                                   _____ : 1.0

         4.      Line D3 ratio must not be less than:                                                          _____ : 1.0


         5.      Is Company in Compliance? (Circle Yes or No)                                                  Yes / No

E.       LIMITATION ON OUTSIDE INVESTMENTS (SECTION 12.14(h) OF THE AGREEMENT)

         1.      Outside Investments as per Outside Investment List                                    $
                                                                                                         -----------------
                                                                                                                  E1

         2.      Base Outside Investment Amount                                                        $
                                                                                                         -----------------
                                                                                                                  E2

         3.      Incremental Outside Investment Amount                                                 $
                                                                                                         -----------------
                                                                                                                  E3

         4.      Line E2 plus Line E3                                                                  $
                                                                                                         -----------------
                                                                                                                  E4

         5.      Is Company in Compliance (Is Line E1 less than Line E4)? (Circle Yes or No)                   Yes / No

                                   EXHIBIT L
                        FORM OF ELECTION TO PARTICIPATE

                                                               ___________, 19__

HARRIS TRUST AND SAVINGS BANK,
  as Administrative Agent for the Banks party to the Credit Agreement referred to below
  111 West Monroe Street
  Chicago, Illinois 60690

Dear Sirs:

         Reference is made to the Credit Agreement, dated as of January 13, 1997 (the "Credit Agreement") among General Binding Corporation, the Banks named therein, Harris Trust and Savings Bank as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement.

         The undersigned, [name of Borrowing Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be a Borrowing Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that (i) it is a Wholly-Owned Subsidiary of the Borrower hereunder, (ii) it has irrevocably appointed the Borrower as its agent under Section 5.10 of the Credit Agreement;
(iii) the execution, delivery and performance by it of the Credit Agreement, this Election to Participate and the Notes which it has executed and delivered are within its corporate powers, have been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its charter or by-laws or of any agreement or instrument to which it is a party or is subject, or by which it, or its property, is bound, or of any judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, (iv) the Credit Agreement and the Notes constitute valid and binding obligations of the undersigned subject to general principles of equity and bankruptcy, reorganization, insolvency and similar laws of general application to enforcement of creditors' rights and (v) the representations and warranties set forth in Section 9 of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned hereby agrees to perform all the obligations of a Borrowing Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 17.16 thereof, as if the undersigned were a direct signatory party thereto.

         All notices to the undersigned under the Credit Agreement should be directed to General Binding Corporation at its address for notices specified pursuant to Section 17.8 of the Credit Agreement. This instrument shall be construed in accordance with and governed by the internal laws of the State of Illinois.

                                       Very truly yours,
                                       [NAME OF BORROWING SUBSIDIARY]
                                       By

                                       Name

                                       Title

         The undersigned hereby confirms that [name of Borrowing Subsidiary] is a Borrowing Subsidiary for purposes of the Credit Agreement described above.

                                       GENERAL BINDING CORPORATION
                                       By

                                       Name

                                       Title

         Receipt of the above Election to Participate is hereby acknowledged on and as of _____________________.

                                       HARRIS TRUST AND SAVINGS BANK,
                                       as Administrative Agent for the Banks
                                       By

                                       Name

                                       Title

                                   EXHIBIT M
                         FORM OF ELECTION TO TERMINATE

                                                               ___________, 19__


HARRIS TRUST AND SAVINGS BANK,
  as Administrative Agent for the Banks party to the Credit Agreement referred to below
  111 West Monroe Street
  Chicago, Illinois 60690

Dear Sirs:

         Reference is made to the Credit Agreement, dated as of January 13, 1997 (the "Credit Agreement") among General Binding Corporation, the Banks named therein, Harris Trust and Savings Bank as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement.

         The undersigned, [name of Borrowing Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to terminate its status as a Borrowing Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned hereby represents and warrants that all principal and interest on all Notes of the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned under the Credit Agreement or under any Note heretofore incurred.

         This instrument shall be construed in accordance with and governed by the internal laws of the State of Illinois.

                                       Very truly yours,

                                       [NAME OF BORROWING SUBSIDIARY]
                                       By

                                       Name

                                       Title

         The undersigned hereby confirms that the status of [name of Borrowing Subsidiary] as a Borrowing Subsidiary for purposes of the Credit Agreement described above is terminated as of the date hereof.

                                       GENERAL BINDING CORPORATION

                                       By

                                       Name

                                       Title

         Receipt of the above Election to Terminate is hereby acknowledged on and as of ______________________.

                                       HARRIS TRUST AND SAVINGS BANK,
                                       as Administrative Agent for the Banks

                                       By

                                       Name

                                       Title

                                   EXHIBIT N


To each of the Banks named in the
    hereinafter defined Credit Agreement
c/o HARRIS TRUST AND SAVINGS BANK,
  as Administrative Agent for the Banks party to the Credit Agreement referred to below
  111 West Monroe Street
  Chicago, Illinois 60690

Gentlemen:

         We have acted as counsel to [Name of Borrowing Subsidiary], a _____________ corporation (the "Borrower"), in connection with the authorization of and the execution and delivery of the Credit Agreement, dated as of January 13, 1997 (the "Credit Agreement") among General Binding Corporation, the Banks named therein, Harris Trust and Savings Bank as Administrative Agent for the Banks. All capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

         In our capacity as such counsel, we have made such investigations of fact and have considered such questions of law as we have deemed necessary for the purposes of this opinion, which is delivered to you pursuant to Section 11.3(a) of the Credit Agreement. Based on the foregoing, it is our opinion that:

                 (i) the Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power to carry on its present business; is duly licensed or qualified in all states and jurisdictions wherein the nature of the business carried on by it or the assets and properties owned or leased by it requires such qualification or licensing; and the Borrower has the corporate power and authority to enter into the Credit Agreement, to make the borrowings therein provided for, to issue its Notes, and to perform each and all of the matters and things therein provided for.

                 (ii) The Credit Agreement and the Notes delivered on the date hereof have been duly authorized, executed, and delivered by and on behalf of the Borrower and all constitute legal, valid, and enforceable obligations of the Borrower, except to the extent affected by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights and remedies generally and general principles of equity.

                 (iii) The Credit Agreement and the Notes, do not, nor will the performance or observance by the Borrower of any of the matters and things therein provided for, contravene any provision of law applicable to the Borrower, any judgment or decree applicable to the Borrower, the Articles of Incorporation, or By-laws of the Borrower, or, any indenture or material agreement to which the Borrower is a party or by which it or any of its properties is bound.

                 (iv) All authorizations, consents, approvals, filings, registrations, exemptions and regulatory approvals necessary to permit execution of the Credit Agreement and performance of its obligations thereunder by the Borrower, and to permit borrowings by the Borrower under the Credit Agreement and the issuance of the Notes, have been obtained and remain in full force and effect.

                 (v) There is no litigation or governmental proceeding pending or to the best of our knowledge threatened, against the Borrower which could reasonably be expected to (i) materially adversely affect the business and properties of the Borrower on a consolidated basis or (ii) impair the validity or enforceability of the Credit Agreement or the Notes or materially impair the ability of the Borrower to perform its obligations under the Credit Agreement or the Notes.

                 [(vi)    Except for ________, the execution and delivery of
         the Agreement and the Notes are not subject to any tax, duty, fee or other charge, including, without limitation, any registration or transfer tax, stamp duty or similar levy, imposed by or within [insert jurisdiction of incorporation] or any political subdivision or taxing authority thereof or therein.

                 (vii) Neither the Borrower nor its property has any right of immunity on grounds of sovereignty or otherwise from jurisdiction, attachment (before or after judgment) or execution in respect of any action or proceeding relating in any way to the Agreement or the Notes that may be brought in the courts of [insert jurisdiction of incorporation].

                 (viii) There are no legal impediments to your access to the courts of [insert relevant jurisdiction] nor shall you be required to qualify under any statute or law or pay any franchise tax, stamp tax or similar fee to gain such access, whether in respect of a direct suit on the Credit Agreement or a proceeding to register a judgment obtained before a court in the United States, except for such fees as would be required of plaintiffs, both resident and non-resident, in seeking access to the courts of [insert relevant jurisdiction]; nor except for ________, will you be resident, domiciled, carrying on business or otherwise subject to taxation in [insert relevant jurisdiction] by reason only of your execution, delivery or performance the Credit Agreement or enforcement of the Credit Agreement or the Notes;

                 (ix) The Borrower has the power to submit, and pursuant to the Credit Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of the courts of the State of Illinois and of the United States for the Northern District of Illinois in respect of any action or proceeding relating in any way to the Credit Agreement or the Notes.

                 (x) The choice by the parties to the Credit Agreement of the law of the State of Illinois as governing law should be recognized by the courts of ___________ as legal, valid and binding.(10)

         In rendering the opinions expressed above, we have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and corporate officers and such other papers and evidence as we have deemed relevant and necessary as a basis for this opinion.

                                       Respectfully submitted,





-----------------

(10) Insert for Non-U.S. Borrowing Subsidiaries.

                                   EXHIBIT O
                         SUBSIDIARY GUARANTEE AGREEMENT

                                                            _____________, 19___


HARRIS TRUST AND SAVINGS BANK,
  as Administrative Agent for the Banks party to the Credit Agreement referred to below
  111 West Monroe Street
  Chicago, Illinois 60690

Dear Sirs:

         Reference is made to the Credit Agreement, dated as of January 13, 1997 (the "Credit Agreement") among General Binding Corporation, the Banks named therein, Harris Trust and Savings Bank as Administrative Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement.

         The undersigned, [name of Guarantor], a [jurisdiction of incorporation] corporation, hereby elects to be a "Guarantor" for all purposes of the Credit Agreement, effective from the date hereof and the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 16 thereof, as if the undersigned were a direct signatory party thereto.

         The undersigned confirms that (i) it is a Domestic Material Subsidiary of the Company hereunder, (ii) the execution, delivery and performance by it of this Subsidiary Guarantee Agreement is within its corporate powers, have been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its charter or by-laws or of any agreement or instrument to which the Company or it is a party or is subject, or by which the Company or it, or the Company's or its property, is bound, or of any judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries and (iii) the representations and warranties set forth in Section 9 of the Credit Agreement are true and correct as to the undersigned as of the date hereof.

         This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.

                                       Very truly yours,

                                       [NAME OF GUARANTOR]

                                       By

                                       Name:

                                       Title:

                                   EXHIBIT P
                            OUTSIDE INVESTMENT LIST


To:      The Banks parties to the
         Credit Agreement
         described below

         This Outside Investment List is furnished pursuant to that certain Credit Agreement dated as of January 13, 1997, among General Binding Corporation, the Banks signatory thereto and Harris Trust and Savings Bank, as Administrative Agent for the Banks. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

                 Value                                 Description
                 ------                                -----------





         The undersigned hereby certifies that set forth below is an accurate summary of Outside Investments as of _______________________.



                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------